Exhibit 10.10

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

LEASE AGREEMENT

BETWEEN

GPT SUMMERVILLE OWNER LLC

a Delaware limited liability company,

as Landlord

and

THORNE RESEARCH, INC.

an Idaho corporation,

as Tenant

Address of Premises:

Omni Industrial Campus Lot 3, Summerville, South Carolina

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

TABLE OF CONTENTS

Article 1		1
1.1	Lease of Premises; Acquisition Contingency, Title and Condition	1
1.2	Use	4
1.3	Lease Term	5
1.4	Rent	7
1.5	Security Deposit	8

Article 2		9
2.1	Net Lease	9
2.2	Taxes and Assessments; Compliance with Law	10
2.3	Liens	13
2.4	Indemnification	14
2.5	Maintenance and Repair	15
2.6	Permitted Contests	16

Article 3		17
3.1	Condemnation and Casualty	17
3.2	Repair	19
3.3	Insurance	22
3.4	Alterations	25
3.5	Easements	29

Article 4		29
4.1	Assignment and Subletting	29

Article 5		33
5.1	Conditional Limitations; Default Provisions	33
5.2	Additional Rights of Landlord	36

Article 6		37
6.1	Notices and Other Instruments	37
6.2	Estoppel Certificates, Subordination, Non-Disturbance and Attornment; Financial Information	38

Article 7		40
7.1	Environmental Matters	40
7.2	Environmental Indemnity	43
7.3	Remediation/Compliance Standards; Tenant’s Right to Contest; Declaration of Environmental Restrictions	44

Article 8		44
8.1	No Merger	44
8.2	Holdover	45
8.3	Surrender	45

i

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

8.4	Severability; Binding Effect	45
8.5	Table of Contents and Headings	46
8.6	Counterparts	46
8.7	Recording of Lease	46
8.8	No Waiver, Amendments	46
8.9	No Brokers/Advisors	46
8.10	Governing Law	46
8.11	Waiver of Jury Trial	47
8.12	Conveyance by Landlord	47
8.13	Relationship of the Parties	47
8.14	Representation by Counsel	47
8.15	True Lease	47
8.16	Landlord’s Liability	47
8.17	Other Documents	48
8.18	Attorney Fees	48
8.19	Limitation on Liability; No Consequential Damages	48
8.20	Subordination/Waiver Of Landlord’s Lien	48
8.21	Entire Agreement	48

ii

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

LIST OF SCHEDULES

Schedule A	—	Description of Land

Schedule B	—	Landlord’s Account for Payment of Base Monthly Rent

Exhibit A	—	Construction Addendum

Exhibit B	—	Calculation of Base Rent

Exhibit C	—	Memorandum of Lease

Exhibit D	—	Building Expansion

i

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”), dated as of the 29th day of September, 2016 (the “Effective Date”), is made and entered into between GPT SUMMERVILLE OWNER LLC, a Delaware limited liability company (together with its successors and assigns, “Landlord”), having an address at c/o Gramercy Property Trust, 521 Fifth Avenue, 30th Floor, New York, New York 10175, and THORNE RESEARCH, INC., an Idaho corporation (together with its successors and assigns, herein called “Tenant”), having an address at 25820 Highway 2 West, Sandpoint, Idaho 83864.

ARTICLE 1

1.1 Lease of Premises; Acquisition Contingency, Title and Condition.

(a) In consideration of the rents and covenants herein stipulated to be paid and performed by Tenant and upon the terms and conditions herein specified, as of the Commencement Date (as hereinafter defined) unless this Lease is sooner terminated pursuant to Section 1.1(b) below or Sections 2.2 or 3.1 of Exhibit A attached hereto, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises (the “Premises”) consisting of:

(i) those certain parcels of land being commonly known as Omni Industrial Campus Lot 3, Summerville, South Carolina and more particularly described on Schedule A, attached hereto and made a part hereof, consisting of approximately 25.8 acres, together with all of the Landlord’s right, title and interest, if any, in and to (1) all easements, rights-of-way, appurtenances, and other rights and benefits belonging to such parcels of land, and (2) all public or private streets, roads, avenues, alleys, or passageways, open or proposed, on or abutting such parcels of land (collectively, the “Land”); and

(ii) the building to be located and constructed on the Land pursuant to Exhibit A attached hereto and made a part hereof, containing approximately 240,800 square feet of office, processing, storage and distribution space, together with all related nonstructural improvements and utilities to be located on the Premises, landscaping, site work improvement, all as initially described in the Preliminary Plans (as defined in Exhibit A attached hereto) and to be as more particularly shown and described in the Final Project Plans (as defined in Exhibit A attached hereto), together with all machinery, apparatus, equipment, fittings and appliances that are attached (or become attached in connection with its construction pursuant to Exhibit A, except as otherwise provided in Section 8.3) to the building or Land in a manner that such items cannot be removed or severed from the building or Land without causing material damage thereto and that are used in connection with the operation or maintenance of the building or Land, including all electrical, antipollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, refrigeration, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery; and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing, elevators, racking systems, shelves, power generators, hot water heaters, furnaces and sinks, and the Tenant Improvements (as hereinafter defined) (collectively, the “Building Improvements”).

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Notwithstanding anything to the contrary in the foregoing, the Premises shall not include Tenant’s business machinery, equipment, removable trade fixtures, motorized vehicles, tools, supplies and materials, security systems, cameras, inventory, stock in trade, pallets and other vehicles, furniture, copiers, computers, printers, scanners and office supplies, and the goods of Tenant’s customers or Tenant’s affiliates and other personal property and materials placed by Tenant or its affiliates or customers in or upon the Premises (collectively, the “Tenant’s Personal Property”), which shall remain the property of Tenant, or its affiliates or customers, as the case may be.

(b) This Lease is made subject to the condition that Landlord acquires fee title to the Premises on or before the Acquisition Deadline (defined below). If Landlord fails to acquire fee title to the Premises on or before the Acquisition Deadline, then this Lease shall be automatically terminated and of no further force or effect (subject, however, to the provisions hereof that expressly survive the termination of this Lease). If this Lease is terminated pursuant to this Section 1.1(b) for any reason other than termination of the Land Contract (defined below) due to a default by Landlord (as buyer), then Tenant shall reimburse Landlord, not later than ten (10) Business Days after receiving Landlord’s written demand (together with all supporting information reasonably requested by Tenant including, without limitation, work product prepared by third party vendors), for all costs and expenses incurred by Landlord in connection with the negotiation, preparation and performance of this Lease and/or Landlord’s acquisition or pursuit of the Premises, including (without limitation), Landlord’s travel and lodging expenses, reasonable attorney’s fees, non-refundable earnest money deposits under the Land Contract, fees, costs and expenses of architects, engineers, design professionals, surveyors and other consultants and contractors for or with respect to Landlord’s investigation of the Premises and preparation of plans and specifications for the improvements to be constructed hereunder, the Development Management G&A fees and Development Reimbursables. As used herein, the (i) “Acquisition Deadline” means September 30, 2016, subject to Landlord’s right to extend the Acquisition Deadline for up to an additional sixty (60) days by notice to Tenant not later than the original Acquisition Deadline, and (ii) the “Land Contract” means that certain Industrial Parcel Purchase and Sale Agreement dated April 19, 2016 between MWV-Omni, LLC, a Delaware limited liability company, as seller, and Clarius Partners, LLC, a Delaware limited liability company (“Clarius”), as buyer, as amended by (1) that certain Amendment to Industrial Parcel Purchase and Sale Agreement effective June 17, 2016, (2) that certain Amendment to Industrial Parcel Purchase and Sale Agreement effective July 13, 2016, (3) that certain Amendment to Industrial Parcel Purchase and Sale Agreement effective August 18, 2016, and (4) that certain Amendment to Industrial Parcel Purchase and Sale Agreement effective August 22, 2016, as assigned by Clarius to Landlord pursuant to that certain Assignment and Assumption of Purchase Agreement dated as of September 29, 2016, as the same may be amended or restated from time to time. Tenant’s obligations under this Section 1.1(b) shall survive the termination of this Lease.

(c) As of the Commencement Date (unless terminated sooner as provided in Section 1.1(b) above or Sections 2.2 or 3.1 of Exhibit A to this Lease), the Premises shall be leased to Tenant in their then present condition without representation or warranty by Landlord (but without limitation upon Landlord’s undertakings pursuant to Exhibit A attached hereto, subject to the existing state of title and any state of facts that an accurate survey or physical inspection might reveal, to all applicable Legal Requirements (as hereinafter defined) in effect as of and at any time after the Commencement Date, to all real estate taxes, assessments and water and sewer charges,

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

and to any matter of public record as of the date thereof, together with other easements, rights of way, declarations or other matters of public record contemplated by and consistent with the Final Project Plans (as defined in Exhibit A) or required by any governmental or quasi-governmental authority in connection with the Final Completion (as defined in Exhibit A) of the Building Improvements (collectively, “Development Easements”); provided, however, that in the event that any Development Easements or any other easements, rights of way, covenants, declarations, restrictions or comparable instruments are required or deemed appropriate by Landlord after the Effective Date (as opposed to those that are contemplated by and consistent with the Final Project Plans) that could reasonably be anticipated by Tenant to: (i) be materially detrimental to the proper conduct of the Tenant’s business at the Premises; or (ii) impair the use, occupancy or enjoyment of the Premises for the Permitted Use in any material respect, Landlord shall obtain Tenant’s written consent prior to granting the recordation of the same (which consent shall be granted or denied within ten (10) days of Tenant’s receipt of Landlord’s request therefor and shall not be unreasonably withheld, conditioned or delayed)). After the Commencement Date, Landlord shall not voluntarily record against the Land any easements, rights of way, restrictions, covenants, declarations or other comparable instruments without obtaining Tenant’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that Landlord shall be permitted to record easements, rights of way, restrictions, covenants, declarations or other comparable instruments required by governmental or quasi-governmental authorities without obtaining Tenant’s consent, but will provide Tenant twenty (20) days prior written (or so much notice as is practicable under the circumstances) notice of the same before agreeing to any such instruments (to the extent Landlord has the right to agree) and Tenant shall have the right to contest the same pursuant to Section 2.6.

(d) EXCEPT AS OTHERWISE EXPRESSLY AND SPECIFICALLY SET FORTH HEREIN AND FOR LANDLORD’S OBLIGATION TO ACHIEVE FINAL COMPLETION OF THE BUILDING IMPROVEMENTS IN ACCORDANCE WITH THIS LEASE AND EXHIBIT A ATTACHED HERETO, UPON SUBSTANTIAL COMPLETION OF THE BUILDING IMPROVEMENTS IN ACCORDANCE WITH EXHIBIT A ATTACHED HERETO, THE LEASE OF THE PREMISES SHALL BE ON AN “AS IS” BASIS, IT BEING AGREED THAT TENANT WILL ACCEPT AND LEASE THE PREMISES IN THEIR THEN PRESENT CONDITION, WITH ALL FAULTS. EXCEPT AS OTHERWISE EXPRESSLY AND SPECIFICALLY SET FORTH HEREIN, LANDLORD HEREBY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE RELATIVE TO THE PREMISES OR ANY COMPONENT PART THEREOF. EXCEPT AS OTHERWISE EXPRESSLY AND SPECIFICALLY SET FORTH HEREIN AND FOR LANDLORD’S OBLIGATION TO ACHIEVE FINAL COMPLETION OF THE BUILDING IMPROVEMENTS IN ACCORDANCE WITH THIS LEASE AND EXHIBIT A ATTACHED HERETO (WHICH SHALL NOT SURVIVE THE FINAL COMPLETION OF THE BUILDING IMPROVEMENTS IN ACCORDANCE WITH THE TERMS OF THIS LEASE), TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) VALUE, (v) COMPLIANCE WITH SPECIFICATIONS, (vi) LOCATION, (vii) USE, (viii) CONDITION, (ix) MERCHANTABILITY, (x) QUALITY, (xi) DESCRIPTION, (xii) DURABILITY, (xiii) OPERATION, (xiv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xv) COMPLIANCE OF THE PREMISES WITH ANY LAW OR LEGAL REQUIREMENT. TENANT ACKNOWLEDGES THAT THE PREMISES WILL BE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE PREMISES WILL HAVE BEEN INSPECTED BY TENANT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED WITH RESPECT TO ANY OF THE PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE. NOTWITHSTANDING THE FOREGOING, THE TERMS OF THIS SECTION SHALL BE WITHOUT LIMITATION UPON LANDLORD’S UNDERTAKINGS PURSUANT TO SECTION 1.2(b) HEREOF AND LANDLORD’S INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 5.2(b) HEREOF.

Notwithstanding anything contained herein to the contrary, Landlord acknowledges and agrees that: (i) Tenant may make or pursue a claim based upon contract, warranty, tort (including negligence of any nature), or other legal theory against the General Contractor (as defined in Exhibit A) and/or any of the subcontractors of the General Contractor, the developer, the Architect (as defined in Exhibit A), engineers, design professionals, and other consultants and contractors with respect to the construction of the Building Improvements pursuant to Exhibit A and (ii) Tenant may exercise the non-exclusive license rights granted by Landlord to Tenant pursuant to Section 2.5(c) herein, subject to Landlord’s right to enforce the same in the event of any breach, default or failure of performance by Tenant hereunder. Landlord shall use commercially reasonable efforts to secure on behalf of Tenant industry standard (or better) warranties from the General Contractor, its subcontractors, the developer, the Architect, engineers, design professionals, and other consultants and contractors, and at the request of Tenant, reasonably cooperate with Tenant, at Tenant’s sole cost and expense, in pursuing such claims and/or enforcing the Warranties (as defined below).

1.2 Use.

(a) Tenant may use, occupy and enjoy the Premises for, and only for, the Permitted Use (defined hereinafter). “Permitted Use” shall mean the use, occupancy and enjoyment of the Premises as a receiving, warehousing, shipping, manufacturing, development, testing, storage and distribution facility for Tenant’s nutritional supplements and related products, including office operations of Tenant and/or its affiliates (and related ancillary uses, including ATM machines and cafeteria use), or any other lawful use that is not a Prohibited Use (as defined hereinafter) and is approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned). As used herein, “Prohibited Use” means a use of all or a portion of the Premises for any of the following: (i) any use or purpose that is prohibited under any recorded restrictions applicable to the Premises or for which the consent or approval of a third-party is required unless such consent is obtained; (ii) any use or purpose that involves the manufacture,

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

use, treatment, release, discharge or storage of Hazardous Materials, other than on an incidental basis in accordance with all applicable Legal Requirements (including Environment Laws) in connection with the Permitted Use; (iii) any use or purpose that would require a special use permit or variance (or the equivalent) under local building and zoning regulations unless such special use permit or variance is obtained; (iv) any use or purposes that would result in materially increased insurance premiums for the Premises (as compared to the insurance premiums that would apply to standard manufacturing, warehouse and distributions facilities with ancillary office uses); and (v) any use (other than the Permitted Use) that is inconsistent with the character of the Building Improvements or the industrial campus in which the Premises is located. Landlord and its agents and designees may enter upon and examine the Premises at reasonable times after one (1) business day’s notice to Tenant and show the Premises to prospective purchasers, or mortgagees as long as such examination or showing shall not unreasonably interfere with the business operations of Tenant on the Premises. In no event shall the Premises or any portion thereof be used for any purpose other than a Permitted Use. Tenant shall not use, occupy or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises in a manner that would (i) violate any certificate of occupancy or equivalent certificate affecting the Premises or violate any zoning or other law, ordinance or regulation governing the Premises; or (ii) constitute a public or private nuisance or waste.

(b) Landlord hereby covenants that, so long as Tenant is not then in default of its obligations under this Lease beyond any period for the notice and cure thereof, then Tenant shall peaceably hold and quietly enjoy the Premises subject to the terms of this Lease without interruption by Landlord, or any person, firm or corporation claiming by or through Landlord.

1.3 Lease Term.

(a) The initial term of this Lease (the “Initial Term”) shall be for a period commencing as of the Substantial Completion Date (as defined in Exhibit A attached hereto) (the “Commencement Date”) and expiring on the last day of the calendar month in which occurs the twentieth (20th) anniversary of the Substantial Completion Date (the “Expiration Date”), unless terminated sooner as provided in this Lease, each successive twelve (12) month increment thereof being sometimes referred to herein as a “Lease Year”, except that the first Lease Year shall be the period commencing on the Commencement Date and expiring on the last day of the calendar month in which occurs the first (1st) anniversary of the Commencement Date.

(b) Tenant shall have two (2) successive five (5) year options to extend the Initial Term (each an “Option Term” and collectively, the “Option Terms”) upon the same terms and conditions then in effect, except as expressly otherwise provided herein, exercisable by the delivery of written notice to Landlord by Tenant not less than twelve (12) months prior to the expiration of the Initial Term or the then current Option Term, as the case may be,. The Initial Term and all Options Terms, if applicable, are collectively referred to as the “Lease Term” or the “Term”.

(c) The Base Monthly Rent rate payable during an Option Term shall equal the greater of: (i) the annual Base Monthly Rent payable immediately prior to the commencement of such Option Term multiplied by multiplied by one hundred two and 50/100 percent (102.50%), and (ii) the then Fair Market Rent (as defined below) for the Premises.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(d) If Tenant exercises an Option Term as provided herein, Landlord shall make the initial determination of the annual Fair Market Rent. Landlord shall notify Tenant in writing (the “FMR Notice”) of Landlord’s determination of the Fair Market Rent within thirty (30) days following receipt of Tenant’s renewal notice. Tenant shall notify Landlord in writing thirty (30) days of its receipt of Landlord’s FMR Notice whether or not it accepts Landlord’s determination of Fair Market Rent. If Tenant accepts Landlord’s determination, the Fair Market Rent shall be final and binding and Landlord shall prepare an amendment to this Lease that amends the Base Monthly Rent to reflect the new Fair Market Rent. Tenant’s failure to respond to Landlord’s FMR Notice within the thirty (30) day period shall be deemed an acceptance by Tenant of Landlord’s determination of Fair Market Rent. If Tenant delivers written notice (“Tenant’s Rejection Notice”) to Landlord within the thirty (30) day period rejecting Landlord’s determination of Fair Market Rent, the Parties agree to negotiate their differences in good faith within thirty (30) days (the “FMR Negotiation Period”) following Landlord’s receipt of Tenant’s Rejection Notice. If the parties fail to agree on a Fair Market Rent within the FMR Negotiation Period, then the parties agree to obtain an appraisal to determine the Fair Market Rent in accordance with the terms and conditions contained below.

(e) Landlord and Tenant each shall, within ten (10) days following the expiration of the FMR Negotiation Period, select an appraiser. Landlord’s appraiser and Tenant’s appraiser shall then, within ten (10) days following their appointment, designate a third appraiser. If the two appraisers cannot agree on the third appraiser within the ten (10) day period, Landlord and Tenant shall promptly make application to a court of competent jurisdiction seated in the county in which the Premises is located, to name the third appraiser. Each of the three appraisers shall: (i) be MAI certified by the Appraisal Institute/a member of the American Institute of Real Estate Appraisers or comparable organization; (ii) be licensed in the State of South Carolina; and (iii) have a minimum of ten (10) years’ experience in the business of appraising or managing commercial real estate or acting as a commercial real estate broker or agent in the vicinity of Summerville, South Carolina.

(f) Within twenty (20) days after his appointment, the third appraiser acting as an expert and not as an arbitrator, shall choose either the appraised value, made by either the Landlord’s appraiser or Tenant’s appraiser and such choice of the third appraiser. The third appraiser shall be limited to awarding only one or the other of the two figures submitted by the parties’ appraisers. In any litigation between the parties in which the determination of the appraiser is at issue, the determination shall be final and binding on the parties unless the court finds that the selected appraised value is clearly erroneous.

(g) For the purposes of this Section, the term “Fair Market Rent” shall mean the rent paid by commercial tenants in the vicinity of Summerville, South Carolina, taking into account: (i) the transaction is an “arm’s length” transaction; (ii) the value of the property is for the land and the improvements located on the land; and (iii) the value is determined as the Premises is currently then being used.

(h) Landlord and Tenant shall each be responsible for the costs of expenses of their own appraisers and shall each be responsible for one-half of the costs and expenses incurred by the third appraiser.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

1.4 Rent.

(a) Tenant shall pay Landlord in advance the Base Monthly Rent (defined hereinafter) commencing on the Base Rent Commencement Date (as defined in Exhibit A attached hereto) and, thereafter, on or before the first day of each succeeding calendar month (the “Payment Dates”). Base Monthly Rent shall be paid to Landlord by wire transfer in immediately available federal funds to the account set forth on Schedule B attached hereto or to such other account or to such address or to such other person as Landlord from time to time may designate to Tenant in writing. “Base Monthly Rent” shall mean an amount equal to 1/12th of the applicable Base Rent determined pursuant to, and in accordance with, Exhibit B attached hereto and made a part hereof (which Base Rent and Base Monthly Rent are subject to determination as described in Exhibit B attached hereto and made a part hereof). If any Payment Date falls due on a day that is not a Business Day, the Base Monthly Rent due and payable on such date shall be due and payable on the next succeeding Business Day without interest or penalty if paid on such succeeding Business Day. A “Business Day” is defined as any day other than a Saturday or Sunday or other day on which the banks in Charleston, South Carolina are authorized or required to be closed.

(b) If the Base Rent Commencement Date occurs on any date which is not the first calendar day of the applicable month, Tenant shall pay Base Monthly Rent on a pro rata basis for such partial calendar month.

(c) All taxes, costs, expenses and other amounts that Tenant is required to pay pursuant to this Lease (other than Base Rent), together with every fine, penalty, interest and cost that may be added for non-payment or late payment thereof, shall constitute additional rent (“Additional Rent”) required to be paid by Tenant on and after the Additional Rent Commencement Date (as defined in Exhibit A attached hereto). Base Rent and Additional Rent are referred to collectively as “Rent”. Subject to Tenant’s rights pursuant to Section 2.6 herein, if Tenant shall fail to pay any such Additional Rent within ten (10) days of receipt of written notice from Landlord that such amounts are due and owing (except that no such written notice shall be required for failure to pay Additional Rent consisting of insurance premiums, real estate taxes or other Impositions (defined hereinafter) that are billed directly to Tenant), Landlord shall have all rights, powers and remedies with respect thereto as are provided herein or by law in the case of non-payment of any Base Monthly Rent and shall, except as expressly provided herein, have the right to pay the same on behalf of Tenant. In such event and in the event that Tenant fails to timely pay any installment of Base Monthly Rent, Tenant shall pay to Landlord interest at a rate (the “Rate”) equal to the prime rate (or base rate) of interest per annum announced from time to time by Citibank, N.A., New York (“Citibank”) (whether or not such rate is actually charged by Citibank to any party, and, if Citibank shall discontinue the practice of announcing its prime rate (or base rate), then the highest rate charged by Citibank on short term, unsecured loans to its most creditworthy large corporate borrowers), plus five percent (5%) per annum; provided, however, if the Premises are then encumbered by an Indenture (defined hereinafter), then the Rate shall be equal to the default rate of interest per annum on Landlord’s financing of the Premises secured by such Indenture, so long as such default rate does not exceed the higher of five percent (5%) above the aforesaid prime (or base) rate or five percent (5%) above the interest rate applicable under the Indenture (but in no event shall the Rate exceed the maximum amount permitted by law), on all overdue Base Monthly Rent from the due date thereof until paid and on all overdue Base Monthly Rent, Additional Rent and other sums due hereunder, in each case paid by Landlord on behalf of Tenant or due from Tenant and unpaid, from the date of payment by Landlord or due date until repaid by Tenant. Tenant shall perform all of its obligations under this Lease at its sole cost and expense, and, shall pay all Rent when due and payable, without offset, notice or demand.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(d) After the date all or any portion of any installment of Base Monthly Rent is due and not paid, Tenant shall pay Landlord an amount equal to five percent (5%) of the amount of such unpaid installment or portion thereof, provided, however, that with respect to the first late payment of all or any portion of any installment of Base Monthly Rent in any consecutive twelve (12) month period, the late charge shall not be due and payable unless the Base Monthly Rent has not been paid within five (5) days’ following the due date thereof.

(e) Concurrent with each installment of Base Monthly Rent, Tenant shall pay to Landlord or to Landlord’s designee specified in writing to Tenant, an asset management fee equal to One Thousand Two Hundred Fifty and No/100 Dollars ($1,250.00).

1.5 Security Deposit. Tenant agrees to deposit with Landlord, upon Tenant’s execution of this Lease, a security deposit in the amount of Four Million Nine Hundred Thousand and No/100 Dollars ($4,900,000.00) (together with any Letter of Credit and the proceeds thereof, the “Security Deposit”), in the form of an unconditional, irrevocable letter of credit in a form reasonably acceptable to Landlord (“Letter of Credit”), as security for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. The Security Deposit shall be held by Landlord during the Lease Term in accordance with the provisions of this Section 1.5. Tenant shall have the right to substitute the Letter of Credit with another letter of credit (that meets the requirements of this Section 1.5) with Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(a) In the event of a sale or financing of the Premises by Landlord, Landlord shall have the right to transfer the Letter of Credit to such purchaser or Lender and upon purchaser’s or Lender’s receipt and acceptance thereof Landlord shall thereupon be released by Tenant from all liability for the return of such Letter of Credit. All fees and charges of the issuing bank to transfer the Letter of Credit or to re-issue the Letter of Credit in the name of the new beneficiary shall be paid for by Tenant. To the extent that the Letter of Credit shall have been actually transferred or delivered by Landlord to a new landlord, Tenant shall look solely to the new landlord for the return of the Letter of Credit and new landlord shall have assumed the obligation to return the same. The provisions hereof shall apply to every transfer or assignment of the Letter of Credit made to a new landlord.

(b) Upon an Event of Default by Tenant, Landlord may present the Letter of Credit for the payment of any sum then due hereunder or which Landlord may expend or be required to expend by reason of Tenant’s breach including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency shall have accrued before or after reentry by Landlord. If any of the Security Deposit shall be so used, applied, drawn down or retained by Landlord at any time or from time to time, Tenant shall promptly, in each such instance, within five (5) days of written demand therefore by Landlord, pay to Landlord such additional sums as may be necessary to restore the Security Deposit to the original amount set forth above, and Tenant’s failure to timely do so shall be deemed an Event of Default. Except as otherwise required by applicable Legal Requirements, Tenant shall not be entitled to any interest on the Security Deposit.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(c) If Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the Letter of Credit shall be returned to Tenant after all of the following have occurred: (a) the expiration of the Lease Term; (b) Tenant has vacated the Premises; (c) Tenant has surrendered the Premises to Landlord in accordance with this Lease; and (d) Landlord has made, within a reasonable period of time, a final determination of all amounts payable by Tenant hereunder and Tenant has paid same. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Letter of Credit, Landlord may return the Letter of Credit to the original Tenant, regardless of one or more assignments of this Lease.

(d) Notwithstanding any provision to the contrary in this Lease, if at any time during the Lease Term, as evidenced by the financial statements delivered by Tenant to Landlord pursuant to Section 6.2(b) of this Lease, (i) Tenant maintains (A) EBITDA (as hereinafter defined) of not less than [***], and (B) annual sales of not less than [***] over four consecutive fiscal quarters then the Security Deposit (and Letter of Credit) required to be maintained by Tenant under this Lease shall be reduced to Two Million Four Hundred Fifty Thousand and No/100 Dollars ($2,450,000.00); or (ii) Tenant maintains (A) EBITDA (as hereinafter defined) of not less than [***], and (B) annual sales of not less than [***] over four consecutive fiscal quarters then the Security Deposit (and Letter of Credit) required to be maintained by Tenant under this Lease shall be reduced to Zero. In addition, if at any time during the Lease Term Tenant achieves, or is merged with an entity that after such merger has, a Required Credit Rating (as hereinafter defined), the Security Deposit (and Letter of Credit) required to be maintained by Tenant under this Lease shall be reduced to Zero. In addition, if Tenant delivers a guaranty in a form reasonably acceptable to Landlord from an entity that purchases Tenant and such entity has a Required Credit Rating (as hereinafter defined), the Security Deposit (and Letter of Credit) required to be maintained by Tenant under this Lease shall be reduced to Zero. “EBITDA” means for the purposes hereof, income from operations plus depreciation, amortization and other non-cash charges incurred during the applicable twelve (12) month period including, without limitation, non-cash impairment charges.

ARTICLE 2

2.1 Net Lease.

(a) This Lease is a net lease and, any present or future law to the contrary notwithstanding, shall not terminate (except as otherwise expressly provided herein and permitted in Section 3.1(c) hereof or Sections 2.2 or 3.1 of Exhibit A attached hereto), nor shall Tenant be entitled to any abatement, reduction, diminution, set-off, counterclaim, defense or deduction with respect to any Base Rent, Additional Rent or other sums payable hereunder, nor shall the obligations of Tenant hereunder be affected, by reason of any of the following that occur on or after the Commencement Date: any damage to or destruction of the Premises or any portion thereof except as otherwise hereinafter expressly provided and permitted in connection with a Major Casualty (as hereinafter provided); any defect in the condition, design, operation or fitness for use of the Premises or any portion thereof; any taking of the Premises or any part thereof by condemnation or otherwise except as otherwise hereinafter expressly provided and permitted in

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

connection with a Major Condemnation (as hereinafter provided); any eviction by paramount title or otherwise (except for a breach of Section 1.2(b) above); the impossibility or illegality of performance by Landlord, Tenant or both; any action of any governmental authority (including, without limitation, any condemnation and changes in Legal Requirements, except as otherwise hereinafter expressly provided and permitted in connection with a Major Condemnation (as hereinafter provided)); construction on or renovation of the Premises; subject to Tenant’s rights under any non-disturbance agreement delivered to Tenant pursuant to Section 6.2(d) herein, any foreclosure, trustee’s sale or other exercise of remedies by the holder of an Indenture encumbering Landlord’s interest in the Premises (i.e., any Lender, as hereinafter defined); market or economic changes; or any failure of the Premises to comply with Legal Requirements. Except as otherwise expressly provided herein to the contrary, all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof that may arise or become due and payable during the Lease Term in accordance with the provisions hereof (whether or not the same shall become payable during the Lease Term or thereafter) shall be paid by Tenant. It is the purpose and intention of the parties to this Lease that the Rent due to Landlord hereunder shall be absolutely net to Landlord and that this Lease shall yield, net to Landlord, the Base Rent and other Rent payable to Landlord provided in this Lease. The parties intend that the obligations of Tenant hereunder shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Lease.

(b) Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate (except as otherwise expressly provided and permitted in Section 3.1(c) hereof or Sections 2.2 or 3.1 of Exhibit A to this Lease), rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court.

(c) Except as otherwise expressly provided and permitted in Section 3.1(c) hereof or Sections 2.2 or 3.1 of Exhibit A to this Lease, Tenant expressly and specifically waives all rights to terminate or surrender this Lease, or to any abatement, set off or deferment of any Rent. Notwithstanding anything contained herein to the contrary, Tenant has no right hereunder or otherwise to deduct from or setoff against Rent in any circumstance.

2.2 Taxes and Assessments; Compliance with Law.

(a) From and after the Additional Rent Commencement Date and during the Lease Term, Tenant shall pay, prior to delinquency, all “Impositions”, which are defined as: (i) all taxes (including, without limitation, real property taxes, fees in lieu of taxes and those taxes described in (ii) below), assessments, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), utility charges, permit and inspection charges, water and sewer rents and charges, and all other governmental charges (including, without limitation, any clawback payments, deficiency payments, and penalty payments arising from the Tenant Incentives (as such term is defined in Section 2.2(c) hereof), general and special, ordinary and extraordinary, foreseen and unforeseen, and any interest and penalties thereon that are, at any time during the Term, imposed or levied upon or assessed against or that arise with respect to (A) the Premises, (B) any Base Rent, Additional Rent or other sums payable hereunder, (C) this Lease

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

or the leasehold estate hereby created or (D) the operation, possession or use of the Premises (even if such charge is imposed against Landlord, e.g., real estate taxes, fee in lieu taxes, and assessments); (ii) all gross receipts or similar taxes (i.e., taxes based upon gross income that fail to take into account deductions with respect to depreciation, interest, taxes or ordinary and necessary business expenses, in each case relating to the Premises) imposed or levied upon, assessed against or measured by any Base Rent, Additional Rent or other sums payable hereunder; (iii) all offers, claims and demands (not caused by Landlord) of mechanics, laborers, materialmen and others which, if unpaid, might create a lien on the Premises, (iv) all charges of utilities, communications and similar services serving the Premises; and (v) any amounts payable by or with respect to the Property or the owner of the Property under any Development Easements, declarations, restrictions, easements, rights of way or other comparable recorded instrument (collectively, “Declarations”), including, but not limited to, any regular or special assessments related to such Declarations. Any Imposition relating to a period, a part of which is included within the Lease Term and a part of which is included in a period of time after the Expiration Date (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the Premises, or shall become payable, during the Term), shall be apportioned between Landlord and Tenant as of the Expiration Date (other than an Expiration Date arising by reason of Tenant’s default), as the case may be, so that Tenant shall pay only that portion of such Imposition which that part of such fiscal period included in the period of time before the Expiration Date bears to such fiscal period, and Landlord shall pay the remainder thereof. Other than in respect of Impositions relating, in part, to a period of time before the Commencement Date, no such apportionment of Impositions shall be made if this Lease is terminated as the result of an Event of Default. However, if, by applicable law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same in such installments and shall be responsible for the payment of such installments only, together with applicable interest, if any, provided that all such installment payments together with applicable interest, if any, relating to periods prior to the Expiration Date shall be made prior to the Expiration Date. Tenant shall promptly notify Landlord if Tenant shall have elected to pay any such Imposition in installments. Tenant shall not be required to pay any franchise, estate, inheritance, corporate, transfer, net income or similar tax of Landlord unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy that Tenant is required to pay pursuant to this Section 2.2(a), provided, however, that if at any time during the Term, the method of taxation shall be such that there shall be assessed, levied, charged or imposed on Landlord a capital levy or other tax directly on the rents received therefrom, or upon the value of the Premises or any present or any future improvement or improvements on the Premises, then all such levies and taxes or the part thereof so measured or based shall be payable by Tenant, but only to the extent that such levies or taxes would be payable if the Premises were the only property of Landlord, and Tenant shall pay and discharge the same as herein provided. Tenant shall prepare and file all tax reports required by governmental or other authorities which relate to the Impositions. Tenant shall deliver to Landlord proof of payment with respect to real estate taxes, fee in lieu of taxes, and other Impositions no later than five (5) days prior to the last day that payment of such taxes may be made without penalty. Within ten (10) days after Landlord’s request therefor, Tenant shall deliver to Landlord (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority, and (2) receipts for payment of all other Impositions. Notwithstanding the foregoing, in the Event of Default, at Landlord’s discretion, Landlord may elect to pay any Impositions directly (rather than having Tenant pay such Impositions) and, in such event, Tenant shall pay the amount thereof to Landlord (or as Landlord otherwise directs Tenant) not later than five (5) business days after notice from Landlord of the amount due.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(b) Landlord, in its discretion, shall have the sole and exclusive right (but not the obligation) to protest or appeal real estate taxes, fee in lieu of taxes, and assessments applicable to the Premises. Except as expressly approved in writing by Landlord, in advance, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant shall not have any right to protest or appeal any real estate taxes, fee in lieu of taxes, and assessments. If Landlord approves Tenant’s protest or appeal of real estate taxes, fee in lieu of taxes, and assessments, then Tenant shall comply with the reasonable terms and conditions imposed by Landlord with respect to such protest or appeal, including (without limitation): (i) that Tenant complies with the terms and conditions of Section 2.6 regarding permitted contests, (ii) that no protest or appeal of taxes, fee in lieu of taxes, or assessments shall be permitted if it would be prohibited under, or would terminate, reduce or jeopardize, any governmental incentives applicable to the Premises (including, without limitation, any tax increment financing applicable to the Premises), and (iii) if Tenant fails to commence such contest or, having commenced to contest the same, and having deposited such security reasonably required by Landlord for its full amount, shall thereafter fail to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay such tax, fee in lieu of tax, assessment or charge, Landlord may, at its election (but shall not be required to), pay and discharge any such tax, fee in lieu of tax, assessment or charge, and any interest or penalty thereon, and Tenant shall reimburse Landlord, within five (5) business days after written demand, for any amounts so expended by Landlord (which amounts shall be deemed Rent for all purposes under this Lease). Landlord and Tenant agree to reasonably cooperate with each other in connection with any protest of the real estate taxes and assessments applicable to the Premises. Any refunds of real property taxes or fee in lieu of taxes received by Landlord or Tenant for the tax year in which the Additional Rent Commencement Date occurs shall be prorated. The amount of Real Estate Taxes and fees in lieu of taxes for a calendar year or partial calendar year shall be the amount assessed for such calendar year, even though the payment of such Real Estate Taxes and fees in lieu of taxes may occur in a different calendar year.

(c) Landlord acknowledges that, in connection with Tenant’s operation of the Property, Tenant has obtained, and may from time to time in the future pursue, certain tax and other incentives from the State of South Carolina or any political subdivision thereof, including, without limitation, the incentives provided pursuant to any agreement entered into with a governmental authority providing for a fee-in-lieu-of-tax arrangement (collectively, the “Tenant Incentives”); provided, however, that such Tenant Incentives or pursuit of such Tenant Incentives do not adversely impact any current or future tax incentives obtained by Landlord with respect to the Premises, including without limitation, the current fee-in-lieu-of-tax arrangement currently in place with respect to the Premises (collectively, the “Landlord Incentives”). Landlord hereby agrees to reasonably cooperate with Tenant, at Tenant’s sole cost and expense, to further Tenant’s pursuit and realization of the Tenant Incentives, and to execute, acknowledge (where necessary), and deliver such further documents, and perform such further acts, as may be reasonably necessary to obtain such Tenant Incentives; provided, however, that such Tenant Incentives or pursuit of such Tenant Incentives do not adversely impact any Landlord Incentives. Landlord shall take no action which, to the knowledge of Landlord, will result in any material delay or reduction in the

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Tenant Incentives available to Tenant. Tenant hereby agrees to reasonably cooperate with Landlord, at Tenant’s sole cost and expense, to further Landlord’s pursuit and realization of any Landlord Incentives, and to execute, acknowledge (where necessary), and deliver such further documents, and perform such further acts, as may be reasonably necessary to obtain such Landlord Incentives. Tenant shall take no action which, to the knowledge of Tenant, will result in any material delay or reduction in the Landlord Incentives available with respect to the Premises.

(d) Tenant shall file or cause to be filed, on a timely basis, all property tax returns required in connection with the Property, including, but not limited to, Form SCDOR PT-300 or such comparable form as the South Carolina Department of Revenue may provide. Landlord hereby agrees to reasonably cooperate with Tenant with respect to any such filings, and hereby agrees to execute, acknowledge (if necessary) and deliver such further documents or information, and to perform such further acts, as may be reasonably necessary for any such filings. Landlord shall take no action which would unduly delay Tenant’s filing of any state or local property tax returns pursuant to this Section.

(e) From and after the Commencement Date, Tenant shall comply with and cause the Premises to comply with, and shall cause any subtenant and all Tenant Parties (as hereinafter defined) to comply with, and shall assume all obligations and liabilities with respect to: (i) all statutes, codes, licenses, permits, rules, laws, ordinances and regulations, and other governmental rules, orders and determinations presently in effect or hereafter enacted, made or issued, applicable to the Premises or the ownership, operation, use or possession thereof, including, without limitation, all Environmental Laws (defined hereinafter), the Americans with Disabilities Act and the regulations promulgated thereunder, and all health, building, fire, safety and other codes, ordinances and requirements, in each case as amended, and any judicial or administrative interpretations thereof, including any judicial order, consent, decree or judgment, and (ii) all Declarations in effect or hereinafter binding upon the Premises (subject to the consent rights granted to Tenant pursuant to Section 1.1(c) herein) and (iii) all contracts (including, but not limited to, insurance policies (including, without limitation, to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies)), agreements, covenants, conditions and restrictions now or hereafter applicable to the Premises or the ownership, operation, use or possession thereof (collectively, “Legal Requirements”).

2.3 Liens. Tenant will not create or permit, and will promptly remove and discharge (by filing the required bonds or satisfying the lien in full) within thirty (30) calendar days of Tenant’s knowledge thereof, any charge, lien, security interest or encumbrance upon the Premises or any Base Rent, Additional Rent or other sums payable hereunder that arise during the Lease Term for any reason, including all liens that arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises by Tenant or by reason of labor or materials furnished or claimed to have been furnished to Tenant or for the Premises, but not including (a) the Permitted Exceptions and any liens arising from Landlord’s obligations set forth in Exhibit A hereto, (b) any mortgage, charge, lien, security interest or encumbrance created by Landlord without the consent of Tenant (it being agreed that the Indenture, as hereinafter defined, for purposes of this sentence, will be deemed to have been created without the consent of Tenant) and (c) any statutory lien created by a governmental authority in connection with governmental incentives that have been awarded to Landlord with respect to the Premises. Except in connection with the construction activities contemplated pursuant to Exhibit A hereto, nothing contained in

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

this Lease shall be construed as constituting the consent or request of Landlord, express or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant during the Term, or to anyone holding an interest in the Premises or any part thereof through or under Tenant, and that, except in connection with Landlord’s obligations set forth in Exhibit A hereto, no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises.

2.4 Indemnification.

(a) Tenant shall defend all actions against Landlord, Lender (as defined in Section 3.3(c)) and any agent, manager, owner, beneficial owner, partner, member, officer, director or shareholder of Landlord or Lender, together with their respective successors and assigns (herein, collectively, “Indemnified Parties”) with respect to, and shall pay, protect, indemnify, defend and save harmless the Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature (collectively, “Claims”) arising from any of the following events or circumstances, but only if such events or circumstances giving rise to such claims or losses occurred during the Lease Term (or prior to the Commencement Date to the extent resulting from the actions or omissions of Tenant or any Tenant Party (as hereinafter defined) in connection with the design, development, construction or completion of the Building Improvements (but without limiting the obligations of Landlord under Exhibit A): (i) injury to or death of any person, or damage to or loss of property, on the Premises or on any portion of the Land or on the adjoining sidewalks, curbs and parking areas connected with the use, condition or occupancy of the Premises, (ii) any use or condition in or on, or possession, alteration, repair, operation, maintenance or management of, the Premises or any portion of the Land or on the adjoining sidewalks, curbs and parking areas by Tenant, Tenant’s agents, employees, representatives, contractors, subcontractors, consultants or invitees (each a “Tenant Party” or collectively, the “Tenant Parties”) or anyone claiming by, through or under Tenant, (iii) any representation or warranty made herein by Tenant being false or misleading in any material respect, (iv) any performance of any labor or services or the furnishing of any materials or other property in respect to the Premises or any portion of the Land or on the adjoining sidewalks, curbs and parking areas by Tenant, any Tenant Parties or anyone claiming by, through or under Tenant, including, but not limited to, the construction of any Tenant Work, (v) any failure of Tenant to pay any taxes, assessments or other charges which Tenant is required to pay under this Lease, (vi) any lien, encumbrance or claim arising on or against the Premises or any portion of the Land or on the adjoining sidewalks, curbs or parking areas by Tenant or anyone claiming by, through or under Tenant under any Legal Requirements or otherwise which Tenant is obligated hereunder to remove and discharge, or the failure by the Premises, the Land, Tenant or any Tenant Parties to comply with any Legal Requirements, (vii) the claims of any invitees, patrons, licensees or subtenants of all or any portion of the Premises or any Person acting through or under Tenant or otherwise acting under or as a consequence of this Lease, (viii) Tenant’s violation of this Lease, (ix) any act or omission of Tenant or its agents, contractors, licensees, subtenants or invitees relating to the use and occupancy of the Premises, (x) any contest referred to in Section 2.6 or (xi) any other matters

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

relating to the Premises or this Lease which such matters relate to events or circumstances that occur during the Lease Term (or prior to the Commencement Date to the extent resulting from the actions or omissions of Tenant or any Tenant Party in connection with the design, development, construction or completion of the Building Improvement (but without limiting the obligations of Landlord under Exhibit A)); provided, however, that the indemnification set forth in this Section 2.4 shall not apply to Claims to the extent arising from the acts or omissions of Landlord and/or Landlord’s agents, employees, representatives, contractors, subcontractors, consultants or invitees in connection with the construction activities contemplated by Exhibit A hereto (except that the foregoing shall not apply to Claims under items (iii), (iv), (v), (vii), (viii), (ix) or (x)) or (B) in the event of the gross negligence or willful misconduct of any Indemnified Parties that occur after completion of the construction activities contemplated by Exhibit A hereto; provided, further, that an Indemnified Party shall not be deemed to be grossly negligent, or its conduct deemed to be willful misconduct, for failure to perform an obligation or satisfy a condition required to be performed or satisfied by Tenant pursuant to this Lease. The indemnification obligations in this Section 2.4 shall survive any expiration of this Lease.

2.5 Maintenance and Repair.

(a) Tenant acknowledges that, as of the Substantial Completion Date, (but without limitation upon Landlord’s obligations under Exhibit A to achieve Final Completion) it will have received the Premises in good order and repair. During the Lease Term, Tenant, at its own expense, will maintain all parts of the Premises in good repair and condition, except for ordinary wear and tear (but subject to Landlord’s obligation to achieve Final Completion), and will take all action and will make all structural and non-structural, foreseen and unforeseen and ordinary and extraordinary changes and repairs and replacements which may be required to keep all parts of the Premises in good repair and condition with a reasonable useful life for the Permitted Use, including but not limited to, all necessary structural replacements; provided, however, that Tenant shall not be required to replace the roof upon the expiration of the Lease Term unless the roof is reasonably determined not to be in good working order or to have a useful life of less than five (5) years, except to the extent replacement becomes necessary as a result of damage caused by Tenant or any Tenant Party. Such determination shall be made by a reputable roofing consultant reasonably acceptable to Landlord and Tenant in the final eighteen (18) months of the Term. Without limitation of the foregoing, during the Lease Term, Tenant shall, at Tenant’s sole cost, be solely liable for, and shall provide for, the maintenance, repair, and replacement, as necessary, of all plumbing, heating, refrigeration, air conditioning, ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, interior and exterior walls, the floor, the roof, the inside of exterior walls, ceilings, decking, floors, windows, doors, plate glass and skylights located within the Premises, and signs. Tenant shall, at Tenant’s sole cost and expense, enter into and keep in effect at all times during the Lease Term maintenance and service contracts with respect to HVAC and refrigeration systems at the Premises. During the Lease Term, Tenant shall perform all required landscaping and replacement, repairs and maintenance of the exterior parking areas, sidewalks and truck courts at the Premises and shall repair, at its expense, any damage to the Premises arising out of Tenant’s use or occupancy thereof, including damage caused by bringing into the Premises any property, all regardless of fault, or by whom such damage shall be caused. All repairs, replacements and reconstruction made by or on behalf of Tenant shall be made and performed: (a) at Tenant’s cost and expense (b) by contractors or mechanics that are appropriately

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

licensed (if necessary), (c) at least equal in quality of materials and workmanship to the original work or installation and in accordance with the requirements of applicable Warranties (as defined in Exhibit B attached hereto), and (d) in accordance with all Declarations and all applicable laws and regulations of governmental authorities having jurisdiction over the Premises. Landlord shall not be required to maintain, repair, replace or rebuild all or any part of the Premises, other than in connection with the Substantial Completion and Final Completion of the Building Improvements contemplated by Exhibit A.

(b) In the event that, on or after the Commencement Date, Tenant shall alter the Building Improvements, which such alteration shall cause an encroachment upon any property, street or right-of-way adjoining or adjacent to the Premises, or shall violate agreements or conditions affecting the Premises or any part thereof (including any Development Easements), or any Legal Requirements or Insurance Requirements, or shall hinder, obstruct or impair any Development Easements to which the Premises are subject, then, promptly after written request of Landlord (unless such encroachment, violation, hindrance, obstruction or impairment has been approved in writing by Landlord), Tenant shall, at its expense, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting therefrom, or (ii) if Landlord consents thereto, make such changes, including alteration or removal, to the Building Improvements and take such other action as shall be necessary to remove or eliminate such encroachments, violations, hindrances, obstructions or impairments.

(c) Landlord hereby grants to Tenant a non-exclusive license to enforce any rights of the Landlord now or hereafter existing under all Warranties, and that are necessary for the maintenance, repair and operation of the Premises (including without limitation the Building Improvements) and the conduct of Tenant’s business therein, subject to Landlord’s right to enforce the same in the event of any continuing breach, default or failure of performance hereunder by Tenant.

2.6 Permitted Contests. Notwithstanding anything contained herein to the contrary (but subject to Section 2.2(b) regarding the protest or appeal of real estate taxes and assessments), Tenant shall have the right, at Tenant’s expense and only if no Event of Default has occurred and is continuing, to contest the existence, amount or validity of any Imposition, lien, encumbrance or Legal Requirement (including, without limitation, the requirement of any governmental or quasi-governmental authority to impose any easement, right of way, covenant, declaration, restriction or comparable recorded instrument against the Premises) and to seek zoning changes, special permits (or amendments thereto) and similar relief for the Premises as necessary or appropriate to ensure Tenant’s use of the Premises for the Permitted Use consistent with this Lease, by appropriate proceedings diligently pursued, and provided that failing to pay such Imposition, lien or encumbrance, performing such Legal Requirement or exercising such rights will not: (1) subject Landlord, Tenant or the Premises to criminal or civil penalties or fines, or prosecution for a crime, or any late fees, delinquency fees or default interest; (2) subject the Premises or any part thereof to being condemned, vacated, forfeited or otherwise impaired, or result in a lien being imposed or assessed against the Premises (unless Tenant files the required bonds to discharge such liens in accordance with state law or satisfies the lien in full); (3) impair the value of the Premises or any portion thereof; or (4) subject the Premises, any portion thereof or interest therein, the Base Rent, Additional Rent or any other sums payable under this Lease or any portion thereof, to sale, forfeiture, interruption or loss by reason of such proceedings; provided, further, that prior to the

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

date on which such Imposition or charge would otherwise have become delinquent Tenant shall have given Landlord prior notice of such contest. Landlord shall reasonably cooperate with Tenant in connection with Tenant’s exercise of the rights set forth in the preceding sentence, provided Landlord shall not incur any cost, expense, liability or risk in connection therewith. Tenant shall pay any and all losses, judgments, decrees and costs in connection with the exercise of its rights under this Section 2.6 and shall, promptly after final determination, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable in connection with the exercise of such rights and perform all acts the performance of which shall be ordered or decreed as a result thereof. Any refunds of real property taxes or other Impositions paid or payable to Tenant under this Lease in connection with any contest of taxes or assessments prosecuted by Tenant or Landlord for which Tenant is responsible under this Lease shall be the property of Tenant and, if received by Landlord, such refunds shall promptly be paid over to Tenant. The obligations of Landlord and Tenant under this Section 2.6 shall survive the expiration or sooner termination of this Lease.

ARTICLE 3

3.1 Condemnation and Casualty.

(a) If: (i) the use, occupancy or title of or to the Premises or any part thereof is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or other action by any person having the power of eminent domain (“Condemnation”); or (ii) the Premises or any part thereof is damaged or destroyed by fire, flood or other casualty (“Casualty”), Tenant shall give prompt written notice thereof to Landlord (which notice shall set forth Tenant’s good faith estimates of the cost of repairing or restoring any damage or destruction caused thereby), or, if Tenant cannot reasonably estimate the anticipated cost of restoration, Tenant shall nonetheless give Landlord prompt notice of the occurrence of any such Casualty or Condemnation, and will diligently proceed to obtain estimates to enable Tenant to quantify the anticipated cost of such restoration, whereupon Tenant shall promptly notify Landlord of such good faith estimate. All awards, compensations, and insurance payments on account of any Condemnation or Casualty (net of Tenant’s Loss, as defined herein) are hereinafter collectively called “Compensation”. So long as no Event of Default has occurred and is continuing, Tenant is hereby authorized and empowered, at its cost and expense, to appear in any such proceeding or other action, to negotiate and prosecute (in each case subject to Landlord’s approval as set forth hereinafter) any claim for any award, compensation, insurance proceeds or other payment on account of any such Casualty or Condemnation (it being understood that Landlord shall be entitled, at its own cost, to participate therein and no such proceeding shall be settled without Landlord’s consent, which such consent shall not be unreasonably withheld, conditioned or delayed), and to cause any such award, compensation, insurance proceeds or other payment to be paid to Landlord, except that Tenant shall be entitled to submit a separate claim for any of Tenant’s losses on account of any such Casualty or Condemnation (including without limitation, for interruption or loss of business, moving expenses, for Tenant improvements or for the value of Tenant’s leasehold interest (collectively, “Tenant’s Loss”)) and receive and retain any award applicable thereto. Any final adjustment, settlement or compromise of any such claim shall, however, be subject to the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed. For so long as an Event of Default exists, Tenant shall not be entitled to adjust, collect or compromise any such claim or to participate with Landlord in any adjustment, collection and

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

compromise of any Compensation payable in connection with a Casualty or Condemnation. Tenant agrees to sign, upon the reasonable request of Landlord, all such proofs of loss, receipts, vouchers and releases. All Compensation shall be applied pursuant to the applicable provisions of ARTICLE 3, and all such Compensation (less the reasonable expense of collecting such Compensation) is herein called the “Net Proceeds”; provided, however, that the portion of any Compensation in connection with a Condemnation that is allocable to the loss of value in, or diminution in value of, the Premises (the “Lost Value Award”) shall be promptly paid to Landlord in all events and not included in Net Proceeds. Tenant shall pay all insurance deductibles in connection with any Casualty. Except in the event of a Major Casualty or Major Condemnation, Tenant shall be unconditionally obligated, at Tenant’s sole cost, to repair, restore or replace, as necessary, the Premises after any Casualty or Condemnation irrespective of the availability or sufficiency Net Proceeds.

(b) Except in the event of a termination of this Lease pursuant to Section 3.1(c), Tenant shall have no right to terminate this Lease on the basis of any Casualty or Condemnation or otherwise. If the restoration or replacement of the Premises after a Casualty or Condemnation extends beyond the Expiration Date (except in the event that a Termination Notice (as defined hereinafter) is delivered by Tenant to Landlord prior to the expiration of the Term), this Lease shall continue in effect until such restoration or replacement is complete, except that Tenant shall not be obligated to pay Rent during such period of restoration or replacement after the expiration of the Term; provided, however, that the foregoing shall be without limitation upon Tenant’s obligation to pay the Remaining Rent (as hereinafter defined) in connection with Tenant’s termination of the Lease after a Major Casualty.

(c) In the event of a Major Condemnation (as defined hereinafter) that occurs at any time during the Lease Term or a Major Casualty (as defined hereinafter) that occurs during the last two (2) years of the Lease Term, Tenant shall have the right, at its election, either to (i) rebuild and restore the Premises in accordance with the requirements set forth in Sections 2.5 and 3.4 herein and the Net Proceeds (but not any Lost Value Award) shall be made available to Tenant for such rebuilding and/or restoration pursuant to Section 3.2(e) hereof or (ii) give written notice (the “Termination Notice”) to Landlord within sixty (60) days after such Major Casualty or Major Condemnation of Tenant’s election to terminate this Lease. In the event the Tenant gives a Termination Notice pursuant to the preceding sentence, the Termination Notice shall include a specification of the proposed termination date (the “Lease Termination Date”) and this Lease shall terminate and all Net Proceeds shall be paid to Landlord on the Lease Termination Date (provided, however, that if the Net Proceeds have not yet been paid in connection with the Major Casualty or Major Condemnation as of the Lease Termination Date, the Lease shall not terminate until such later date as all Net Proceeds (other than those specifically relating to Tenant’s Loss) and the Remaining Rent are paid to Landlord). In addition, upon, and as a condition to, any termination of the Lease pursuant to a Termination Notice given under this Section 3.1(c), any Net Proceeds (other than those specifically relating to Tenant’s Loss), if any, payable to Tenant in connection with a Major Casualty or a Major Condemnation shall be paid and belong to the Landlord and the Tenant shall pay to the Landlord on the Lease Termination Date the following: (i) in the event of a Major Casualty, the amount of any deductible or self insured retention with respect to any insurance policies in place at the time of the casualty; (ii) all Rent accrued as of the Lease Termination Date, (iii) all other amounts then due and payable by the Tenant under this Lease (it

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

being understood that this Lease shall not terminate until payment of all such sums to Landlord); and (iv) in the event of a Major Casualty, all Rent owing hereunder with respect to the period from and after the Termination Date until the original expiration date of the Lease Term, including, but not limited to, all amounts owing on account of Impositions and Accrued Impositions (collectively, the “Remaining Rent”). Notwithstanding anything contained herein to the contrary, in the event of any termination of this Lease in connection with a Major Casualty, Tenant shall remain obligated to fund and pay to Landlord deficiencies in Net Proceeds in connection with the restoration of the Premises pursuant to Section 3.2(g) and shall promptly remit such amount to Landlord.

(d) A “Major Casualty” shall mean a casualty loss, including damage, by fire or otherwise, to the extent of seventy-five percent (75%) or more of the replacement value of the Premises are damaged or destroyed or to the extent the Premises are rendered untenantable for the conduct of Tenant’s business as reasonably determined by Landlord and Tenant, in either case that occurs during the last two (2) years of the Lease Term only. A “Major Condemnation” shall mean the permanent taking by Condemnation affecting (i) title to all or at least fifty percent (50%) of the floor area of the Premises, or (ii) the principal points of ingress or egress of the Premises to public roadways or the Land connecting such points of ingress or egress to the Building Improvements, such that either (A) Tenant has no reasonable access to public roadways or (B) Tenant shall reasonably determine that there will be a material adverse effect on Tenant’s ability to use the Premises for the Permitted Use, and, in either case, no reasonable, alternative points of ingress or egress can be provided.

3.2 Repair.

(a) If there shall occur a Casualty, or a Condemnation that does not constitute a Major Casualty or a Major Condemnation or there shall be a Major Casualty or a Major Condemnation and Tenant shall not give a Termination Notice under Section 3.1(c), then, this Lease shall nonetheless continue in full force and effect and Tenant shall, at its expense, promptly rebuild, replace or repair the Premises in conformity with the requirements of Sections 2.5 and 3.4 hereof so as to restore the Premises (in the case of Condemnation, as nearly as practicable) to the condition thereof immediately prior to such occurrence, assuming the Premises have been maintained in accordance with the requirements of this Lease (or if the Premises were under construction at such time, to the condition thereof at the time of completion). Tenant’s obligation to rebuild shall apply even if the costs of rebuilding exceed the amount of Net Proceeds. Prior to any such rebuilding, replacement or repair, Landlord and Tenant shall agree on the estimated cost thereof (the “Restoration Cost”). In the event that Landlord and Tenant cannot so agree, Landlord and Tenant shall select a reputable independent architect who is registered or licensed as such in the State of South Carolina, which such architect shall determine the Restoration Cost.

(b) If only part of the Premises is taken or condemned for a public or quasi-public use and Tenant either is not permitted or elects not to terminate this Lease pursuant to Section 3.1(c), Tenant shall restore the Building Improvements upon the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking. In the event that the parties are unable to agree upon the extent of such restoration, either party may submit the issue for arbitration pursuant to the rules then obtaining of the American Arbitration Association and the determination or award rendered by the arbitrator(s) shall be final, conclusive and binding upon the parties and not subject to appeal, and judgment thereon may be entered in any court of competent jurisdiction.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(c) All of the costs of rebuilding shall be paid out of the Net Proceeds and, if the Net Proceeds are not sufficient, from Tenant’s own funds. Any Net Proceeds remaining after completion of the repairs and rebuilding of the Premises and final payment has been made for such work shall be disbursed to Tenant, except that Landlord shall receive all excess Net Proceeds in connection with a Condemnation and all Loss Value Awards. In the event of any temporary Condemnation, this Lease shall remain in full force and effect and Tenant shall be entitled to the Net Proceeds, if any, allocable to such temporary condemnation, except that such portion of the Net Proceeds allocable to the time period after the expiration or termination of the Lease Term shall be paid to Landlord.

(d) Except in the event of a termination of this Lease pursuant to Section 3.1(c) (and without limitation upon Tenant’s obligation to pay Remaining Rent, if applicable), Tenant’s obligation to pay Rent under the provisions of this Lease shall not be affected, altered or reduced by any Casualty or Condemnation and Tenant’s obligation to continue to pay Base Rent and Additional Rent shall continue notwithstanding any such Condemnation or Casualty.

(e) The full amount of the Net Proceeds shall be paid to and deposited with a depository (the “Depository”) to be selected as hereinafter provided. In addition, within thirty (30) days following any Casualty, Tenant shall be obligated to pay to the Depository the amount of any deductible or self-insured retention with respect to any insurance policies in place at the time of the Casualty and, if applicable, the Additional Deposit (defined below). The Depository shall be (a) Lender or (b) a bank or trust company selected by Landlord and approved by Tenant (so long as an Event of Default does not exist under this Lease and is continuing) and by Lender, which approval shall not be unreasonably withheld or delayed, which has undivided capital and surplus of Two Hundred Million Dollars ($200,000,000) or more. The Depository shall have no affirmative obligation to prosecute a determination of the amount of, or to effect the collection of, any insurance proceeds or condemnation award or awards. Moneys received by the Depository pursuant to the provisions of this Lease shall not be commingled with the Depository’s own funds and shall be held by the Depository in trust, either separately or with other trust funds. The Depository shall place any moneys held by it into an interest bearing account; and the interest paid or received by the Depository on the moneys so held in trust shall be added to the moneys so held in trust. The Depository shall not be liable or accountable for any action taken or suffered by the Depository or for any disbursement of moneys made by the Depository in good faith in reliance on advice of legal counsel. In disbursing moneys pursuant to Section 3.2(f), the Depository may rely conclusively on the information contained in any notice given to the Depository by Tenant in accordance with the provisions of said Section 3.2(f), unless Landlord shall notify the Depository in writing within ten (10) business days after the giving of any such notice that Landlord intends to dispute such information, in which case the disputed amount shall not be disbursed but shall continue to be held by the Depository until such dispute shall have been resolved by agreement of the parties. In the event of any Event of Default by Tenant hereunder after a Casualty or Condemnation and prior to the completion of any rebuilding or restoration, remaining Net Proceeds shall be disbursed to Landlord or Lender (as directed by Landlord) to be applied as determined by Landlord (which release and application shall be without limitation upon Tenant’s restoration and rebuilding obligations).

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(f) Except as otherwise agreed in writing by Landlord and, if applicable, all Lenders, the Depository shall disburse funds only in accordance with the following conditions:

(i) prior to commencement of restoration, the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord within ten (10) days of Landlord’s receipt of Tenant’s request for such approval, which such approval shall not be unreasonably withheld, conditioned or delayed;

(ii) at the time of any disbursement, no Event of Default shall exist and be continuing and no mechanics’ or materialmen’s liens shall have been filed against any of the Premises and remain undischarged (either by filing the required bonds or satisfying the liens in full);

(iii) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of: (A) satisfactory evidence, including architects’ certificates, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications; (B) discharges of liens; (C) a satisfactory bringdown of title insurance and (D) other evidence of cost and payment reasonably requested by Landlord so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics’ and materialmen’s lien claims;

(iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president, vice president or other authorized signatory of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

(v) Sufficient Net Proceeds remain to complete the restoration of replacement as determined by Landlord, and, if sufficient funds do not remain, Tenant shall have posted the necessary Additional Deposit (as hereinafter defined) in accordance with paragraph (g) below.

(vi) Landlord may retain all retainage amounts under construction contracts until the restoration is substantially completed;

(vii) each request by Tenant for a disbursement from Depository shall be made on not less than fifteen (15) Business Days’ prior notice to Depository and Landlord and shall be accompanied by the certificate referenced in (iv) above, including documentation reasonably evidencing satisfaction of (i) and (iii) above. Notwithstanding anything contained in this Section 3.2(f) to the contrary, if Landlord shall in good faith desire to dispute the information contained in any request by Tenant for a disbursement, Landlord shall so notify Tenant and the Depository in writing within ten (10) Business Days after Landlord has received such notice, specifying the amount intended to be disputed and the nature of the dispute. After such ten (10) Business Day period has elapsed, if Landlord has not disputed the information contained in

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Tenant’s notice, the Depository shall promptly disburse to Tenant out of the Net Proceeds the amount of such requested costs and expenses. If Landlord disputes the information contained in Tenant’s notice, such dispute shall be promptly resolved by agreement of the parties and any undisputed amount shall be released to Tenant.

(g) Prior to commencement of restoration and at any time during restoration prior to any additional disbursement, if the estimated cost of restoring the Premises (taking into account the Restoration Cost and any changes to the nature and scope of construction costs agreed upon between Landlord and Tenant subsequent to the determination of the Restoration Cost) exceeds the amount of the Net Proceeds available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to the Depository. Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant.

(h) Notwithstanding any other provision of this Section 3.2, if (i) the Restoration Cost is less than Five Hundred Thousand Dollars ($500,000.00) with respect to any one casualty or partial condemnation and (ii) no Event of Default has occurred and is continuing, then Tenant may apply for and receive the Net Proceeds directly from the insurer or payor thereof (and Landlord shall advise such insurer or payor to pay over such proceeds directly to Tenant), provided that Tenant shall promptly and diligently commence and complete such Work in a good and workmanlike manner and shall promptly pay any Loss Value Award to Landlord.

3.3 Insurance.

(a) Subject to Section 3.3(g), upon Substantial Completion of the Building Improvements, Tenant will maintain insurance on the Premises of the following character:

(i) Insurance with respect to the Building Improvements against all perils included within the classification “All Risk of Physical Loss” pursuant to a special form property insurance policy, covering such risks as shall be customarily insured against with respect to improvements similar in construction, location and use including by way of example, wind, hail, sprinkler leakage, debris removal, cost of demolition, fire, malicious mischief, water damage, boiler and machinery explosion or damage and the like, with extended coverage, and in amounts not less than 100% of the actual replacement cost of the Building Improvements (exclusive of foundations and excavations), without regard to depreciation. Such policies shall contain a replacement cost endorsement, an agreed amount endorsement, a law and ordinance endorsement, and shall contain deductibles not more than $10,000.00 per occurrence (except with respect to wind, flood and earthquake coverage, which such coverages may contain higher deductibles at commercially reasonable levels available to Tenant in the market for properties similar to the Premises). If any of the Building Improvements constitute a legal non-conforming structure under applicable building, zoning or land use laws, the law and ordinance coverage will contain insurance substantially identical to the following insurance now available: Coverage A: “Loss Due to Operation of Law” (with a minimum liability sublimit equal to $1,000,000.00 with a waiver of any co-insurance provisions or an Agreed Value Endorsement), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages. Landlord (or, at Landlord’s direction, any Lender or Depository) shall be named as loss payee on the policies required to be maintained pursuant to this Section 3.3(a)(i), subject to the terms of Section 3.2.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(ii) Commercial general public liability insurance insuring Landlord, Lender and Tenant against all claims for damages to person or property or for loss of life or of property occurring upon, in, or about the Premises, in limits of at least $1,000,000.00 combined single limit for bodily injury or death to any one person and property damage, $2,000,000.00 general aggregate for bodily injury or death to any number of persons and for property damage in respect of any one accident or occurrence, and $10,000,000.00 umbrella coverage for bodily injury or death and property damage, all with deductible amounts not exceeding $10,000.00.

(iii) Worker’s compensation insurance in the statutory minimum amounts.

(iv) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Premises, in an amount not less than replacement cost. Landlord shall be named as loss payee on the policies required to be maintained pursuant to this Section 3.3(a)(iv).

(v) The insurance coverage provided for herein shall also insure against loss or damage resulting from acts of terrorism, upon terms and conditions approved by Landlord.

(vi) During any period after the Commencement Date during which construction is conducted on the Premises and during which period the construction and materials are not covered by the existing policies, premium prepaid insurance policies covering the Premises (which during construction shall be on an “All-Risk” perils, including theft, “Builder’s Risk,” “Completed Value”, non-reporting form) in amounts equal to the replacement costs of the Building Improvements and worker’s compensation, employers’ liability, commercial auto liability, and commercial general liability insurance (including contractual liability and completed operations coverage) for each general contractor written on a 1986 standard “ISO” occurrence basis form or equivalent and excess umbrella coverage, carried during the course of construction, with general liability insurance limits as set forth in clause (ii) above.

(vii) Business income/interruption insurance to include loss of rents at limits sufficient to cover one hundred percent (100%) of the annual Base Rent and Additional Rent payable to Landlord with a period of indemnity not less than twelve (12) months from time of loss. Such insurance shall name Landlord as loss payee solely with respect to Base Rent and Additional Rent payable to or for the benefit of Landlord under this Lease.

(b) Subject to subsection (g) of this Section 3.3: (i) the insurance policies required herein shall be issued by companies authorized to transact business in the state in which the Premises are located and having an Alfred M. Best Company rating of “A:X” or better (except that with respect to worker’s compensation insurance an Alfred M. Best Company rating of A- or better is acceptable) and (b) no insurance policy maintained by Tenant hereunder shall provide for a deductible or self-insured retention in excess of One Hundred Thousand Dollars ($100,000.00), except for the deductibles or self-insured retention for: (X) workers compensation coverage, which will have no maximum, and (Y) wind, flood and earthquake coverages, which such coverages may

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

contain sublimits and higher deductibles at commercially reasonable levels available to Tenant in the market for properties similar to the Premises. Tenant shall, promptly upon receipt (but in any event prior to the expiration date of any of the insurance policies required to be maintained pursuant to this Lease), deliver to Landlord certificates of insurance evidencing such renewals and, upon request by Landlord, provide evidence of the payment of premiums.

(c) Every such policy (other than any general public liability or worker’s compensation policy) shall bear a mortgagee’s loss payable clause and/or a mortgagee endorsement in favor of the mortgagee or beneficiary (whether one or more, the “Lender”) under each mortgage, deed of trust or similar security instrument creating a lien on the interests of Landlord in the Premises (whether one or more, the “Indenture”).

(d) All such insurance (other than any worker’s compensation policy) shall be endorsed to provide that:

(i) such insurance will not be canceled or amended except after ten (10) days’ written notice to Landlord and Lender in the event of cancellation for non-payment and thirty (30) days’ written notice to Landlord and Lender in the event such insurance will be canceled for any other reason;

(ii) Landlord and Lender are each an additional insured on each liability policy with the understanding that any obligation imposed upon the insured (including, without limitation, the liability to pay premiums, but excluding any obligation of the insured to cooperate with any insurer or any insurer’s representative in the investigation, defense or settlement of any claim covered under such insurance) shall be the sole obligation of Tenant and not that of any other insured;

(iii) the interests of the Lender shall not be invalidated by any action or inaction of the Landlord, Tenant or any other person, and such insurance shall insure the Lender regardless of any breach or violation by the Tenant, the Landlord or any other person of any warranties, declarations or conditions contained in the policies relating to such insurance or application therefor;

(iv) the interests of Landlord shall not be invalidated by any action or inaction of the Tenant or any other person, and such insurance shall insure the Landlord regardless of any breach or violation by the Tenant or any other person of any warranties, declarations or conditions contained in the policies relating to such insurance or application therefor;

(v) except with respect to worker’s compensation and automobile insurance, the insurer thereunder waives all rights of subrogation against the Lender and Landlord and waives any right of set-off and counterclaim and any other right of deduction, whether by attachment or otherwise;

(vi) such insurance shall be primary without right of contribution from any other insurance carried by or on behalf of the Tenant or the Landlord or the Lender or any other person with respect to its interest in the Premises;

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(vii) all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; and

(viii) all insurance proceeds payable under any policy of insurance with respect to the Premises shall be paid directly to Tenant pursuant to Section 3.2(h) or Landlord pursuant to Section 3.1.

(e) Tenant shall pay as they become due all premiums for the insurance required by this Section 3.3 and maintain all such policies in good standing, shall renew or replace each policy. Tenant shall in all events provide current certificates of insurance evidencing such coverages to Landlord and Lender.

(f) At Landlord’s request, Tenant shall deliver to Landlord and Lender copies of the applicable insurance policies and original or duplicate certificates of insurance, satisfactory to and permitting reliance thereon by Landlord and Lender, evidencing the existence of all insurance which is required to be maintained by Tenant hereunder, such delivery to be made (i) upon the execution and delivery hereof and (ii) at least ten (10) days prior to the expiration of any such insurance. In the event of any transfer by Landlord of Landlord’s interest in the Premises or any financing or refinancing of Landlord’s interest in the Premises, Tenant shall, upon not less than ten (10) days’ prior written notice, deliver to Landlord or any Lender providing such financing or refinancing, as the case may be, certificates of all insurance required to be maintained by Tenant hereunder naming such transferee or such Lender, as the case may be, as a loss payee or additional insured to the extent required herein effective as of the date of such transfer, financing or refinancing. Any insurance required hereunder may be provided under blanket policies provided that the Premises and the applicable coverage applicable thereto are specified therein.

(g) Notwithstanding anything in Section 3.3(a) to the contrary, if an Event of Default has occurred and is continuing, Landlord, in its discretion and upon notice to Tenant, may elect to obtain and maintain any or all of the insurance policies described in Section 3.3(a), and in such event Tenant shall pay or reimburse Landlord for the premiums and other costs of such insurance within five (5) business days after receiving Landlord’s written request for payment together with supporting information therefor. In addition to and without limiting Tenant’s obligations under Section 3.3(a), Landlord may (but shall not be obligated to), in its reasonable discretion, obtain and maintain a separate liability insurance policy in Landlord’s name providing coverage similar to the coverage described in Section 3.3(a)(ii), with policy limits determined by Landlord in its reasonable discretion, and in such event Tenant shall pay or reimburse Landlord for the premiums and other costs of such insurance within five (5) business days after receiving Landlord’s written request for payment together with supporting information therefor.

(h) The requirements of this Section 3.3 shall not be construed to negate or modify Tenant’s obligations under Section 2.5 and 3.4.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

3.4 Alterations.

(a) Tenant may, at its expense, make additions to and alterations of the Building Improvements, and construct additional improvements (collectively, “Alterations”), provided that: (i) the fair market value, utility and useful life of the Premises shall not be reduced or lessened thereby; (ii) such Alterations shall be timely completed in a good and workmanlike manner, free and clear of liens and encumbrances, and in compliance with all applicable Legal Requirements and the requirements of all insurance policies required to be maintained by Tenant hereunder; and (iii) except as set forth in Section 3.4(b), no Material Alterations, as hereafter defined, shall be made unless Landlord’s prior written consent shall have been obtained, which consent shall not be unreasonably withheld, delayed or conditioned, unless an Event of Default shall have occurred and be continuing in which case such consent may be withheld by Landlord in its sole discretion. “Material Alteration” is defined as (i) any expansion or alteration of the building envelope of the Building Improvements, (ii) any alteration or other Work which affects the structural elements, foundation, roof, exterior walls or building systems of the Building Improvements, other than in a de minimis manner, and/or (iii) any Work for which the Estimated Cost (defined hereinafter) is in excess of One Hundred Twenty Five Thousand Dollars ($125,000) in a single instance or Five Hundred Thousand Dollars ($500,000) in the aggregate over a consecutive twelve (12) month period. “Estimated Cost” is defined as the estimated cost of materials, construction and labor (not including architects, engineers or other professionals), as estimated by a licensed architect, which estimate together with a complete description of the Work and all related work shall be delivered to, and such estimate and description reasonably approved by, Landlord before the commencement of any Work hereunder. In addition to the limitations set forth in (i) through (iii) above, Tenant agrees that all Alterations and Material Alterations that Tenant shall be required or permitted to do under the provisions of this Lease (hereinafter collectively called the “Work”), including (without limitation, the Building Expansion pursuant to Section 3.4(b), shall be performed in each case subject to the following:

(i) Any Work when completed shall be of such a character as not to reduce the value of the Premises below its value immediately prior to the commencement of such Work.

(ii) No Work shall be performed by Tenant if the same would reduce the usable square footage of the Premises, or would weaken or adversely affect, temporarily or permanently, the structure of the Premises or any part thereof or the mechanical, electrical, plumbing, life safety or HVAC systems serving the Premises, or reduce the permitted uses thereof under applicable zoning laws or materially impair other amenities of the Premises, or if the Work would convert the use of the Premises to a use that is not a Permitted Use.

(iii) No Material Alterations shall be commenced until detailed plans and specifications (including layout, architectural, mechanical and structural drawings), prepared by an architect reasonably satisfactory to Landlord shall have been submitted to and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and no such Work shall be undertaken except under the supervision of such architect.

(iv) Work shall be commenced only after all required municipal and other governmental and third-party permits, authorizations and approvals for such Work shall have been obtained by Tenant, at its own cost and expense. Landlord will, on Tenant’s written request and at no third party expense or liability to Landlord, promptly execute any documents necessary to be signed by Landlord to obtain any such permits, authorizations and approvals.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(v) All Work shall be performed in a good workmanlike manner, and in accordance with all Legal Requirements, as well as any plans and specifications therefor which shall have been approved by Landlord as required hereunder. All Work shall be commenced and completed in a commercially reasonable manner, free and clear of all liens and at Tenant’s sole cost and expense.

(vi) Upon completion of any Work, Tenant, at Tenant’s expense, shall obtain and deliver to Landlord (x) certificate(s) of occupancy (if applicable) and any other certificates of final approval of such Work required by any governmental or quasi- governmental authority, and (y) with respect to any Material Alterations, as-built plans and specifications for the Work.

(vii) With respect to any Material Alterations (including, without limitation, any Building Expansion pursuant to Section 3.4(b)), Tenant shall pay to Landlord a fee equal to the greater of (x) Two Thousand Five Hundred Dollars ($2,500.00), or (y) the actual cost incurred by Landlord in reviewing Tenant’s design, plans and specifications and supervising the Work, to compensate Landlord for Landlord’s review of the design, plans and specifications and for the supervision of the Work. (Landlord’s review of plans and specifications for any Work and any supervision or inspection of any Work by or on behalf of Landlord shall be solely for the benefit of Landlord and may not be relied upon by Tenant for any purpose. Without limitation, Landlord’s review and approval of, or failure to disapprove, any plans, specifications or Work shall not constitute a representation or warranty that such plans, specifications or Work complies with applicable Legal Requirements and shall not constitute a waiver of the express requirements of this Lease with respect to such Work.) Such fee shall be paid to Landlord as follows: (A) 50% of the fee (based on Landlord’s reasonable estimate) shall be paid by Tenant to Landlord concurrently with Tenant’s submission of the plans and specifications for Landlord’s approval pursuant to clause (iii) above, and (B) the balance of such fee shall be paid by Tenant to Landlord monthly in arears during the prosecution of the Work, on a percentage of completion basis.

(viii) Except as may be expressly provided to the contrary hereunder with respect to Tenant’s Personal Property, all Alterations installed in and affixed to the Premises in a manner that such fixtures cannot be removed or severed from the Premises without causing material damage thereto at any time during the Lease Term shall become the property of Landlord at the expiration or earlier termination of this Lease and shall remain upon and be surrendered with the Premises. Notwithstanding the foregoing or anything in this Lease to the contrary, Landlord shall have the right to require that any Alteration be removed by Tenant, at Tenant’s sole cost, upon the expiration or sooner termination of this Lease by so advising Tenant, in writing, at or around the time such Alteration is commenced as to Alterations that do not require Landlord’s consent or as part of Landlord’s consent to such Alterations that require Landlord’s consent. Further, notwithstanding anything contained herein to the contrary, by notice to Tenant not less than six (6) months prior to the expiration of the Lease Term or upon the earlier termination of this Lease, Landlord shall also have the right to require Tenant to remove any or all of the Tenant Improvements, at Tenant’s sole cost, upon the expiration or sooner termination of this Lease; provided that Tenant shall not be required to remove at the expiration or earlier termination of this Lease any of the Tenant Improvements that are normal and customary for the use of the Premises as a generic warehouse and distribution facility. Tenant shall immediately repair any damage to the Premises caused by its removal of any of the Tenant Improvements which are required by

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Landlord to be removed or any of Tenant’s Personal Property or Alterations which remain the property of Tenant (or are required by Landlord to be removed) pursuant to the terms of this Section. All property required to be removed by Tenant at the end of the Lease Term remaining in the Premises after Tenant’s vacation shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or may be removed from the Premises by Landlord at Tenant’s expense. Tenant’s obligations under this Section shall survive the termination of this Lease.

(b) So long as Tenant is not in default under this Lease beyond any applicable cure period, Tenant shall have the right to develop and construct upon the Premises an expansion of the Building Improvements, containing not more than fifty thousand (50,000) square feet of floor area, in the location and substantially in the configuration shown on Exhibit D attached hereto and made a part hereof (the “Building Expansion”); provided, however, that Tenant’s undertaking of the Building Expansion shall be subject to the following terms and conditions: (i) the Building Expansion shall be undertaken and completed at Tenant’s sole cost and expense; (ii) Tenant shall give Landlord not less than one hundred twenty (120) days’ prior written notice of Tenant’s commencement of any on-site Work in connection with the Building Expansion, which notice shall include (without limitation) the identity of Tenant’s proposed architect and general contractor for the Building Expansion, preliminary plans and specifications for the Building Expansion, the Estimated Cost of the Building Expansion, the proposed construction schedule for the Work, and evidence reasonably satisfactory to Landlord that Tenant has obtained third-party and governmental permits and approvals (other than the building permit) that are required with respect to the Building Expansion under applicable Legal Requirements, the Development Easements, the Declaration or any recorded covenant, conditions and restrictions of record affecting the Premises; (iii) the proposed architect and general contractor for the Building Expansion shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld, delayed or conditioned, (iv) Tenant shall deposit the Estimated Cost of the Building Expansion, in cash, into a construction disbursement escrow established with a title insurance company satisfactory to Landlord, for disbursement to pay for the cost of the Work upon terms and conditions satisfactory to Landlord in Landlord’s reasonable judgment (provided, however, in Landlord’s sole discretion, in lieu of such construction disbursement escrow, Landlord may require Tenant to provide a bond, letter of credit or other security, in amount, form and substance reasonably satisfactory to Landlord, to secure the timely and lien-free completion of the Building Expansion by Tenant); (v) once commenced, Tenant shall diligently and continuously prosecute the construction and completion of the Building Expansion Work in accordance with the plans and specifications and construction schedule approved by Landlord, subject only to Force Majeure Delays; (vi) once the Building Expansion Work is commenced, if Tenant suspends material construction activities at the site of fails to adhere to the construction schedule approved by Landlord for any reason other than Force Majeure Delays, and if such suspension or failure is not cured by Tenant within thirty (30) days after notice from Landlord, then such suspension or failure shall constitute an Event of Default by Tenant hereunder; and (vii) Tenant shall comply with the terms and provisions of this Lease applicable to Material Alterations and other Work, including (without limitation) Sections 2.3 and 2.4 concerning liens, and the terms and conditions of clauses (i) through (viii) in Section 3.4(a) above.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(c) Tenant may, at its cost and expense, install, or place upon or reinstall, or replace and remove from the Premises any of Tenant’s Personal Property. Landlord will, on Tenant’s written request, promptly execute any documents reasonably necessary to be signed by Landlord to obtain any permits, authorizations and approvals related to any Alterations, provided that Tenant shall bear any expense or liability of Landlord in connection therewith.

3.5 Easements. Landlord agrees from time to time during the Lease Term, at the request of Tenant, without additional consideration, but at no additional cost, liability or expense to Landlord, (1) to grant to third parties easements, licenses, rights of way and other rights and privileges in the nature of easements of such nature, extent and duration (but not extending beyond the Lease Term, unless approved by Landlord in Landlord’s sole discretion) as Tenant may reasonably request with respect to the Premises; (2) to release or relocate existing easements and appurtenances which are for the benefit of the Premises; and (3) to execute and deliver any instrument necessary or appropriate to confirm such grants or releases to any person in each of the foregoing instances, the same to be without consideration, but only if (i) such grant or release is not detrimental to the proper conduct of business of Tenant on the Premises, (ii) such grant or release does not impair the effective use of the Premises for its intended purposes or adversely affect its value, (iii) the consideration, if any, being paid for such grant or release is fair and adequate, (iv) for so long as this Lease is in effect, Tenant will perform all obligations, if any, of owner under the applicable instrument, (v) no Event of Default has occurred and is continuing, and (vi) Landlord shall have received (X) a certificate from the appropriate officer of Tenant certifying as to the satisfaction of the conditions described in clause (i) through (v) above, and (Y) a duly authorized undertaking of Tenant in form and substance reasonably satisfactory to Landlord, to the effect that Tenant will remain obligated hereunder to the same extent as if such grant or release had not been made. Any easement that imposes any obligation or liability on Landlord shall expressly provide that it is without recourse to Landlord (except to the extent of Landlord’s interest in the Premises), and that any lien arising by virtue of the nonperformance of obligations under such easement shall be subordinate to the lien of any Indenture.

ARTICLE 4

4.1 Assignment and Subletting.

(a) The following terms have the following meanings when used in this Section 4.1:

(i) “Affiliate” means any Person that, directly or indirectly, Controls, is Controlled by or is under common Control with the Named Tenant.

(ii) “Assignment Documents” means:

(A) a copy of an assignment and assumption of the Lease, in customary form, executed by Tenant and the assignee whereby the assignee agrees to observe, pay and perform (where the assignee agrees, at a minimum, to pay and perform all obligations of the Tenant under this Lease),

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(B) copies of organizational documents and resolutions, as the case may be, authorizing the execution and delivery of an assumption of this Lease by the assignee.

(iii) “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities or membership interests, by contract or otherwise.

(iv) “GAAP” means generally accepted accounting principles as developed and modified by the American Institute of Certified Public Accountants and industry practice and custom, applied on a consistent basis.

(v) “Named Tenant” means Thorne Research, Inc. or, following assignment of this Lease to a Pre-Approved Assignee, such Pre-Approved Assignee.

(vi) “Net Worth” means, at any time, Tangible Net Worth plus Intangible Asset Value.

(vii) “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity.

(viii) “Pre-Approved Assignee” means, a Person that, in connection with a transaction under Section 4.1 of this Lease (other than an assignment of the Lease to an Affiliate of Tenant), is or becomes the Tenant, where after giving effect to such transaction, such Tenant (A) agrees (or has agreed) to use the Premises solely for the Permitted Use and (B) satisfies any one of the following:

(A) it meets the Required Credit Rating;

(B) it has both (x) a Net Worth equal to or greater than the Net Worth of Tenant as of the date hereof or immediately prior to the date of the proposed assignment, whichever is greater, and (y) a Tangible Net Worth equal to or greater than the Tangible Net Worth of Tenant as of the date hereof or immediately prior to the date of the proposed assignment, whichever is greater; or

(C) its obligations under the Lease are guaranteed, pursuant to a written guaranty satisfactory to Landlord, by a guarantor satisfactory to Landlord that either: (x) has both (1) a Net Worth equal to or greater than the Net Worth of Tenant as of the date hereof or immediately prior to the date of the proposed assignment, whichever is greater, and (2) a Tangible Net Worth equal to or greater than the Tangible Net Worth of Tenant as of the date hereof or immediately prior to the date of the proposed assignment, whichever is greater, or (y) meets the Required Credit Rating;

(ix) “Required Credit Rating” means an unsecured senior debt rating of “baa3” or better from Moody’s Investor Services, Inc. or “BBB-”or better from Standard & Poor’s Corporation, in each case with a stable or positive outlook. In the event all such rating agencies shall cease to furnish such ratings, then a comparable rating by another rating agency reasonably acceptable to Landlord and Tenant may be substituted.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(x) “Tangible Net Worth” means, at any time:

(A) the total assets of the Person and its subsidiaries that would be shown as assets on a consolidated balance sheet of the Person and its subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of subsidiaries, minus

(B) the total liabilities of the Person and its subsidiaries that would be shown as liabilities on a consolidated balance sheet of the Person and its subsidiaries as of such time prepared in accordance with GAAP, minus

(C) the net book value of all assets, after deducting any reserves applicable thereto, that would be treated as intangible under GAAP (“Intangible Asset Value”), including, without limitation, good will, trademarks, trade names, service marks, brand names, copyrights, patents and unamortized debt discount and expense, organizational expenses and the excess of the equity in any subsidiary over the cost of the investment in such subsidiary, minus

(D) any increase in the amount of Tangible Net Worth attributable to a write-up in the book value of any asset on the books of the Person resulting from a revaluation thereof subsequent to the closing, minus

(E) the amounts, if any, at which any shares of the capital stock of the Person or any subsidiary appear as an asset on the balance sheet from which the Tangible Net Worth is determined for the purposes of this definition, minus

(F) all deferred assets (other than prepaid taxes and other expenses).

(b) Tenant shall not assign this Lease or any interest herein or sublease all or any portion of the Premises, except in accordance with the requirements of this Section 4.1. For purposes of this Lease, a sale, transfer and/or assignment of the direct or indirect ownership interests in Tenant (including, without limitation, a sale, transfer or assignment by the holders of direct or indirect beneficial ownership interests in Tenant of all or a majority of their respective direct or indirect ownership interests in Tenant) shall be deemed to be an assignment of this Lease, subject to the provisions of Section 4.1(c)(2) below.

(c) Upon thirty (30) days prior written notice to Landlord, but without the consent of Landlord, Tenant shall have the right to assign this Lease (A) to a Pre-Approved Assignee or (B) to an Affiliate; subject to the conditions that (1) at least thirty (30) days prior to any assignment (or deemed assignment) of this Lease that does not require the consent of Landlord, Tenant shall provide Landlord with (i) the name of the proposed assignee, and (ii) if applicable, reasonable evidence that after giving effect to such transaction, Tenant will be a Pre-Approved Assignee, and (2) in the case of an assignment of this Lease to an Affiliate, it shall be an Event of Default hereunder if the assignee ceases to qualify as an Affiliate. Nothing in this Section 4.1(c) or any other provision of this Lease shall release Tenant or any guarantor of this Lease from its obligations hereunder or under any guaranty executed by such guarantor.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(d) If Tenant desires to assign this Lease, whether by operation of law or otherwise, to a Person other than in accordance with Section 4.1(c) above, then Tenant shall, not less than sixty (60) days prior to the effective date of such assignment, submit to Landlord a request for approval of such assignment, together with information regarding the following with respect to the proposed assignee: (A) credit, (B) capital structure, (C) management, (D) operating history, (E) proposed use of the Premises. Landlord shall review such information and shall approve or disapprove the proposed assignment, no later than the thirtieth (30th) day following receipt of all such information, which approval or consent shall not be unreasonably withheld, conditioned or delayed. If a response is not received by Tenant from Landlord by the expiration of such thirty (30) day period such assignment shall be deemed not to be approved.

(e) No assignment of this Lease to a Pre-Approved Assignee or to an assignee approved by Landlord under Subsection 4.1(d) of this Lease, shall be effective against Landlord until Landlord has received the applicable Assignment Documents, and Tenant agrees to forward the Assignment Documents to Landlord on or immediately following (no later than ten (10) days) the execution of any such assignment. No assignment of this Lease to any Person shall release the Tenant from any obligation under the Lease. Upon any assignment of this Lease to an Affiliate, the Tenant shall not be released from liability under this Lease and Tenant shall deliver to Landlord the documents referred to in clause (A) of the definition of Assignment Documents in connection with such assignment no later than ten (10) days following the execution of any such assignment.

(f) In no event will Tenant be released from its obligations under this Lease by reason of any assignment hereof or transfer of any interests in Tenant. From and after any assignment of this Lease, Tenant shall remain primarily and jointly and severally liable with the assignee for the performance of the Tenant’s obligations hereunder.

(g) So long as no Event of Default shall have occurred and be continuing, Tenant may sublet all or a portion of the Premises with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however that the following shall not require Landlord’s consent: (1) subleases to Affiliates or customers of Tenant and (2) subleases to one or more parties of up to ten percent (10%) of the floor area of the Premises in the aggregate for all such subleases pursuant to this item (2) ((1) and (2) being referred to hereinafter as “Permitted Subleases”). In connection with all subleases, whether or not requiring the consent of Landlord, (A) each such sublease shall expressly be made subject to the provisions hereof, (B) the term of any subletting shall not extend beyond the Lease Term, (C) each sublease shall terminate upon any termination of this Lease, unless Landlord elects in writing (in its sole and absolute discretion), to cause the sublessee to attorn to and recognize Landlord as the lessor under such sublease, whereupon such sublease shall continue as a direct lease between the sublessee and Landlord upon all the terms and conditions of such sublease, (D) no sublease shall affect or reduce any obligation of the Tenant or right of the Landlord hereunder, and (E) all obligations of the Tenant hereunder shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety, as though no subletting had been made.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(h) Upon the occurrence and during the continuance of an Event of Default, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Premises upon notice to Tenant and any subtenants and to collect such rents and sums of money and to apply the same to Rent as it becomes due and payable. Tenant shall not accept any rents under any sublease more than thirty (30) days in advance of the accrual thereof nor do nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

(i) Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and any such mortgage, pledge or encumbrance made in violation of this Section 4.1 shall be void and of no force and effect.

(j) Landlord may sell or transfer the Premises at any time without Tenant’s consent to any third party (each a “Third Party Purchaser”). In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer and Third Party Purchaser agrees to assume all obligations of Landlord accruing under this Lease after the date of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations or reduce the rights of Tenant hereunder.

(k) For purposes of this Lease, “Excess Sublease Rent” shall mean an amount, if any, equal to: (A) (i) all rent or other consideration paid to Tenant by any subtenant, for and during each month less (ii) the portion applicable to such month (when amortized from the date such subtenant commences to pay rent over the remaining term of the sublease, exclusive of any renewals or extensions) of Tenant’s Concession Costs reasonably incurred by Tenant in connection with such subletting, less (B) (i) the installment of Base Monthly Rent for such month plus (ii) such other rent or consideration attributable to such month, which would otherwise be required to be paid by Tenant to Landlord. In determining the amount of Excess Sublease Rent, the amount of the installment of Base Monthly Rent to be deducted pursuant to clause (B)(i) of this Section (k) shall be determined by multiplying the then applicable square foot rate of the installment of Base Monthly Rent by the area of the portion of the Premises which has been sublet. For purposes of this Lease “Concession Costs” shall mean leasing commissions, attorneys’ fees and expenses, alteration costs, costs to prepare the sublease premises, and costs such as construction allowances, rent concessions, moving expenses, takeover obligation and other similar inducements, incurred in subleasing the applicable portion of the Premises. Except in connection with Permitted Subleases, fifty percent (50%) of the Excess Sublease Rent shall be payable, as and when received by Tenant, to Landlord as Additional Rent.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

ARTICLE 5

5.1 Conditional Limitations; Default Provisions.

(a) Any of the following occurrences or acts shall constitute an “Event of Default” under this Lease:

(i) if Tenant shall fail to pay any Base Monthly Rent within 5 days after receipt of written notice from Landlord that such Base Monthly Rent was not paid on the due date, or Tenant fails to pay any Rent (other than Base Monthly Rent) or any other sum due hereunder within ten (10) days after receipt of written notice from Landlord that such rent or other charges are delinquent; or

(ii) Tenant fails to observe or perform any provision hereof not expressly described in Section 5.1(a) above and such failure shall continue for thirty (30) days after notice to Tenant of such failure (provided, that in the case of any such failure which is capable of being cured but cannot be cured by the payment of money and cannot with diligence be cured within such 30-day period, if Tenant shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such failure may be cured shall be extended for such period as is necessary to complete the curing thereof with diligence); or

(iii) if Tenant (or any guarantor of Tenant’s obligations hereunder) shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state law, or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Tenant (or any such guarantor) as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Tenant (or such guarantor) shall consent to or acquiesce in the filing thereof or such petition or answer shall not be discharged or denied within ninety (90) days after the filing thereof; or

(iv) if a receiver, trustee or liquidator of Tenant (or any guarantor of Tenant’s obligations hereunder) or of all or substantially all of the assets of Tenant (or any such guarantor) or Tenant’s estate in the Premises shall be appointed in any proceeding brought by Tenant (or a guarantor), or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Tenant (or any such guarantor) and shall not be discharged within ninety (90) days after such appointment, or if Tenant (or any such guarantor) shall consent to or acquiesce in such appointment; or

(v) if Tenant or any guarantor of Tenant’s obligations hereunder shall dissolve or otherwise fail to maintain its legal existence; or

(vi) an assignment of this Lease or any interest herein, or subletting of the Premises or any portion thereof, in violation of the terms and conditions of this Lease; or

(vii) if Tenant fails to purchase and maintain the required insurance under Section 3.3.

(b) If an Event of Default shall have occurred and be continuing, Landlord may, in addition to other rights granted to Landlord hereunder, give Tenant notice of Landlord’s intention to terminate this Lease on a date specified in such notice, which such date shall not be less than thirty (30) days after the giving of such notice. Upon such date this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Premises to Landlord in accordance with Section 8.3. If Tenant does not so surrender and deliver possession of the Premises, Landlord may re-enter and repossess the Premises by any available legal process.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(c) If this Lease is terminated pursuant to Section 5.1(b), Landlord shall have the right to peaceably re-enter and repossess the Premises, but only after instituting legal proceedings as a condition to such re-entry and repossession.

(d) If an Event of Default shall have occurred and be continuing, Landlord may terminate Tenant’s right of possession (but not this Lease) and may repossess the Premises by summary proceeding, ejectment or other legal proceeding without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease. After repossession of the Premises pursuant hereto or any termination of this Lease, Landlord shall have the right to re-let any of the Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its reasonable discretion (and subject to the requirements of Section 5.1(f) herein) may determine, and collect and receive any rents payable by reason of such re-letting. Landlord may make such Alterations in connection with such re-letting as it may deem advisable in its reasonable discretion.

(e) If and to the extent required by applicable Legal Requirements, Landlord shall mitigate damages by making reasonable efforts to re-let the Premises in the event that Tenant’s possession is terminated prior to the expiration of the Term. In addition, if the Premises is re-let and Landlord is compensated for any portion of the Base Rent, Additional Rent, all of its actual damages and the reasonable and customary costs of re-letting the Premises, then Landlord’s damages shall be adjusted accordingly. If any law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such law.

(f) In the event of any expiration or termination of the Lease Term or re-entry or repossession of the Premises in accordance with the requirements hereof (whether or not the Lease is terminated) by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord all Rent required to be paid by Tenant through the date of such expiration, termination, re-entry or repossession; and thereafter, Tenant shall, until the end of what would have been the Lease Term in the absence of such expiration, termination, re-entry or repossession, continue to be liable to Landlord for, and shall pay to Landlord when due: (i) all Rent which would be payable under this Lease by Tenant in the absence of any such expiration, termination, re-entry or repossession, less (ii) the net proceeds, if any, of any re-letting effected for the account of Tenant, after deducting from such proceeds the following (the “Re-Letting Costs”): all necessary and customary expenses of Landlord (applicable to the remaining balance of what would have been Lease Term) actually incurred in connection with such re-letting (including, without limitation, all repossession costs, brokerage commissions, reasonable attorneys’ fees and expenses, alteration costs and expenses of preparation for such reletting), Tenant shall pay such Rent on the dates on which such Rent would be payable under this Lease in the absence of such expiration, termination, re-entry or repossession, and Landlord shall be entitled to recover the same from Tenant on each such date.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(g) At any time after any expiration or termination of the Lease Term or reentry or repossession of the Premises in accordance with the requirements hereof by reason of the occurrence of an Event of Default, Landlord shall be entitled to recover damages from Tenant, and Tenant shall pay to Landlord on demand, an amount equal to the sum of (A) the excess, if any, of (i) the aggregate of all Base Rent, Additional Rent and other sums which would be payable under this Lease, in each case from the date of such demand (or, if applicable, the date to which Tenant shall have satisfied in full its obligations under Section 5.1(f) to pay Rent as it becomes due) for what would be the then-unexpired Lease Term in the absence of such expiration, termination, re-entry, repossession or removal, discounted to Present Value, over (b) the then fair rental value of the Premises (taking into account any proceeds received or to be received from any re-letting of all or a portion of the Premises for any portion of what would be the then unexpired Term), discounted to Present Value for the same period, plus (B) all Re-Letting Costs. If any law shall limit the amount of damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such law. For the purpose of this Section 5.1(g), the “Present Value” of any amount shall mean such amount discounted monthly to present value by using the discount rate equal to the then Treasury Rate. “Treasury Rate” means the yield to maturity of a debt obligation of the United States Treasury having a maturity date closest to but not earlier than the then-existing remaining Lease Term and, if more than one have been issued with such maturity date, then using the debt obligation first issued on or closest to the date of any termination by Landlord under this Lease.

(h) Notwithstanding anything contained in this Lease to the contrary, in exercising its rights under Sections 5.1(f) and/or 5.1(g), Landlord shall not be entitled to recover damages that are duplicative.

5.2 Additional Rights of Landlord.

(a) No right or remedy of Landlord under this Lease shall be exclusive of any other right or remedy, but shall he cumulative and in addition to any other right or remedy hereunder or now or hereafter existing at law or equity. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by Landlord of any Base Rent, Additional Rent or other sums payable hereunder with knowledge of the breach of any provision hereof shall not constitute waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless made in writing duly executed by Landlord. Landlord shall be entitled to seek to obtain injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof, or to any other remedy allowed to Landlord by law or equity.

(b) If Tenant shall be in default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under any of the provisions of this Lease, then, without thereby waiving such default (and whether or not any applicable cure periods have lapsed), Landlord may, but shall be under no obligation to, take all action, including, without limitation, peaceably enter upon the Premises to perform the obligation of Tenant hereunder immediately and without notice in the case of an emergency and upon five (5) business days’ notice to Tenant in other cases. The reasonable and actual cost and expenses incurred by Landlord

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

in connection therewith, including reasonable attorneys’ fees and expenses (including those incurred in connection with any appellate proceedings), together with interest thereon at the Rate from the date any such expenses were incurred by Landlord until the date of payment by Tenant, shall constitute Additional Rent and shall be paid by Tenant to Landlord within five (5) days after demand therefor together with supporting information.

(c) No termination of this Lease, repossession or reletting of the Premises, exercise of any remedy or collection of any damages pursuant to this Article shall relieve Tenant of any indemnification obligations pursuant to this Lease.

(d) No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any monetary obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

ARTICLE 6

6.1 Notices and Other Instruments. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (i) certified or registered United States mail, postage prepaid, return receipt requested, or (ii) expedited prepaid delivery service, either overnight delivery service of a nationally recognized courier, commercial or United States Postal Service, with proof of attempted delivery, addressed as follows:

If to Landlord:	GPT Summerville Owner LLC
c/o Gramercy Property Trust
521 Fifth Avenue, 30th Floor
New York, New York 10175
Attention: Managing Director, Operations
with copy to:	c/o Gramercy Property Trust Inc.
550 Blair Mill Road, Suite 120
Horsham, PA 19044
Attn: Lease Administration
If to Tenant:	Thorne Research, Inc.
25820 Highway 2 West
Sandpoint, Idaho 83864
Attn: Kim R. Pearson, General Counsel
with copy to:	Jason S. Nichols
Parsons Behle & Latimer
201 South Main Street, Suite 1800
Salt Lake City, Utah 84111

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Such address may be changed by any party in a written notice to the other parties hereto in the manner provided for in this Section. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day. A party receiving a notice which does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given.

6.2 Estoppel Certificates, Subordination, Non-Disturbance and Attornment; Financial Information.

(a) Tenant shall, at any time and from time to time during, the Lease Term within not less than ten (10) Business Days after Tenant’s receipt of written request by Landlord, execute, acknowledge and deliver to Landlord and/or to any actual or prospective Lender, purchaser, assignee or mortgagee or third party designated by Landlord, a certificate stating: (i) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (ii) the Commencement Date and Expiration Date of the Term, (iii) the amount of Base Rent and Additional Rent payable by Tenant and the amount of the Security Deposit, (iv) the date to which Base Rent has been paid; (v) whether there is any existing default by the Tenant in the payment of Base Rent, whether, to Tenant’s actual knowledge, there is an existing default by the Tenant in the payment of any Additional Rent beyond any applicable grace period, and whether, to Tenant’s actual knowledge, there is any other existing default by either party hereto, and, if there is any such default, specifying the nature and extent thereof, and the actions taken to cure such default; (vi) whether there are any actions or proceedings pending against the Premises before any governmental authority to condemn the Premises or any portion thereof or any interest therein and whether, to the actual knowledge of Tenant, any such actions or proceedings have been threatened; (vii) whether there exists any material unrepaired damage to the Premises from fire or other casualty; and (vi) whether, to the actual knowledge of Tenant, there is any existing default by Landlord under this Lease and whether Tenant has any defenses, off-set rights or other claims against Landlord (and if so, specifying the nature and extent thereof); and (vii) such other matters as Landlord shall reasonably request. Any such certificate may be relied upon by Landlord and the direct and indirect beneficial owners of Landlord and any actual or prospective Lender, mortgagee or purchaser of the Premises.

(b) Tenant will deliver to Landlord, within 150 days after the end of each fiscal year of Tenant, copies of the following financial statements for Tenant: a balance sheet as at the end of such year and a statement of income and expenses for such year certified by independent certified public accountants of recognized national standing selected by Tenant; and, within sixty (60) days after the end of each of the three remaining fiscal quarters of Tenant a balance sheet as at the end of such quarter and statements of income and expenses for such quarters certified by the chief financial officer of Tenant, the foregoing financial statements all being prepared in accordance with GAAP, consistently applied; and

(c) Upon request of Landlord, and upon concurrent compliance with the provisions of Section 6.2(d) below, this Lease shall be subject and subordinate to the lien of any Indenture now or at any time hereafter in force against the Premises (or any portion thereof) and to all advances made or to be made upon the security thereof, and Tenant shall, within twenty (20) days after Landlord’s or Lender’s request, enter into an agreement with such Lender pursuant to

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

which Tenant shall agree that in the event that any such Lender, or any purchaser at a foreclosure sale, shall acquire title to the Premises, Tenant shall attorn to such Lender or such purchaser, as the case may be, as its new Landlord and this Lease shall continue as a direct lease between Tenant and such Lender or purchaser, as the case may be, with respect to the Premises upon the terms and conditions set forth herein, including without limitation, those set forth in Section 6.2(d) below.

(d) Upon receipt of a request from Landlord at any time during the Lease Term for the attornment agreement described in Section 6.2(c) above, Landlord shall deliver a non-disturbance agreement in form and substance reasonably acceptable to Tenant executed by Lender which shall provide that unless an Event of Default then exists under this Lease, Lender shall not join Tenant as a defendant in any action to foreclose upon the interest of Landlord in the Premises and, upon the Lender’s foreclosure of Landlord’s interest in the Premises by judicial proceedings or otherwise, such Lender (or any purchaser at a foreclosure sale), agrees that the Lease shall continue in full force and effect as a direct lease between Lender (or such purchaser) and Tenant, subject to all the terms, covenants and conditions of the Lease, and that Tenant’s rights of possession of the Premises and other rights and privileges under the Lease shall not be terminated, interfered with, or disturbed for any reason other than one which would entitle the Landlord to terminate the Lease or so disturb or interfere with such rights, under its terms or at law or in equity, or would cause, without any further action by such Landlord, the termination of the Lease, or would entitle such Landlord to dispossess the Tenant from the Premises, provided, that, Tenant, from and after the date of such succession, attorns to such Lender or the purchaser at foreclosure, pays to such Lender or purchase at foreclosure all items of Base Rent, Additional Rent and other items accruing from and after such date and otherwise remains in compliance with all other terms and provisions of this Lease and provided that any such agreements memorializing such attornment obligation shall not increase the liabilities and obligations of Tenant hereunder nor decrease the liabilities and obligations of any subsequent purchaser, as Landlord hereunder, except that neither Lender nor any purchaser at foreclosure nor any subsequent purchaser shall be liable for any default on the part of Landlord occurring prior to the date of such transfer or foreclosure, as applicable, or be subject to any defenses, set-off rights or other claims that Tenant may have against Landlord on account of matters occurring prior to the date of such transfer or foreclosure, as applicable, and provided further that the Lender or purchaser at foreclosure, and any subsequent purchaser of the Premises, shall not be bound by or subject to any material amendment or modification of this Lease which are entered into by Landlord and Tenant without the Lender’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) after the date of the attornment agreement. In the event that Tenant shall execute a separate document for the benefit of a Lender relating to subordination, attornment or non-disturbance, such document shall control to the extent that it conflicts with the provisions of this Section 6.2(d).

(e) Landlord shall at any time and from time to time during, the Lease Term within not less than thirty (30) days after Landlord’s receipt of written request by Tenant, execute, acknowledge and deliver to Tenant or to any third party designated by Tenant, a certificate stating: (i) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (ii) the Commencement Date and Expiration Date of the Term, (iii) the amount of Base Rent and Additional Rent payable by Tenant and the amount of the Security Deposit, (iv) the date to which Base Rent has been paid; (v) whether there is any existing default by the Tenant in the payment of

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Base Rent; (vi) whether, to Landlord’s actual knowledge, there is an existing default by the Tenant in the payment of any Additional Rent beyond any applicable grace period; (vi) whether, to Landlord’s actual knowledge, there is any other existing default by either party hereto, and, if there is any such default, specifying the nature and extent thereof, and the actions taken to cure such default and (vii) such other matters as Tenant shall reasonably request.

ARTICLE 7

7.1 Environmental Matters.

(a) As used herein, the following terms have the following meanings:

(i) “Environmental Claim” shall mean any claim, action, investigation or written notice by any Person or Governmental Authority alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release into the environment, of any Hazardous Substance at the Premises or (B) circumstances forming the basis of any Environmental Violation.

(ii) “Environmental Law” shall mean whenever enacted or promulgated, any applicable federal, state and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (i) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (ii) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of Hazardous Substances, hazardous conditions or hazardous activities, in each case as amended and as now or hereafter in effect. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local law.

(iii) “Environmental Violation” shall mean (i) any Release of any Hazardous Substance in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or any action of Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (ii) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Premises or which extends to any adjoining property in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law, (iii) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, or (iv) any violation of or noncompliance with any Environmental Law.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(iv) “Governmental Authority” shall mean any federal, state, regional or local government or political subdivision thereof and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(v) “Hazardous Substance” means any underground storage tanks or any substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is regulated under any Environmental Law as being toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety. Hazardous Substances include, without limitation, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, microbial matter (including but not limited to mold, mildew and other fungi or bacterial matter which reproduces through the release of spores or the splitting of cells), urea formaldehyde foam insulation, lead and polychlorinated biphenyls in concentrations or conditions that cause such materials or substances to be regulated by Environmental Laws.

(vi) “Release” shall mean any direct or indirect releasing, spilling, leaking, leaching, disposing, pumping, pouring, emitting, emptying, treating, or dumping of Hazardous Substances at, into, onto or emanating or migrating from or onto the Premises or the threat thereof, regardless of whether the result of an intentional or unintentional action or omission.

(vii) “USEPA” means the United States Environmental Protection Agency.

(b) Tenant covenants that during the Lease Term it (i) shall comply, and cause the Premises to comply, with all Environmental Laws applicable to the Premises, (ii) shall prohibit the use of the Premises for the storage or handling of any Hazardous Substance (other than in connection with the operation and maintenance of the Premises and in commercially reasonable quantities as a consumer thereof, subject to, in any event, compliance with Environmental Laws), and (iii) shall not install or permit the installation on the Premises of any underground storage tanks. Tenant shall not at any time during the Lease Term (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee, other Person occupying the Premises under or through Tenant or any Tenant Parties to cause, permit or suffer to occur any Environmental Violation and, at the request of Landlord or Lender, Tenant shall promptly clean-up, remediate or undertake any response action to correct such Environmental Violation, and (iii) without the prior written consent of Landlord, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof. Any and all reports prepared for or by Landlord with respect to the Premises shall be at Landlord’s sole cost and expense and shall be for the sole benefit of Landlord and Lender and no other Person shall have the right to rely on any such reports.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(c) If any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (collectively, the “Remedial Work”) is required on the Premises pursuant to an order or directive of any Governmental Authority or under any applicable Environmental Law, because of or in connection with the presence, suspected presence, Release, or suspected Release of a Hazardous Substance into the air, soil, ground water, surface water, or soil vapor on, under or emanating from the Premises or any portion thereof, which such Release resulted from Tenant’s or any Tenant Party’s use, presence or occupancy of the Premises and which occurred during the Term, Tenant shall (at Tenant’s sole cost and expense), or shall cause such responsible third parties to, promptly commence and diligently prosecute to completion all such Remedial Work in accordance with Environmental Laws and the requirements of any Governmental Authorities (subject to Tenant’s right to contest same pursuant to Section 7.3 herein).

(d) Upon reasonable prior notice, Landlord shall have the right at all reasonable times and during normal business hours, except to the extent such access is limited by applicable law, to enter upon and inspect all or any portion of the Premises, provided that such inspections shall not unreasonably interfere with the operation thereof. Landlord, at its sole cost and expense, may retain an environmental consultant to conduct and prepare reports of such inspections. The inspection rights granted to Landlord in this Section shall be in addition to, and not in limitation of, any other inspection rights granted to Landlord in this Lease, and shall expressly include the right to conduct, at Landlord’s sole cost and expense, soil borings and other customary environmental tests, assessments and audits in compliance with applicable Legal Requirements; provided, that, Landlord, as applicable, shall cause to be repaired any damage caused by such borings, tests, assessments or audits.

(e) To the extent that Tenant has knowledge thereof, Tenant shall promptly provide notice to Landlord of:

(i) any proceeding or investigation commenced or threatened by any Governmental Authority with respect to the presence of any Hazardous Substance on, under or emanating from the Premises;

(ii) all claims made or any lawsuit or other legal action or proceeding brought or threatened by any Person against (A) Tenant or Landlord or the Premises or any portion thereof; or (B) any other party occupying the Premises or any portion thereof, in any such case relating to any loss or injury allegedly resulting from any Hazardous Substance or relating to any Environmental Violation;

(iii) the discovery of any occurrence or condition on the Premises that constitutes a Release or an Environmental Violation or which might subject Landlord to an Environmental Claim; and

(iv) the commencement and completion of any Remedial Work.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(f) During the Lease Term, Tenant shall be, and is hereby, designated the party (as between Landlord and Tenant) responsible to comply with the requirements of this ARTICLE 7. Any assignee or subtenant of Tenant shall be deemed to have, and by entering into such assignment or sublease, and/or by entering into possession of the Premises, does hereby acknowledge that they shall be the party responsible, jointly and severally with Tenant under the provisions of ARTICLE 7 of this Lease, provided, however, that in the event Tenant assigns this Lease pursuant to Section 4.1 herein, then Tenant shall be held jointly and severally liable with Tenant’s assignee. Notwithstanding anything contained herein to the contrary, neither Tenant nor any of its successors, assignees or subtenants shall be responsible to comply with the requirements of Article 7 to the extent that any events, circumstances or conditions requiring compliance with Environmental Laws: (i) occurred or existed on or prior to the Commencement Date (unless caused by Tenant or any Tenant Party in connection with the design, development, construction or completion of the Building Improvements (but without limiting the obligation of Landlord under Exhibit A)), (ii) occurred after the expiration or early termination of this Lease, or (iii) resulted from the acts or omissions of Landlord or any Landlord Party.

(g) If applicable, prior to termination of the Lease it shall be the obligation of Tenant to deactivate any identification number, permit, license, etc. issued by the USEPA or any other federal, state or local entity dealing with the generation, treatment, storage or disposal of any Hazardous Substance on or at the Premises and to comply with any concomitant notification requirements pursuant to Environmental Laws dealing with Hazardous Substances generated, stored or used at the Premises during the Term.

(h) In the event there shall be filed a lien against the Premises arising out of a claim(s) by Governmental Authorities (unless caused by Landlord), Tenant shall immediately either: (i) pay the claim and remove the lien from the Premises; or (ii) furnish a bond, cash receipt or other security reasonably satisfactory to the Landlord sufficient to discharge the claim out of which the lien arises.

(i) All costs associated with Tenant’s compliance, as applicable, with the foregoing requirements, including without limitation Landlord’s reasonable and actual costs in reviewing the sampling plan, test results and developing a plan for and monitoring the cleanup and site detoxification, shall be paid by Tenant upon demand.

7.2 Environmental Indemnity. Tenant agrees to indemnify, defend, and hold harmless the Indemnified Parties for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees, disbursements and expenses, and reasonable consultants’ fees, disbursements and expenses (but excluding internal overhead, administrative and similar costs of the Indemnified Parties), asserted against, resulting to, imposed on, or incurred by the Indemnified Parties, directly or indirectly, in connection with any of the following arising on and after the Commencement Date (and such indemnity obligations shall survive any expiration of the Lease Term or termination of this Lease):

(a) any Environmental Violation, or any claim relating to Hazardous Substances, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B)

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity;

(b) any Remedial Work required to be performed pursuant to any Environmental Law or the terms hereof;

(c) the Release of Hazardous Substances at, in, under or about the Premises; or

(d) the breach of any environmental representation, warranty or covenant set forth in this Lease; provided, however, that the indemnification set forth above shall not apply to the extent that any of the events, circumstances or conditions set forth in (a) through (d) above (including, without limitation, any such events, circumstances or conditions that caused or resulted in an Environmental Claim, an Environmental Violation or the Release of Hazardous Substances on, in or at the Premises): (i) occurred or existed on or prior to the Commencement Date (unless caused, exacerbated or Released by Tenant or any Tenant Party in connection with the design, development, construction or completion or use or occupancy of the Building Improvements (but without limiting the obligation of Landlord under Exhibit A)), (ii) occurred after the expiration or early termination of this Lease, or (iii) resulted from or relate in any way to the acts or omissions of any Landlord or any Landlord Parties constituting gross negligence or willful misconduct.

7.3 Remediation/Compliance Standards; Tenant’s Right to Contest; Declaration of Environmental Restrictions. Notwithstanding anything contained in this ARTICLE 7 to the contrary: (i) at no expense to Landlord, Landlord shall promptly provide all information requested by Tenant or Governmental Authorities (to the extent in Landlord’s possession and without Landlord being required to undertake any third party investigations) with respect to Tenant’s fulfilling Tenant’s obligations under this paragraph, and shall promptly sign such affidavits, submissions, and other documents reasonably requested by Tenant or Governmental Authorities (all at no third party cost or liability to Landlord) and (ii) Tenant shall have the right to dispute or contest any request, demand or order issued by any Governmental Authority concerning Tenant’s or the Premise’s compliance with Environmental Laws or the conditions or limitations concerning Remedial Work, all subject to Section 2.6 hereof. At the request of Tenant, Landlord shall cooperate in good faith and act reasonably to allow Tenant to perform Tenant Remedial Work in a cost effective manner provided the same do not adversely affect the value of the Premises or any potential uses thereof.

ARTICLE 8

8.1 No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the Premises or any interest in such fee estate.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

8.2 Holdover. If the Tenant shall continue to occupy the Premises after the Expiration Date or earlier termination of this Lease, then Tenant shall be deemed to be a holdover tenant, the tenancy of which shall be from month to month upon the same provisions and conditions set forth in this Lease, except that Base Rent for the holdover period shall be an amount equal to one hundred fifty percent (150%) of the Base Rent in effect immediately prior to the holdover period. This Section 8.2 does not amount to a waiver of the Landlord’s right of reentry or any other right granted under ARTICLE 5 and shall not constitute a consent to any holdover by Tenant.

8.3 Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the condition in which the Premises were originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required hereby and except for ordinary wear and tear and except for the limitations set forth in the Section 2.5(a) with respect to the roof replacement. Tenant shall remove from the Premises on or prior to such expiration or termination all property situated thereon which is not owned by Landlord; all Tenant Improvements and Alterations that Landlord has required be removed in accordance with Section 3.4(a) hereof and all of Tenant’s Personal Property (collectively the “Removal Items”) and shall repair any damage caused by such removal. Property not so removed shall (only at Landlord’s option) become the property of Landlord, and Landlord may cause such property to be removed from the Premises and disposed of, but the actual cost of any such removal and disposition and of repairing any damage caused by such removal shall be borne by Tenant. Notwithstanding anything contained herein to the contrary, Tenant shall not be required to remove at the expiration or earlier termination of this Lease any of the Building Improvements or Alterations made by Tenant during the Lease Term that constitute normal and customary Alterations for the Permitted Use as a generic warehouse and distribution facility. Landlord and Tenant shall use good faith, reasonable efforts to walk through the Premises at least thirty (30) days prior to the expiration or sooner termination of this Lease and identify those Removal Items that Landlord has elected in accordance with the terms of this Lease to permit to remain in the Premises (which items shall be the property of Landlord) and those Removal Items that Landlord requires that Tenant remove at Tenant’s sole cost. Tenant shall repair any damage to the roof, walls or floor resulting from the removal of the Removal Items and shall cause the floor to be delivered level without holes or penetrations or protrusions. Landlord’s right to pursue Tenant for damages on account of damage caused by the removal of the Removal Items or Tenant’s failure to remove the Removal Items as herein required shall survive the expiration or sooner termination of this Lease.

8.4 Severability; Binding Effect. Each provision hereof shall be separate and independent and the breach of any provision by Landlord shall not discharge or relieve Tenant from any of its obligations hereunder. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by law. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the successors and assigns of Landlord to the same extent as if each such successor and assign were named as a party hereto. All provisions contained in this Lease shall be binding upon the successors and assigns of Tenant and shall inure to the benefit of and be enforceable by the permitted successors and assigns of Tenant in each ease to the same extent as if each such successor and assign were named as a party hereto.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

8.5 Table of Contents and Headings. The table of contents and the headings of the various Sections and Schedules of this Lease have been inserted for reference only and shall not to any extent have the effect of modifying the express terms and provisions of this Lease.

8.6 Counterparts. This Lease may be executed in two or more counterparts and shall be deemed to have become effective when and only when one or more of such counterparts shall have been signed by or on behalf of each of the parties hereto (although it shall not be necessary that any single counterpart be signed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument), and shall have been delivered by each of the parties to each other.

8.7 Recording of Lease. Landlord and Tenant will execute on the Commencement Date a Notice of Lease in the form attached hereto as Exhibit C, which Tenant shall record of record in the public records of Berkeley County, South Carolina or other customary place for recording such documents. Tenant will execute, acknowledge, deliver and cause to be recorded or filed in the manner and place required by any present or future law all other instruments, including, without limitation, financing statements, continuation statements, releases and instruments of similar character, which shall be reasonably requested by the Landlord. Tenant shall be responsible for all costs, expenses and transfer taxes in connection with the execution of this Lease and the recording of a memorandum hereof. Upon the expiration or earlier termination of this Lease, Tenant shall execute and deliver to Landlord a written termination of such Notice of Lease in recordable form and all other documents necessary to cause such Notice of Lease to be removed from the public records in which it was filed.

8.8 No Waiver, Amendments. No failure, delay, forbearance or indulgence on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; or as an acquiescence in any breach, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No term or provision hereof may be amended, changed, waived, discharged or terminated orally, but only by an instrument signed by the party against whom enforcement thereof is sought.

8.9 No Brokers/Advisors. Landlord and Tenant each represent and warrant to one another that it has not dealt with any broker in connection with the leasing of the Premises other than CBRE Global Corporate Services (“Broker”), and hereby defend, indemnify and hold one another harmless from and against any claims of brokers claiming through it. Landlord shall pay a commission to Broker pursuant to a separate agreement with Broker, which commission shall be included in Total Project Costs.

8.10 Governing Law. This Lease and the rights and obligations of the parties hereunder shall be governed by the laws of the State of South Carolina. The parties agree to the jurisdiction and venue of the United States District Court for the District of South Carolina (the “Applicable Court”). The parties appoint the persons identified in Section 6.1 herein as agent to receive service of process, writs, notices, summonses, or other legal documents in any suit, action or proceeding which the parties may commence against one another. Where permitted by law or court rule of the Applicable Court, the parties consent to service of such process by United States mail, in the manner specified in the applicable law or court rule.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

8.11 Waiver of Jury Trial. LANDLORD AND TENANT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE.

8.12 Conveyance by Landlord. The word “Landlord” as used in this Lease means only the owner for the time being of the Premises, so that, if there is a transfer of an owner’s interest, the transferor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder, except any obligations which accrued prior to the date of transfer, and it shall be deemed and construed, without further agreement between the parties or between the parties and the transferee of the Premises, that the transferee has assumed and has agreed to carry out any and all of the Landlord’s covenants and obligation hereunder from and after the date of transfer.

8.13 Relationship of the Parties. Nothing contained in this Lease shall be construed in any manner to create any relationship between the Landlord and the Tenant other than the relationship of landlord and tenant. Without limitation, the Landlord and the Tenant shall not be considered partners or co-venturers for any purpose on account of this Lease.

8.14 Representation by Counsel. The Tenant and the Landlord each acknowledge that it was represented by counsel in connection with the negotiation and execution to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease.

8.15 True Lease. This Lease is intended as, and shall constitute, an agreement of lease, and nothing herein shall be construed as conveying to the Tenant any right, title or interest in or to the Premises nor to any remainder or reversionary estates in the Premises held by any Person, except, in each instance, as a Tenant. Under no circumstances shall this Lease be regarded as an assignment of all of Landlord’s interests in and to the Premises; instead Landlord and Tenant shall have the relationship between them of landlord and tenant, pursuant to the provisions of this Lease.

8.16 Landlord’s Liability. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that (a) there shall be absolutely no personal liability on the part of Landlord, any Lender or their respective successors or assigns or the trustees, members, partners, shareholders, officers, directors, employees and agents of Landlord, any Lender or their respective successors or assigns, to Tenant or any other party with respect to any of the terms, covenants and conditions of this Lease, (b) Tenant waives all claims, demands and causes of action against the trustees, members, partners, shareholders, officers, directors, employees and agents of Landlord, any Lender and their respective successors or assigns in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, and (c) Tenant shall look solely to Landlord’s interest in the Premises (including without limitation rents, issues, profits, proceeds (i.e., insurance and condemnation) and other income Landlord receives from the Premises) for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, or any other matter in connection with this Lease or the Premises, such exculpation of liability to be absolute and without any exception whatsoever.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

8.17 Other Documents. Each of the Parties agrees to sign such other and further documents as may be reasonably necessary or appropriate to carry out the intentions expressed in this Lease.

8.18 Attorney Fees. If any legal action is brought by Landlord or Tenant because of an alleged breach, default, or misrepresentation by the other party in connection with any of the provisions of this Lease, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action, in addition to any other relief to which that party may be entitled hereunder.

8.19 Limitation on Liability; No Consequential Damages. Notwithstanding anything contained herein to the contrary, in no event shall Landlord or Tenant be liable under this Lease for exemplary, special, punitive or consequential damages (including, without limitation, lost profits), even in the event of the fault, negligence (in whole or in part), strict liability, breach of contract or otherwise of Landlord or Tenant.

8.20 Subordination/Waiver Of Landlord’s Lien. Landlord hereby agrees to subordinate any statutory or common law liens or security interests Landlord may have upon any of Tenant’s Personal Property to the liens and security interests in favor of any lender to Tenant and Landlord expressly waives any and all statutory or common law lien rights Landlord may have upon personal property of third parties stored on site by Tenant in the ordinary course of Tenant’s use of the Premises for the Permitted Uses. Landlord agrees to execute and deliver such instruments reasonably requested by Tenant’s lender from time to time to evidence or effect the aforesaid subordination.

8.21 Entire Agreement. This Lease constitutes the entire agreement between the parties with respect to the subject matter herein contained, and all prior negotiations with respect to the subject matter herein contained are merged into and incorporated into this Agreement and all other prior documents and correspondence between the parties with respect to the subject matter herein contained are superseded and of no further force of effect.

[SIGNATURES ON NEXT PAGE]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

IN WITNESS WHEREOF,, the parties hereto have caused this Lease to be executed as of the date first above written.

LANDLORD:

GPT SUMMERVILLE OWNER LLC, a Delaware limited liability company

By:	/s/ Allan B. Rothschild
Name:	Allan B. Rothschild
Title:	Managing Director

TENANT:

THORNE RESEARCH, INC., an Idaho corporation

By:
Name:	Paul F. Jacobson
Title:	Chief Executive Officer

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

IN WITNESS WHEREOF,, the parties hereto have caused this Lease to be executed as of the date first above written.

LANDLORD:

GPT SUMMERVILLE OWNER LLC, a Delaware limited liability company

By:
Name:	Allan B. Rothschild
Title:	Managing Director

TENANT:

THORNE RESEARCH, INC., an Idaho corporation

By:	/s/ Paul F. Jacobson
Name:	Paul F. Jacobson
Title:	Chief Executive Officer

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

SCHEDULE A

DESCRIPTION OF PREMISES

LEGAL DESCRIPTION

All that lot, piece or parcel of land, situate, lying and being on the eastern side of Omni Industrial Blvd. in the County of Berkeley, State of South Carolina, measuring and containing 25.81 acres shown an designated as Tract A-3 on a plat entitled “Final Subdivision Plat of Tract A (218.43+/- Ac.) Omni Industrial Commerce Park to create Tract A-3 (25.81 Ac.) & Tract A (192.62+/- Ac.)” drawn by Thomas & Hutton Engineering Co. dated May 19, 2016 and recorded ___________, 2016 in Plat Cabinet __, Pages ____ and ____, in the Register of Deeds Office for Berkeley County, South Carolina.

Formerly known as:

A 25.8 Acre portion of that certain piece, parcel and tract of land, with any improvements located thereon, situate, lying and being in New Hope Community, Berkeley County, South Carolina, being shown and designated as Tract A, 215.462 acres, and Parcel A-1, 5.095 acres, on a survey entitled “A BOUNDARY SURVEY OF TRACT A AND PARCEL A-1 OMNI COMMERCE PARK, OWNED BY EASTWAY PROPERTIES LLC LOCATED IN NEW HOPE COMMUNITY, BERKELEY COUNTY, SOUTH CAROLINA”, prepared by Southeastern Surveying of Charleston, Inc. dated August 15, 2011 and recorded on December 16, 2011, in the Office of the Register of Deeds for Berkeley County, South Carolina in Record Plat Cabinet P at Page 25-P; and such size, shape, dimensions, buttings and boundings as shown on said survey.

Together with appurtenant easement rights for the encroachment of overhangs and for ingress, egress, use and enjoyment of common areas granted in that certain Declaration of Protective Covenants, Conditions and Restrictions for Omni Industrial Campus by MWV-OMNI, LLC dated September 29, 2014 and recorded October 9, 2014 in Book 11010, Page 267 in said ROD Office; as amended by that certain First Amendment to Declaration of Protective Covenants, Conditions and Restrictions for Omni Industrial Campus dated August 30, 2016, and recorded August 31, 2016, in Book 2262, Page 507 in said Register of Deeds Office for Berkeley County, South Carolina.

(See Attached)

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

SCHEDULE B

LANDLORD’S ACCOUNT FOR PAYMENT OF BASE MONTHLY RENT

Wire transfers to GPT SUMMERVILLE OWNER LLC, a Delaware limited liability company in accordance with wire transfer instructions provided by Landlord to Tenant by written notice from time to time.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

LEASE EXHIBIT A

CONSTRUCTION OF BUILDING IMPROVEMENTS

This LEASE EXHIBIT A sets forth the rights and obligations of Landlord and Tenant with respect to the construction of the Building Improvements (as hereinafter defined).

1.

DEFINITIONS. For purposes of this Exhibit and the Lease, the following terms shall have the following meanings, and terms which are not defined below, but which are defined in the Lease, shall have such meanings herein as are ascribed to such terms by the Lease:

1.1	“Actual Cost Excess” shall mean the amount, if any by which (x) the actual Total Project Costs, exceeds (y) the projected Total Project Costs set forth in the Preliminary Budget.

1.2.

“Additional Rent Commencement Date” shall mean the sooner to occur of: (1) the Substantial Completion Date; or (ii) the date upon which Substantial Completion would have occurred but for the occurrence of Tenant Delays, which such determination under (ii) shall be reasonably determined by the Architect in writing with a statement by the Architect setting forth the basis for his determination.

1.3.	“Architect” shall mean Ware Malcomb.

1.4.	“Allowance Amount” shall mean the total dollar amount of all Allowance Items set forth in the Final Budget.

1.5.

“Allowance Items” shall mean those items in the Final Budget for which an allowance has been provided and with respect to which the Landlord reserves the right to require Tenant to pay Excess Allowance Costs if the Allowance Amount is exceeded, as more particularly described in Section 3.6.

1.6.

“Base Rent Commencement Date” shall mean the sooner to occur of: (i) the day immediately following the last day of the fifth (5th) full calendar month after the Substantial Completion Date; or (ii) the day immediately following the last day of the fifth (5th) full calendar months after the date upon which Substantial Completion would have occurred but for the occurrence of Tenant Delays, which such determination under this (ii) shall be reasonably determined by the Architect in writing with a statement by the Architect setting forth the basis for his determination.

1.7.

“Building Improvements” shall have the meaning set forth in Section 1.1(a)(ii) of the Lease, together with all off-site work and other improvements contemplated by the Final Project Plans. Unless specifically agreed to by Landlord and Tenant, the Building Improvements shall include the Tenant Improvements (as hereinafter defined).

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

1.8.

“Carry Costs” shall mean the reasonably imputed or actual cost of the investment or funding, both of Landlord’s equity investment and the proceeds of any Financing, in Total Project Costs determined as to any such Total Project Costs from the date of the investment therein or funding thereof. Carry Costs shall begin to accrue and be included in Total Project Costs as to any item of Total Project Costs, at the rate applicable to Landlord’s equity investment or the proceeds of any Financing (as the case may be) from time to time, from the later of (i) the date of the investment or funding of any portion of Total Project Costs; and (ii) the Carry Cost Commencement Date until the Base Rent Commencement Date.

1.9.	“Carry Cost Commencement Date” shall mean the date, commencing on the Effective Date when investments or funding of Total Project Costs may begin to be included in Carry Costs.

1.10.	“Commencement Date” shall have the meaning set forth in Section 1.3(a) of the Lease.

1.11.	“Development Fee” shall mean Seven Hundred Six Thousand Three Hundred Eighty-Three and No/100 Dollars ($706,383.00).

1.12.

“Development Management G&A” shall mean a fee in the amount of Five Thousand Dollars ($5,000.00) per month, payable to Landlord (or Landlord’s designee) in advance on the first day of each calendar month from and including April 1, 2016 through and including the month in which Final Completion is achieved, but in any event, not exceeding Ninety Thousand and No/100 Dollars ($90,000.00). Landlord (or its designee) shall be entitled to, and shall, receive the Development Management G&A fee, which amount shall be deemed included in Total Project Costs for purposes of calculating Base Rent.

1.13.

“Development Reimbursables” shall mean all travel, lodging, meals and other project-related costs and expenses incurred by Landlord or Landlord’s affiliates in connection with the Land Contract and/or this Lease, which shall be payable to Landlord (or Landlord’s designee) on a monthly basis, in arrears, from and including January 1, 2016 through and including Final Completion, up to an aggregate amount of $75,000.00; provided, however, that the Development Reimbursables incurred prior to the date Landlord acquires fee title to the Premises shall not exceed $7,500.00

1.14.

“Excess Allowance Amount” shall mean the amount (if any) by which the Total Project Costs paid or incurred by Landlord with respect to, or in connection with, the Allowance Items exceeds the Allowance Amount.

1.15.

“Final Budget” shall mean the final budget to be prepared pursuant to Section 2.2 below and reflecting the estimated Total Project Costs to be paid or incurred by Landlord to design, develop, permit, construct and achieve Substantial Completion and Final Completion of the Building Improvements.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

1.16.

“Final Project Plans” shall mean Preliminary Plans as modified by the Working Drawings (as hereinafter defined) as of the Plans Approval Date, by such changes, additional information and specifications as contemplated by Section 2 of this Exhibit A, and as further modified by any Change Orders, Required Change Orders or Tenant’s Extra Work (each as hereafter defined), as applicable.

1.17.

“Final Completion” shall mean that all of the following have occurred: (i) Substantial Completion; (ii) issuance of a permanent Certificate of Occupancy (as opposed to a temporary Certificate of Occupancy): provided, however, that if Landlord is unable to obtain a permanent Certificate of Occupancy as a result of Tenant’s failure to obtain the Tenant Approvals, the requirements of this item (ii) shall not be applicable for purposes of determining whether Final Completion and the Final Completion Date have occurred: and (iii) certification in writing by the Architect that all punch list items have been completed; provided, however, that if Tenant exercises its right pursuant to Section 6 to complete remaining punch list items, the requirements of this item (iii) shall not be applicable for purposes of determining whether Final Completion and the Final Completion Date have occurred.

1.18.	“Final Completion Date” shall mean the date upon which Final Completion has occurred, subject to the qualifications described in the definition of “Final Completion” above.

1.19.	Intentionally deleted.

1.20.	“Force Majeure Delays” shall have the meaning set forth in Section 3.2 of this Exhibit A.

1.21.

“General Contract” shall mean that certain Agreement between Owner and Contractor between Landlord and Contractor between General Contractor and Landlord (or the replacement agreement if General Contractor is terminated for any reason), substantially in the form attached hereto as Exhibit A-7 to be entered into after the date hereof.

1.22.

“General Contractor” shall mean Evans General Contractors, LLC or another general contractor selected by Landlord and reasonably acceptable to Tenant or a replacement general contractor selected by Landlord and reasonably acceptable to Tenant should such General Contractor be terminated.

1.23.

“Government Incentives” shall mean monetary incentives not to exceed One Million Fifty Thousand Dollars ($1,050,000.00) in the aggregate, which are received by or payable to Landlord from the State of South Carolina or any political subdivision thereof for or on account of the development and construction of the Building Improvements under this Lease, including (if applicable) South Carolina Economic Development Grant; Berkeley County Electric Coop Grant; and South Carolina Power Team Grant.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

1.24.

“Land Basis” shall mean an amount equal to the product of (A) One Hundred Five Thousand Dollars per acre ($105,000.00/acre) multiplied by (B) the gross land area of the Land, measured in acres. Land Basis is an agreed value for the purpose of calculating Total Project Costs and Base Rent, only, and is not intended to reflect the fair market value of the land or on-site or off-site improvements upon which the Building Improvement are constructed or installed.

1.25.

“Landlord’s Share of Total Project Costs” shall mean the projected amount of Total Project Costs set forth on the Preliminary Budget, or the actual amount of Total Project Costs, whichever is less; provided, however, Landlord’s Share of Total Project Costs may be increased pursuant to Section 3.6 of this Exhibit A.

1.26.	“Permitted Delay” shall mean a delay that results from a Force Majeure Delay or a Tenant Delay.

1.27.

“Preliminary Budget” shall mean the preliminary budget attached hereto as Exhibit A-2 reflecting the estimated Total Project Costs to be paid or incurred by Landlord to design, develop, permit, construct and achieve Substantial Completion and Final Completion of the Building Improvements and all punch list items.

1.28.

“Preliminary Plans” shall mean comprehensive outline specifications and preliminary drawings prepared by Architect and General Contractor on behalf of Landlord for the Building Improvements to be constructed which are described in attached Exhibit A-1.

1.29.

“Punch List Amount” shall mean an amount equal to one hundred twenty-five percent (125%) of the costs reasonably estimated by Landlord, Tenant and General Contractor as necessary to complete the punch list items.

1.30.	“Punch List Escrow” shall mean an escrow established with First American Title Insurance Company for purposes of holding the Punch List Amount pending completion of the Punch list items.

1.31.	“Required Yield” shall mean Eight Percent (8.0%).

1.32.

“Schedule” shall mean the detailed schedule attached hereto as Exhibit A-3 describing the milestone dates necessary to timely Substantially Complete the Building Improvements on or prior to the Target Substantial Completion Date (as hereinafter defined) and to achieve Final Completion associated with (i) approval of the Final Project Plans by Landlord and Tenant; (ii) approval of the Final Budget by Landlord and Tenant; (iii) applying for and obtaining all of the necessary permits, approvals, licenses and consents from government and quasi-governmental authorities in connection with the commencement, construction and Final Completion of the Building Improvements; and (iv) the Final Completion of the Building Improvements. The time for achieving milestones identified on the Schedule shall be extended by the length of any delay in achieving the same resulting from any Tenant Delay and any Force Majeure Delay. The Schedule shall

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

from time-to-time be updated to reflect the actual progress of the design, construction and completion of the Building Improvements. Upon approval of the Final Budget, to the extent the approval by Tenant of the Final Budget occurs more than seven (7) business days after Landlord’s submission to Tenant of the draft Final Budget, the Schedule including, but not limited to, revisions to the Target Substantial Completion Date, shall be extended on a day-for-day basis for each day beyond such seven (7) business day period until Tenant has approved the Final Budget.

1.33.

“Substantial Completion and Substantially Complete” shall be when the following has occurred: (i) construction of the Building Improvements (without the Tenant Improvements) or Tenant Improvements, as applicable, has been substantially completed in accordance with the requirements of the Final Project Plans excepting only “punch list items” and the Architect has certified such fact in writing on AIA Form #G704-2000 and (ii) a temporary certificate of occupancy is issued by the governmental authority having jurisdiction to issue the same, which such temporary certificate of occupancy allows Tenant to occupy the Building for the Permitted Use at such time as Tenant has obtained the Tenant Approvals (as hereinafter defined); provided, however, if such certificate of occupancy could not be obtained because of the existence or condition of any Tenant Improvements or Tenant Delays (as hereinafter defined), then, for purposes of determining the Base Rent Commencement Date and the Additional Rent Commencement Date only, Substantial Completion of the Building Improvements shall be deemed to occur on the date on which such certificate of occupancy would otherwise have been issued but for such Tenant Delays or Tenant Improvements, which such “deemed to occur” date shall be reasonably determined by the Architect in writing with a statement by the Architect setting forth the basis for his determination. Notwithstanding the foregoing, (a) in no event shall Substantial Completion of the Building Improvements (without the Tenant Improvements) occur prior to the Target Substantial Completion Date, as defined below, and (b) the Substantial Completion Date shall be extended one (1) day for every day that the commencement of the Tenant Improvements, is delayed for a reason other than a Tenant Delay or Force Majeure Delay in commencing the Tenant Improvements on or before June 15, 2017.

1.34.	“Substantial Completion Date” shall mean the date upon which Substantial Completion of the Building Improvements (without the Tenant Improvements) has occurred.

1.35.	“Tenant Approvals” shall have the meaning set forth in Section 3.1 of this Exhibit A.

1.36.	Intentionally Omitted.

1.37.

“Ten Year Treasury Rate” shall mean, as of any date, the “Constant Maturity Treasury” (or “CMT”) rate (per annum yield to maturity) for 10-year U.S. Treasury Notes, as published by the United States Department of the Treasury.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

1.38.	“Target Substantial Completion Date” shall have the meaning set forth in Section 3.1 of this Exhibit A.

1.39.

“Tenant Improvements” shall mean the alterations, additions or improvements to be made or constructed by Landlord to the interior of the Premises to make the Premises ready for operation by Tenant therein. The scope and nature of the Tenant Improvements is described on Exhibit A-4 hereof. To the extent applicable, Tenant shall submit to Landlord any plans, drawings or descriptions of the Tenant Improvements on or prior to the date specified in the Schedule. The Tenant Improvements shall be owned by Landlord and shall not be or become Tenant’s Personal Property.

1.40.	“Tenant Delays” shall have the meaning set forth in Section 3.3 of this Exhibit A.

1.41.	“Tenant’s Share of Total Project Costs” shall mean the Actual Cost Excess, if any, less any portion thereof that is added to Landlord’s Share of Total Project Costs pursuant to Section 3.6 below.

1.42.

“Total Project Costs” shall mean any and all hard or soft costs actually paid or incurred by Landlord (including, without limitation, the Carry Costs, Developer Fee, Development Management G&A and Development Reimbursables, whether paid to third parties or payable to Landlord or its affiliates) to acquire the Land, design, permit, develop, entitle, construct, Substantially Complete and Finally Complete the Building Improvements, obtain the Financing and otherwise perform its obligations pursuant to this Exhibit A and complete the design and development of the Building Improvements. Total Project Costs shall be deemed to include, without limitation, the following:

(i)

the cost of all labor, materials, utilities, equipment (acquired or rented) and similar items incorporated into or consumed in the construction and development of the Building Improvements, utility or landscaping work incorporated in or related to the Building Improvements, including fees and bonuses, of contractors or materialmen;

(ii)

architectural, topographical and boundary surveying, legal, consulting, accounting, civil engineering and engineering fees and expenses paid to outside architects, surveyors, accountants, consultants, attorneys and engineers in connection with the planning and construction of the Building Improvements;

(iii)

the Land Basis, Carry Costs (which shall continue to accrue and be included in Total Project Costs for purposes of determining Base Rent through and including the Base Rent Commencement Date) and all reasonable and customary brokerage commissions payable in connection with this Lease;

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(iv)

all construction costs and rents for the construction offices (including construction trailers) and landscaping relating to any thereof and all other reasonable, market costs paid to third parties in connection with establishing and maintaining the same, including costs of utilities, equipment, furniture and other similar related expense;

(v)

all costs of building and other permits, including, but not limited to, all direct or indirect costs incurred in connection with obtaining any subdivision, rezoning, zoning variances or other approvals required from any governmental authorities having jurisdiction over the Land or any portion thereof;

(vi)

all costs of all off-site improvements required to be constructed or paid for by or on behalf of Landlord in connection with the issuance of any building or other permits for, or completion of, the Building Improvements by any governmental authorities having jurisdiction over the Building Improvements;

(vii)	all direct and indirect costs of acquiring any easements, air rights, use permits or other off-site rights in connection with the development or completion of the Building Improvements;

(viii)

all insurance premiums paid or payable by Landlord with respect to the Building Improvement, including any builder’s risk, fire and extended coverage, rent loss, or general liability coverage carried by Landlord;

(ix)

any and all amounts payable to General Contractor by Landlord under the General Contract, including, but not limited to, any contractor’s fee and general conditions, all as set forth in the General Contract;

(x)

reasonable legal fees paid or incurred to design, develop or entitle the Building Improvements, to acquire the Land, to obtain the Financing and to negotiate the Land Contract and this Lease Agreement (including this Exhibit A);

(xi)

all costs, expenses, points, fees and other charges paid to acquire the Land or in connection with Land Contract, or to obtain, or in connection with, the Financing, including, but not limited to, reasonable legal fees, transfer taxes and documentary stamps, net prorations paid by Landlord, lender legal fees, commitment fees, rate lock fees, diligence costs, title fees, survey fees, appraisal fees, inspection fees and letter of credit fees and costs;

(xii)	any increased costs or expenses or losses resulting from Permitted Delays;

(xiii)	Impositions and other costs paid or payable with respect to the Land with respect to the period after the date hereof and prior to the Commencement Date;

(xiv)	The Development Fee;

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(xv)	The Development Management G&A fees; and

(xvi)	The Development Reimbursables.

Total Project Costs shall not include (i) costs arising from the gross negligence or willful misconduct of Landlord, its agents or employees, (ii) costs, fines and penalties due to Landlord’s violation of applicable laws, and (iii) costs that are duplicative.

1.43.	“Working Drawings” shall have the meaning set forth in Section 2.1 of this Exhibit A.

2.

APPROVAL OF PLANS. Landlord and Tenant each hereby acknowledge that they have approved the Preliminary Plans and the Preliminary Budget. Landlord and Tenant agree the Preliminary Plans do not constitute a set of working drawings that are sufficient to perform the work necessary to complete the Building Improvements; however, the parties agree that the Preliminary Plans are sufficient to define, and shall constitute, the definition of the scope of the work for the Building Improvements (the “Project Scope”).

2.1.

Preparation and Approval of Plans. Landlord has retained Architect to provide design services in connection with the Building Improvements and to perform contract administration. The fees of Architect in connection with the design and development of the Building Improvements shall be included in Total Project Costs. Landlord shall cause Architect, in consultation with Tenant and General Contractor, to prepare Working Drawings from the Preliminary Plans on or prior to the applicable milestone date specified in the Schedule. “Working Drawings” shall mean such drawings and specifications, design materials and other plans that are consistent with the Project Scope and necessary and sufficient to permit the bidding of the work to subcontractors and material suppliers and to construct the Building Improvements in accordance with all applicable laws, ordinances, rules and regulations. Except as otherwise approved by Tenant in writing (which approval shall not be unreasonably withheld, delayed or conditioned by Tenant), the Working Drawings prepared by Landlord shall represent a logical design and engineering progression of, and shall be consistent in all material respects with, the Preliminary Plans. Landlord shall use commercially reasonable efforts to deliver the Working Drawings to Tenant for Tenant’s review and approval on or prior to the milestone dated specified in the Schedule (which approval shall not be unreasonably withheld, conditioned or delayed). For purposes of the Lease and such approval, Tenant shall not have the right to require Landlord to make material modifications to the Project Scope, including material modifications to the Preliminary Plans or the Working Drawings. Any such material modifications or additional work beyond the Project Scope shall be governed by Section 4 of this Exhibit A. Tenant, acting reasonably and in good faith, shall have ten (10) business days from Landlord’s delivery of the Working Drawings to advise Landlord, in writing, as to whether or not Tenant accepts the Working Drawings. If Tenant fails to timely respond, Tenant shall automatically be deemed to have approved the Working Drawings. If Tenant timely requests changes to the Working Drawings (“Tenant’s Objection”), Tenant shall also, within such ten (10) business day

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

period, advise Landlord, with reasonable specificity and detail, of Tenant’s Objection. If, upon receipt of any Tenant Objection, Landlord wishes to take exception thereto, Landlord may do so within five (5) business days after Landlord’s receipt of such Tenant’s Objection. In such event, Landlord shall deliver revised Working Drawings to Tenant prior to the expiration of such five (5) business day period appropriately reflecting those matters which were approved and disapproved by Landlord, and Tenant shall grant its approval or disapproval thereto, and/or state any further objections or proposed modifications, within three (3) business days after receipt thereof. After the first submission and resubmission, Landlord and Tenant agree to restrict further objections or disputes to matters which have not previously been agreed upon or accepted by the other party and, in any event, Tenant shall not have the right to object to any Working Drawing or other plans and specifications prepared by Landlord unless the same represents a material departure from, and is not a logical design and engineering progression of, the Preliminary Plans or other plans previously approved by the parties. The parties shall, in all events, attempt to reach final agreement on the Working Drawings as soon as possible. Each party agrees that its failure to respond to a submission or resubmission within the above-referenced time frames shall constitute such party’s acceptance of the submission or resubmission in question, or, to the extent applicable, a delay caused by the delinquent party. Upon reaching final agreement of the Working Drawings, Landlord shall then cause Architect, in consultation with Tenant and General Contractor, to incorporate the agreed-upon changes into the Working Drawings as soon as reasonably practicable. Upon approval or deemed approval of the Working Drawings, those Working Drawings shall replace, be utilized and relied upon in lieu of the portion of the Preliminary Plans related to such approved Working Drawings. The date on which Landlord and Tenant mutually agree upon the Working Drawings, or the date on which the parties are deemed to have approved them, whichever is applicable, shall be referred to as the “Plans Approval Date”. After the Plans Approval Date, Landlord shall not be required to make any changes to the Working Drawings, except to the extent expressly set forth in this Exhibit A. Tenant’s review and approval of, or failure to disapprove, any plans or specifications shall not constitute a representation or warranty that such plans or specifications complies with applicable Legal Requirements and shall not constitute a waiver of the express requirements of Landlord under this Lease.

2.2.

Final Budget. Landlord shall cause to be prepared and delivered to Tenant a proposed Final Budget for Tenant’s review and comment on or prior to the applicable milestone date in the original Schedule for the delivery of the proposed Final Budget, which proposed Final Budget shall be prepared in consultation with Tenant and General Contractor. When reasonably requested by Tenant, Landlord shall cause General Contractor to obtain three (3) competitive bids for each trade subcontract or materials supply contract; provided, however, that Landlord and General Contractor shall not be required to accept the lowest bid to the extent any reasonable objection exists to such bid after consultation with Tenant prior to rejecting such lowest bid. The results of such competitive bidding shall be shared

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

with Tenant and Landlord shall reasonably consider Tenant’s suggestions and requests concerning the retention of subcontractors and material suppliers. Without limitation of the foregoing, Landlord shall, in consultation with General Contractor and Tenant and subject to Tenant approval, which such approval shall not be unreasonably withheld, attempt to value engineer the construction and completion of the Building Improvements to reduce Total Project Costs. Tenant shall have a period of ten (10) business days of receipt of the Final Budget proposed by Landlord to review and provide reasonable comment with respect to such budget; provided, however, that Landlord has not, and will not by virtue of preparing and agreeing upon a Final Budget, guarantee that the maximum amount of Total Project Costs set forth in the Final Budget will not be equaled or exceeded in connection with the Substantial Completion and Final Completion of the Building Improvements. Tenant’s failure to timely comment on the draft Final Budget shall be deemed Tenant’s approval of the proposed Final Budget. Landlord shall use reasonable efforts to incorporate Tenant’s comments to the draft Final Budget. If Landlord reasonably and in good faith determines that any requested comments or changes are reasonable and appropriate, Landlord shall within five (5) business days of receipt of Tenant’s comments incorporate such changes or comments and submit the revised Final Budget to Tenant for its review and comment. Agreement by Landlord and Tenant on a Final Budget shall not constitute a guarantee by Landlord for the benefit of Tenant that the aggregate amount of Total Project Costs will not exceed the amount set forth in the Final Budget and Base Rent shall be determined pursuant to Exhibit B attached hereto on the basis of the actual Total Project Costs without reference to such Final Budget. If the projected Total Project Costs included in the Final Budget (after deducting therefrom increases in Total Project Costs resulting from (a) changes requested by Tenant to the Project Scope as contemplated in the Preliminary Plans that are reflected in the Final Project Plans and (b) increases in the Allowance Amounts for any Allowance Items from the amounts specified in the Preliminary Budget) exceed the projected Total Project Costs contained in the Preliminary Budget then such excess shall constitute a “Projected Cost Excess” under this Lease. In the event the Final Budget includes any Projected Cost Excess, such Projected Cost Excess shall be noted in the Final Budget.

2.3.

Changes to Work. After the Plans Approval Date, except as otherwise required in this Exhibit A, neither Landlord nor Tenant shall have the right to order extra work or change orders with respect to the construction of the Building Improvements without the prior written consent of the other (which consent may be withheld, conditioned or delayed by either party in its sole and absolute discretion if such extra work or change orders will increase the Total Project Costs or cause a delay of any milestone dates in the Schedule; and otherwise which consent shall not be unreasonably withheld, conditioned or delayed). Extra work or change orders requested by either Landlord or Tenant after the Plans Approval Date (each a “Proposed Change Order”) shall be made in writing, shall specify in detail any added or reduced Total Project Cost, the method of payment (inclusion in the Total Project Cost, or paid in advance at the time of the Change Order) and an estimate

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

of any construction delay resulting therefrom, and shall become effective and a part of the Final Project Plans once approved in writing by both Landlord and Tenant (a “Change Order”). Landlord and Tenant each agrees that it shall respond to a Proposed Change Order within seven (7) business days after receipt of the Proposed Change Order. No Proposed Change Order will be effective if the content of such Change Order is not permitted by applicable building and zoning regulations, as the same are then in effect, interpreted and enforced by the applicable governmental authorities. Notwithstanding the foregoing, Landlord shall be entitled to make changes to the Working Drawings or the Final Project Plans without the approval of Tenant (so long as the change order will not have a material adverse effect on Tenant’s ability to use the Premises for the Permitted Use), but only after seven (7) days’ advance written notice to Tenant (except in the event of an emergency in which case only such notice as is practicable (if any) shall be provided), to the extent such changes (“Required Change Orders”) (i) are necessary to conform with changes after the Plans Approval Date in requirements of any governmental or quasi-governmental or administrative code, rule, law, approval or other authority as the same are then in effect, or by interpretations or enforcement by the applicable governmental authorities pursuant to a written directive or law from such governmental or quasi-governmental authority, or (ii) are due to any Off-Site Items (as defined in Section 3.5 below). Tenant shall not unreasonably withhold its consent to a Change Order requested by Landlord as a result of a Permitted Delay (a “Permitted Delay Change Order”). If Tenant and Landlord are unable to agree upon a Change Order which constitutes a Permitted Delay Change Order, either party may submit the necessity or terms of such Permitted Change Order to arbitration pursuant to the rules then obtaining of the American Arbitration Association (“AAA”) and the determination or award rendered by the arbitrator(s) shall be final, conclusive and binding upon the parties and not subject to appeal. Notwithstanding anything contained herein to the contrary, the prevailing party in all respects of the matters that were the subject of the arbitration shall be entitled to reimbursement for all reasonable fees and expenses actually incurred in connection with such arbitration.

3.	CONSTRUCTION OF BUILDING IMPROVEMENTS.

3.1.

Commencement and Completion of Construction of Building Improvements. Landlord shall, at Landlord’s sole cost and expense (except as otherwise provided herein), cause to be provided all of the design, material, labor and equipment required to construct and Substantially Complete and Finally Complete (subject to the limitations on such obligation contained in the definition of Final Completion) the Building Improvements on the Land, pursuant to and as described by the Final Project Plans, which Building Improvements include the on and off site work contemplated by the Final Project Plans. The Building Improvements shall be constructed by Landlord in a good and workmanlike manner, in accordance with the Final Project Plans and completed in accordance with all applicable statutes, ordinances and building codes, governmental rules, regulations and orders relating to construction of the Building Improvements and Landlord shall obtain all permits,

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

approvals, licenses or consents (including, without limitation, any variances or other land use approvals) that are necessary to Substantially Complete and Finally Complete (subject to the limitations on such obligation contained in the definition of Final Completion) the Building Improvements; provided, however, the foregoing shall not imply, create or impose any obligation on the part of Landlord to obtain any permits, licenses, approvals or consents necessary in connection with Tenant’s specific use of the Premises , including the handling, testing, manufacture, storage and processing of nutritional supplements (collectively, the “Tenant Approvals”). Landlord shall use commercially reasonable efforts to Substantially Complete the Building Improvements (without the Tenant Improvements) on or prior to October 2, 2017 (as such date may be extended, the “Target Substantial Completion Date”), which date shall be extended on account of Permitted Delays (as hereinafter defined); provided, however, if Landlord fails to so complete any portion or Substantially Complete the Building Improvements and deliver possession of the Premises to Tenant on or before the Target Substantial Completion Date, as applicable, Landlord shall not be liable to Tenant (hereunder, at law or in equity) and the obligations of Tenant under the Lease shall not be affected thereby. The Target Substantial Completion Date may be adjusted pursuant to the last sentence of the definition of the Schedule, in which case the Target Substantial Completion Date shall mean the dates reflected in such version of the Schedule. Notwithstanding anything contained herein to the contrary, Landlord shall use commercially reasonable efforts to Substantially Complete the Tenant Improvements by the Target Substantial Completion Date or within a reasonable time thereafter. Tenant shall, at Tenant’s sole cost, use commercially reasonable efforts to obtain all of the Tenant Approvals on or prior to the milestone date for such Tenant Approvals contained in the Schedule. Tenant shall, at Tenant’s sole cost, use commercially reasonable efforts to obtain any and all Tenant Approvals on or prior to the milestone date for the applicable Tenant Approval specified in the Schedule, which date shall be extended on account of Force Majeure Delays. If and only to the extent that: (i) a final determination is made by any governmental or quasi-governmental authority that Landlord cannot obtain the permits and approvals necessary to construct the Building Improvements in accordance with the Final Project Plans; and (ii) Landlord is unable to reverse such determination and obtain such permits and approval on or prior to the end of the fifteenth (15) full calendar month after the date of this Lease for any reason other than Tenant Delays (the “Outside Permit Date”), which Tenant Delays shall extend the Outside Permit Date to the extent of resulting delays, Landlord and Tenant shall each have the one time right, exercisable in its sole discretion and as its sole remedy hereunder, at law or in equity, to terminate this Lease by delivery of written notice to the other delivered within ten (10) days after such Outside Permit Date (a “Permit Termination Notice”), in which event (i) this Lease shall terminate; and (ii) neither party shall have any further liability or obligation hereunder, except those liabilities or obligations that expressly survive a termination of this Lease. Neither Landlord nor Tenant shall have the right to terminate this Lease pursuant to the preceding sentence or otherwise if it fails to timely exercise such right. If this Lease is terminated pursuant to this Section 3.1

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

as a consequence of the failure to obtain the Tenant Approvals by the Outside Permit Date, then Tenant shall reimburse Landlord, not later than ten (10) Business Days after receiving Landlord’s written demand (together with all supporting information reasonably requested by Tenant including, without limitation, work product prepared by third party vendors), for all costs and expenses incurred by Landlord, from and after the date that Landlord acquires fee title to the Premises, in connection with the negotiation, preparation and performance of this Lease and/or Landlord’s acquisition or pursuit of the Premises, including (without limitation), Landlord’s travel and lodging expenses, reasonable attorney’s fees, non-refundable earnest money deposits under the Land Contract, fees, costs and expenses of architects, engineers, design professionals, surveyors and other consultants and contractors for or with respect to Landlord’s investigation of the Premises and preparation of plans and specifications for the improvements to be constructed hereunder, the Development Management G&A fees and the Development Reimbursables. Tenant’s obligations under this Section 3.1 shall survive the termination of this Lease.

3.2.

Force Majeure Delays. If either party, as the result of any (a) strikes, lockouts or labor disputes, (b) general unavailability of materials or reasonable substitutes therefore (c) inclement weather which delays or precludes construction, acts of God or the public enemy, condemnation, civil commotion, fire or other casualty, (d) shortage of fuel which could not have been reasonably foreseen at the time of the Plans Approval Date, (e) action of local, state or federal governments or quasi-governmental authorities, affecting the work, including, but not limited to, any delays in the permitting process beyond the milestone dates for such approvals in the Schedule for reasons beyond the affected party’s reasonable control (provided, however, that in no event shall any delay contemplated by this subsection (e) exceed ninety (90) days beyond such milestone dates), (f) subsurface or otherwise concealed conditions or unknown conditions of an unusual nature (within the meaning of the AIA Form Construction Agreement), or (g) other conditions similar to those enumerated above which are beyond the reasonable control of the affected party and which reasonably interfere with affected party’s ability to perform any obligation on affected party’s part to be performed hereunder within the time periods herein specified (collectively, the “Force Majeure Delays”), then such failure shall be excused and shall not be a breach of affected party’s obligations under this Lease, and the deadline for performance shall be extended for a period equal to the actual period of delay from such Force Majeure Delays, and the affected party will notify the other party of the nature and probable duration of such delay. The affected party shall make reasonable efforts to minimize the impact of such delay and cause the Schedule to be modified to reflect such delay.

3.3.

Tenant Delays. If Landlord shall be delayed in Substantially Completing the Building Improvements as a result of any Tenant Delays, then the Base Rent Commencement Date, Additional Rent Commencement Date and the payment of Rent under the Lease shall not be affected or deferred on account of any such Tenant Delays and such delays in Substantially Completing the Building Improvements shall be excused. “Tenant Delays” shall mean actual delays in the Substantial Completion of the Building Improvements that are a direct result of any or all of the following (but shall specifically exclude any Force Majeure Delays):

(xvii)	Tenant’s failure to approve or disapprove Change Orders on a timely basis and/or to pay invoices, whether for Excess Allowance Costs or otherwise; or

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(xviii)	Tenant’s request for changes in the Final Project Plans, the Preliminary Plans or the Working Drawings, which requests are not timely made or outside the Project Scope;

(xix)	Tenant’s request for changes to the General Contract, which requests are not timely made; or

(xx)

The performance or completion by Tenant, or any person, firm or corporation employed by Tenant or its representatives or agents (other than Landlord), of any work in or about the Premises, other than in accordance with the Schedule; or

(xxi)	The performance or completion of any Tenant Extra Work to the extent that such delay was set forth in an Estimate (hereinafter defined) and approved by Tenant; or

(xxii)	The acts or omissions of Tenant or its agents, employees, representatives, invitees, contractors, other than in accordance with this Lease; or

(xxiii)	A Change Order proposed by Tenant (unless the Change Order would constitute a Required Change Order if proposed by Landlord); or

(xxiv)	Tenant’s failure to timely obtain the Tenant Approvals.

Landlord shall promptly notify Tenant in writing of any Permitted Delays, including (i) any anticipated delay in the Target Substantial Completion Date as of the date of such notice; (ii) the nature and cause of the delay; and (iii) whether the conditions, events, acts, omissions or circumstances giving rise to such delays persist as of the date of such notice.

3.4.

Additional Items Affecting Construction. Subject to Tenant’s rights under Sections 1.1(c) and 2.6 of the Lease, Tenant shall consent to, for the benefit of the Premises, any easements which Landlord reasonably deems necessary in order to complete construction of the Building Improvements in accordance with the Final Project Plans and any Legal Requirements, including matters pertaining to access, utility or other lines relating to the Building Improvements.

3.5.

Off-Site Requirements. Notwithstanding anything to the contrary contained herein, to the extent that in connection with obtaining permits and approvals for the Building Improvements or complying with Legal Requirements, off-site improvements or other off-site items (collectively, the “Off-Site Items”) are

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

required to be addressed or implemented into the Building Improvements that are not included in the Final Project Plans, Tenant hereby agrees and acknowledges that such Off-Site Items shall be included in the Final Project Plans (through a Required Change Order, if necessary). The cost of such Off-Site Items shall be included in Total Project Costs and any delays directly resulting from such Off-Site Items shall be included as Permitted Delays (but not a Tenant Delay). Tenant or Tenant’s Representative shall have the right to reasonably participate in obtaining land use and other approvals for the Building Improvements, including the right to attend meetings and/or hearings pertaining thereto. Landlord shall provide Tenant five (5) days’ advance notice of all scheduled meetings and/or hearings with Governmental Authorities concerning such approvals and provide Tenant with copies of all correspondence regarding same.

3.6.

Construction Costs. Landlord shall use diligent, good faith efforts, in consultation with Tenant and General Contractor, to Substantially Complete and achieve Final Completion (subject to the limitations on such obligation contained in the definition of Final Completion) of the Building Improvements for an amount equal to or less than the estimated aggregate amount of Total Project Costs set forth in the Final Budget (as modified and adjusted to reflect increased Total Project Costs resulting from Change Orders and Required Change Orders); provided, however, that Landlord does not guarantee that the actual aggregate amount of Total Project Costs will be equal to or less than such amounts. Tenant shall be solely responsible for any Actual Cost Excess, except (and only to the extent) that Landlord in Landlord’s sole discretion elects to increase Landlord’s Share of Total Project Costs by all or any portion of such Actual Cost Excess, by written notice to Tenant not later than thirty (30) days after the approval of the Final Budget pursuant to Section 2.2 (with respect to any Projected Cost Excess) or thirty (30) days after any other Actual Cost Excess is determined, as the case may be. If the Final Budget approved pursuant to Section 2.2 discloses a Projected Cost Excess or any Actual Cost Excess is encountered after the Final Budget is approved, and if Landlord does not expressly elect to include such Projected Cost Excess or Actual Cost Excess (as the case may be) in Landlord’s Share of Total Project Costs, then (i) the amount of such excess shall be included in Tenant’s Share of Total Project Costs, (ii) not later than fifteen (15) days after Tenant receives written notice thereof from Landlord, Tenant shall deposit Tenant’s Share of Total Project Costs, in cash, into an escrow established with First American Title Insurance Company (or as otherwise directed by Landlord’s construction lender), (iii) thereafter, Tenant shall be responsible for payment (from such escrow or otherwise) of its proportionate share (based on Tenant’s Share of Total Project Costs and Landlord’s Share of Total Project Costs) of each construction draw or other payment of Total Project Costs, which shall be funded concurrently with Landlord’s funding of Landlord’s proportionate share thereof, and (iv) Tenant’s failure to deposit Tenant’s Share of Total Project Costs into escrow as required above, or Tenant’s failure to fund Tenant’s Share of Total Project Costs concurrently with and in proportion to Landlord’s funding of Landlord’s Share of Tenant’s Project Costs, shall constitute a Tenant Delay and an Event of Default by Tenant under this Lease. Landlord agrees that the construction

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

of the Building Improvements, the bidding and award of the subcontracts and material supply agreements, and the payment of construction draws, are to be made on a so called “open book” basis, so that Tenant or Tenant’s Representative shall have the right to participate in the process, reasonably review all estimates, reasonably review all requests for payment from the General Contractor and review all construction draws. Accordingly, upon submittal of any of Landlord’s draw requests to Landlord’s Lender for payment, Landlord shall simultaneously deliver a copy of said draw request and all accompanying back-up and documentation to Tenant. Landlord shall keep full and detailed accounts of all materials and labor used in the performance of the Building Improvements in accordance with sound construction management practices. Landlord shall provide Tenant or its designated representatives with access to and the right to inspect and copy Landlord’s records, correspondence, construction drawings, receipts, vouchers, memoranda and other documents related to the Building Improvements, Total Project Costs and payment thereof during normal business hours after reasonable prior notice to Landlord. Tenant shall have the right, at its cost and expense, to audit all such books and records in conjunction with the determination of Total Project Costs for purposes of calculating Base Rent. Landlord shall preserve all such books and records for a period of three (3) years after Substantial Completion of the Building Improvements. Notwithstanding anything contained herein to the contrary, if Excess Allowance Costs exist, Landlord shall include such Excess Allowance Costs in Total Project Costs for all relevant purposes (including, but not limited to, the determination of Base Rent; provided, however, that Landlord may elect, in its sole discretion, either to (A) include such Excess Allowance Costs in Landlord’s Share Total Project Costs for all relevant purposes (including, but not limited to, the calculation of Base Rent); or (B) to include such Excess Allowance Costs in Tenant’s Share of Total Project Costs and to require that Tenant pay to Landlord, within five (5) business days after Landlord’s request therefor, the entire amount thereof. If Landlord makes such election and Tenant fails timely to pay the amount of the Excess Allowance Costs to Landlord, Landlord may immediately cease to perform work with respect to the applicable Allowance Item and any delays in the Target Substantial Completion Date or the Substantial Completion of the Building Improvements resulting therefrom shall constitute Tenant Delays. If such work involves progress payments, Landlord shall apply the amounts deposited by Tenant first. If, after final completion and payment for the Total Project Costs, Excess Allowance Costs exceed the amount paid by Tenant pursuant to this Section, then, Tenant shall pay the remaining amount of the Excess Allowance Costs to Landlord within five (5) business days after Landlord so requests. If there was an overpayment by Tenant of Excess Allowance Costs, Landlord shall promptly provide a credit or refund of the difference. Any Excess Allowance Costs payable by Tenant shall be deemed “Rent” under the Lease (and all remedies for the non-payment of Rent shall be available to Landlord therefor).

3.7.	Intentionally deleted.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

3.8.

Government Incentives. Landlord and Tenant shall cooperate with each other in good faith to identify and seek to obtain potential Government Incentives that may be available with respect to the development and construction of the Building Improvements. If any Government Incentives are received by or payable to Landlord on account of the Building Improvements then Landlord shall notify Tenant thereof and, to the fullest extent permitted by applicable Legal Requirements (including, without limitation, the terms and conditions applicable to the Government Incentives) Tenant shall have the option either (i) to reduce the initial amount of Base Rent payable by Tenant hereunder in the manner specified below, or (ii) to increase the Allowance Amount set forth in the Final Budget on a dollar-for-dollar basis by the amount of the Government Incentives; provided, however, that (x) Tenant’s election under this Section 3.8 shall be made on a one-time basis to all of the Government Incentives obtained by Landlord (Tenant shall not be permitted to elect both a reduction in the initial amount of Base Rent and an increase in the Allowance Amount) and shall be made in writing not later than ten (10) Business Days after Landlord notifies Tenant of the amount of the Government Incentives, and (y) any increase in the Allowance Amount on account of Government Incentives shall be applied exclusively to Allowance Items in the nature of permanently-affixed Tenant Improvements to the Building Improvements. If and to the extent that Tenant elects to apply Government Incentives to the reduction of initial Base Rent, the initial Base Rent shall be reduced by the product of the Required Yield multiplied by the amount of Government Incentives so applied by Tenant.

4.

TENANT’S EXTRA WORK. If Tenant desires that any work be performed in connection with the construction of the Building Improvements other than, or in addition to, the work described in the Final Project Plans as of the Plans Approval Date (such other work is hereinafter called “Tenant’s Extra Work”), the following provisions shall be applicable:

4.1.

Tenant shall, at its sole cost and expense, furnish to Landlord, the Architect, the General Contractor, and any electrical and mechanical consultants engaged by Landlord (collectively, “Landlord’s Consultants”), such information as may reasonably be necessary to cause Landlord’s Consultants to prepare and submit to Landlord all necessary drawings, plans and specifications covering the Tenant’s Extra Work (such drawings, plans and specifications are hereinafter called “Tenant’s Extra Work Plans”). All actual and reasonable fees and expenses of Landlord’s Consultants to prepare Tenant’s Extra Work Plans shall be included in Total Project Costs or paid by Tenant as provided in Section 4.3 below.

4.2.

Landlord agrees to construct the Tenant’s Extra Work provided (i) the Tenant’s Extra Work Plans are approved in writing by Landlord (which approval may be withheld, conditioned or delayed by Landlord in its sole and absolute discretion if such extra work or change orders will increase the Total Project Costs or cause a delay of any milestone dates in the Schedule by more than 30 days; and otherwise which consent shall not be unreasonably withheld, conditioned or delayed), and (ii) Tenant has not defaulted beyond all applicable notice and cure periods under the terms and provisions of the Lease.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

4.3.

Prior to commencing any Tenant’s Extra Work, Landlord shall submit to Tenant for Tenant’s approval, a written estimate of the cost of Tenant’s Extra Work and any projected delay in the Target Substantial Completion Date resulting from the proposed Tenant’s Extra Work (the “Estimate”). Landlord shall not be obligated to proceed with Tenant’s Extra Work until the Estimate is approved, in writing, by Tenant. Tenant shall have five (5) business days from Landlord’s delivery of the Estimate to advise Landlord of Tenant’s approval or disapproval thereof. If Tenant fails to timely approve the Estimate, then Tenant shall automatically be deemed to have disapproved the Estimate and therefore, Landlord shall have no obligation to perform Tenant’s Extra Work. The costs incurred in the performance of Tenant’s Extra Work shall be included in Total Project Costs; provided, however, Landlord may instead elect to require that Tenant pay the costs of Tenant’s Extra Work to Landlord as incurred within a reasonable period of time prior to such time as Landlord is obligated to pay the General Contractor for such work pursuant to the General Contract (whether on a percentage of completion basis or otherwise). If Landlord makes such election and Tenant fails timely to make any payments for Tenant’s Extra Work and any delays in the Target Substantial Completion Date set forth in the Estimate shall nonetheless remain effective for all relevant purposes. For purposes hereof, Tenant’s Extra Work shall be deemed to also include general conditions (including, but not limited to, builder’s risk insurance) the General Contractor’s fee and the Development Fee.

5.

RENT COMMENCEMENT DATE. Payment by Tenant of Base Monthly Rent shall commence on the Base Rent Commencement Date and payment by Tenant of Additional Rent shall commence on the Additional Rent Commencement Date; provided, however, that in determining the Base Rent Commencement Date and the Additional Rent Commencement Date, in the event the Substantial Completion Date is delayed due to Tenant Delays, then the Substantial Completion Date shall be deemed to occur on that date on which the Building Improvements would have been Substantially Completed but for the occurrence of such Tenant Delays, which such “deemed to occur” date shall be reasonably determined by the Architect in writing with a statement by the Architect setting forth the basis for his determination. If the Building Improvements are not Substantially Completed but are partially ready for occupancy for the conduct of Tenant’s business, Tenant may, but need not, occupy the portion of the Building Improvements that is ready for occupancy, provided such partial occupancy is permitted by applicable law. Tenant shall pay to Landlord Rent commencing on the date on which Tenant first occupies and takes possession and the date of such occupancy shall be deemed to be the Substantial Completion Date for the purpose of calculating the Base Rent Commencement Date and the Additional Rent Commencement Date in the first sentence of this Section 5.1. Tenant’s right to so occupy and utilize a portion of the Premises shall nevertheless be subject to Landlord’s reasonable approval, and throughout such partial occupancy, Tenant shall fully cooperate with Landlord to facilitate Landlord’s completion of any remaining or outstanding Building Improvements without any interference. If Tenant occupies any portion of the Premises prior to completion thereof, the provisions of the Lease shall apply to such occupancy or use of the Premises by Tenant, except that the Lease Term shall not commence until the Commencement Date.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

6.

DELIVERY OF POSSESSION; PUNCH LIST; ACCEPTANCE AGREEMENT. Within five (5) business days of Substantial Completion, Landlord, Tenant and the Architect shall together walk through the Premises and inspect all Building Improvements so completed, using reasonable efforts to discover all uncompleted or defective construction in the Building Improvements. Within five (5) business days after such inspection has been completed, each party shall sign an acceptance agreement in the form attached hereto as Exhibit A-6 (the “Acceptance Agreement”), which shall include by attachment a list of all “punch list” items which Landlord shall cause to be corrected by General Contractor. Within five (5) business days after such inspection has been completed and the Acceptance Agreement executed, Landlord shall deliver possession of the Premises to Tenant. Landlord shall cause General Contractor to complete and/or repair such “punch list” items within 30 days after executing the Acceptance Agreement or by such later date as is specified in the Acceptance Agreement (as to any punch list item, the completion date thereof set forth in the Acceptance Agreement is herein referred to as the “Item Completion Date”). Landlord, Tenant and third-party title insurance agency or other escrow company selected by Landlord (“Escrow Agent”) shall establish the Punch List Escrow pursuant to a joint order escrow agreement executed by Landlord, Tenant and Escrow Agent. Landlord or General Contractor shall place in the Punch List Escrow the Punch List Amount promptly after the Substantial Completion Date as security for Landlord’s obligation to cause General Contractor to complete all punch list items. If Landlord fails to complete (or cause General Contractor to complete) any punch list item within ninety (90) days after the applicable Item Completion Date for any reason other than Permitted Delays (which shall extend the Item Completion Dates for all relevant purposes), Tenant shall have the right to (i) complete such remaining punch list item(s); and (ii) draw upon the Punch List Escrow from remaining Punch List Amounts to reimburse Tenant for the reasonable, third party costs paid or incurred by Tenant to complete such punch list items (and Landlord and Tenant shall promptly direct that such amounts be disbursed to Tenant). If Landlord timely completes any punch list item within ninety (90) days after the Item Completion Date, as such date may be extended by Permitted Delays, Landlord shall have the right to promptly receive from the Punch List Escrow that portion of the Punch List Amount as is allocated to such completed punch list items (and Landlord and Tenant shall promptly direct Escrow Agent to disburse such amounts to Landlord). At such time as all punch list items have been completed, Landlord and Tenant shall promptly direct the Escrow Agent to disburse to Landlord, the portion of the Punch List Amount remaining in the Punch List Escrow. Landlord shall have no obligation to deliver possession of the Premises to Tenant until such procedures regarding the preparation of a punch list and the execution of the Acceptance Agreement have been completed. Tenant’s taking possession of any part of the Premises shall be deemed to be an acceptance by Tenant of the Building Improvements in such part as is complete (except for punch list items and Landlord’s obligation to achieve Final Completion) and in accordance with the terms of the Lease; provided, however, that early entry by Tenant as permitted in Section 8 below shall not be deemed to be taking of possession for purposes of this Section.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

7.

NO WARRANTY. Tenant acknowledges and agrees that, from and after the Substantial Completion of the Building Improvements, this Lease is intended to and shall be a fully “net, net, net,” bondable Lease pursuant to which Landlord shall have no liability or obligation under the Lease or otherwise to repair, maintain or replace the Building Improvements or the Premises (subject to Landlord’s obligation to achieve to Final Completion the Building Improvements, as such obligation is qualified in the definition of Final Completion). Upon Substantial Completion or Final Completion of the Building Improvements, as applicable, Landlord shall assign, transfer and convey to Tenant, on a non-exclusive basis (but subject to an exclusive license), any and all warranties, O&M manuals, as built drawings of the General Contractor, subcontractors and any material suppliers as to the Building Improvements and all of the warranties and guarantees of the Building Improvements provided by the Architect, engineers, design professionals, and other consultants and contractors engaged by Landlord and General Contractor to Landlord pursuant to the General Contract, including, but not limited to, the roof warranty (collectively, the “Warranties”), which Warranties shall be as described in the various agreements and the General Contract, as applicable. Tenant shall have the exclusive license to enforce the Warranties; provided, however, that Landlord shall have the right to enforce such Warranties in the event of any breach, default or failure of performance by Tenant hereunder.

8.

TENANT’S ACCESS. Tenant and Tenant’s agents or independent contractors shall be permitted to enter the Premises no earlier than the applicable milestone date provided in the Schedule (as revised from time to time), in order that Tenant may install Tenant’s furniture, fixtures and equipment (the “Tenant Work”); provided, however, that Tenant and its representatives shall at all times have reasonable access to the project for purposes of monitoring the progress of construction. If Tenant desires early entry to the Premises to perform the Tenant Work, Tenant shall give to Landlord not less than one (1) business day prior written notice requesting access to the Premises, which notice shall contain and/or shall be accompanied by: (a) a description of the work to be performed and the names and addresses of all contractors for whom and which such early access is being requested and the approximate number of individuals, itemized by trade, who will be present in the Premises; (b) copies of all contracts pertaining to the performance of the work for which such early access is being requested; (c) copies of all plans and specifications pertaining to the work for which such access is being requested; (d) copies of all licenses and permits required in connection with the performance of the work for which such access is being requested; and (e) certificates of insurance naming Landlord as additional insured/loss payee as applicable in form reasonably acceptable to Landlord. Such early entry in accordance with the Schedule shall be subject to the condition that (i) Tenant and Tenant’s agents, employees, representatives, invitees, contractors, subcontractors, workmen, mechanics and suppliers shall work in harmony and not unreasonably interfere with Landlord and its agents and contractors in doing its work in, to, or on the Premises; and (ii) Tenant shall maintain, in full force and effect, the insurance policy or policies required under the Lease, and shall cause the General Contractor to be designated as an Additional Insured with respect to the Building Improvements. If at any time such entry or occupancy shall cause or threaten to cause such disharmony or unreasonable interference, Landlord, in Landlord’s reasonable discretion, shall have the right to withdraw and cancel such license upon 24 hours’ prior written notice to Tenant. Tenant agrees that any such entry into and occupancy of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay Rent. Tenant

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

further agrees that to the extent permitted by law, Landlord and its principals shall not be liable in any way for any injury or death to any person or persons, loss or damage to any of Tenant’s work and installations made in the Premises (including, without limitation, any Tenant Work) or loss or damage to property placed therein prior to the Commencement Date, the same being at Tenant’s sole risk, unless such occurrence is due to Landlord’s negligence or willful misconduct. Tenant hereby indemnifies, defends and holds harmless Landlord and any Landlord Indemnified Parties from and against all losses, liabilities, costs and expenses, including, but not limited to, reasonable attorney’s fees, which may be brought or made against Landlord or a Landlord Indemnified Party, or which Landlord or a Landlord Indemnified Party may pay or incur, by reason of the Tenant’s early access to the Premises pursuant to this Section 8 or due to the Tenant Work, unless resulting from the negligence or willful misconduct of Landlord or any Landlord Party.

9.

AUTHORIZED REPRESENTATIVES. Tenant hereby appoints Thomas McKenna as its duly authorized representative to review and approve the Working Drawings and the Final Project Plans (“Tenant’s Representative”), so as not to unreasonably delay completion of the Building Improvements. Tenant hereby represents and warrants to Landlord that said authorized representative has authority to approve the Final Project Plans, as well as the authority to approve modifications to the Working Drawings. When Landlord requests Tenant to specify details or layouts, Tenant shall be given a reasonable time to do so, subject to the provisions of the Final Project Plans, so as not to delay completion of the Building Improvements.

10.

NOTICES DURING CONSTRUCTION. Notwithstanding any notice provision in the Lease, any notice required to be given by either party pursuant to this Exhibit A, shall be in writing and, shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, or sent by confirmed facsimile, addressed to the other party at the addresses set forth below (or to such other addresses as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

If to Landlord:	GPT Summerville Owner LLC
c/o Gramercy Property Trust 521 Fifth Avenue, 30th Floor
New York, New York 10175
Attention: Managing Director, Operations

At all times with a copy to:	c/o Gramercy Property Trust Inc.
550 Blair Mill Road, Suite 120
Horsham, PA 19044
Attn: Lease Administration

If to Tenant:	Thorne Research, Inc.
25820 Highway 2 West
Sandpoint, Idaho 83864
Attn: Tom McKenna, Chief Operating Officer

At all times with a copy to:	Thorne Research, Inc.
25820 Highway 2 West
Sandpoint, Idaho 83864
Attn: Kim R. Pearson, General Counsel

Jason S. Nichols
Parsons Behle & Latimer 201 South Main Street, Suite 1800
Salt Lake City, Utah 84111

A-1

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

LIST OF EXHIBITS TO LEASE EXHIBIT A:

Exhibit A-1: Preliminary Plan and Outline Specifications

Exhibit A-2: Preliminary Budget

Exhibit A-3: Schedule

Exhibit A-4: Tenant Improvements

Exhibit A-5: Acceptance Agreement

Exhibit A-6: General Contract

A-1

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EXHIBIT A-1 TO LEASE EXHIBIT A PRELIMINARY PLANS AND OUTLINE SPECIFICATIONS

Exhibit A-1

DETENTION POND
BUILDING 1
240,800 SF
(333) CAR STALLS
(+135) FUTURE CARS
(8) DOCK POSITIONS
FUTURE EXPANSION LAND - NO GRADING AT THIS TIME
FUTURE CAR / TRAILER PARKING
DETENTION POND
PROJECT DATA:
TOTAL AREA: ±25.8 AC
DETENTION: ±4.0 AC
NET AREA: ± 21.8 AC
BUILDING AREA: 240,800 SF
COVERAGE (F.A.R.) 0.194

CLARIUS PARTNERS

BUILDING 3 SITE
OMNI INDUSTRIAL CAMPUS
SUMMERVILLE, SOUTH CAROLINA

0 30' 60' 120' 240'

CONCEPTUAL SITE PLAN
SCHEME 9B - SOUTH SHORE
JUNE 6, 2016

A-1

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EXHIBIT A-1

OUTLINE SPECIFICATIONS

For.

Building Improvements, Excluding Tenant

Improvements

(Shell Building Construction)

FOR:

LANDLORD:	GPT SUMMERVILLE OWNER, LLC
TENANT:	THORNE RESEARCH, INC.
CONTRACTOR:	EVANS GENERAL CONTRACTORS

LOCATION:

Lot 3, Omni Industrial Campus,

Summerville, South Carolina

September 27, 2016

A-1

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

OUTLINE SPECIFICATIONS

Division 1 — General Requirements

1.1	Summary of the Work

The work shall include the construction of a ±217,620 SF warehouse shell building located in Summerville, South Carolina based on the site drawings prepared by Thomas & Hutton Engineering dated July 26, 2016 and the preliminary architectural site plan prepared by Clarius Partners, Scheme 9B, dated June 6, 2016, included herein as part of Exhibit A-1.

1.	All grading, utilities, site paving, miscellaneous site improvements and landscaping are included. The site is bid as “Classified”.

2.	The gross area is calculated to the exterior face of the walls.

Building shall be 702’ long x 310’ wide.

Shell Space:	±217,620 SF
Mezzanine:	±23.200 SF

TOTAL SPACE	±240,820 SF

Bay Sizes: 54’ x 50’ (typical interior)

54 x 60’ (dock bays)

3.

The structural system shall consist of steel columns supporting steel joists and girders shall follow the Geotechnical Report recommendations regarding footings and foundation design. Clear height at the first column line shall be 32’ clear.

4.	The columns will be supported by reinforced concrete spread footings.

5.	The base shell building roof system shall consist of a mechanically-attached TPO roof membrane over R-20 polyiso insulation.

6.	The concrete floors shall be 6”, 4,000-PSI unreinforced concrete bearing on a minimum of 4” of granular structural fill. Design shall be for a 500 PSF floor slab.

1.2	Applicable Codes

A.	The work shall be completed in accordance with these specifications, the working drawings, all applicable local codes and the geotechnical engineer’s recommendations

1.3	Drawings and Specifications

A.

The Owner shall provide civil engineering, architectural and structural, landscape and MEP design services. Contractor shall provide fire protection design and shall engage design-build subcontractors to provide design assistance to the Owner’s consultants.

A-1

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

B.	Working drawings shall bear the seal of licensed architects and engineers of the State of South Carolina, when applicable.

1.4	Insurance

A.	Contractor shall carry the following insurance:

• General Liability	$1 Million Each Occurrence $2 Million Aggregate $1 Million Personal Injury $300,000 Damage to Rented Premises

• Automobile Liability	$1 Million

• Umbrella Liability	$25 Million

• Workers Compensation	$1 Million

B.	It is assumed that Owner shall provide Builders Risk insurance. Contractor may provide at an additional cost, if requested.

1.6	General

A.	All material shall be new, unless specifically noted in this document. All work shall be performed in a professional workmanlike manner in accordance with generally accepted construction practices.

B.

Contractor shall provide project supervision, management, oversight, temporary power, water, lighting, sanitary facilities, temporary field office, safety barriers, and trash removal as required for the duration of shell building construction (assumed through August 30, 2017, unless otherwise mutually agreed and extended by Contractor and Owner). Similar services/costs required to support or as a part of the Tenant Improvement will be charged against the Landlord provided Tenant Improvement Allowance.

C.

Contractor shall assume responsibility for payments of all utility bills until substantial completion of shell building construction (targeted at, or before, August 30, 2017, unless otherwise mutually agreed and extended by Contractor and Owner).

D.

Contractor shall provide cleanup of the site, including dumpsters, throughout the duration of the project. In addition, a final cleaning of the facility will be performed upon completion of Contractors Work.

A-2

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

1.7	Warranty

A.	Contractor shall wan-ant all work for a period of one (1) year from the date of substantial completion.

B.

Contractor shall provide two (2) sets of a complete set of “record” drawings and two (2) operations and maintenance manuals to Owner upon completion of the project. Documents in .pdf format shall be provided by Owner.

C.	See Section 7.1 for additional information regarding the roofing warranty.

D.	Contractor will obtain any extended warranties on behalf of Owner. The extended warranty agreements shall be between Owner and the manufacturers and transferred to Owner. These include:

Roof membrane —15 years

1.8	Schedule

A.	Contractor shall maintain a bar chart progress schedule and hold weekly meetings with Owner’ Representative to review the progress of the project as required.

1.9	Testing

A.

Quality control testing for earthwork, concrete compressive strength, FF/FL, rebar, structural steel and asphalt shall be provided by Owner in accordance with State of South Carolina rules and regulations.

B.

The Structural Engineer shall inspect the structural steel during erection and upon the completion of construction. If local officials require continual inspection of the structural steel, this will be provided by an independent testing lab provided by Owner.

C.	Contractor to provide testing and inspections for roofing operations only. Coordinate interim and final inspections to be performed by the roofing manufacturer’s quality control representative.

1.10	Surveys

A.

Contractor shall provide a foundation spot survey showing the lot lines, location of the building foundations, and the building setbacks. The survey shall be provided upon completion of the foundations.

B.	Contractor shall provide all construction staking.

A-3

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Division 2 — Sitework

2.1	Clearing, Grubbing and Earthwork

A.	All clearing, mass grading, finish grading, import, surcharge, export, etc. shall be provided by Contractor.

B.	Presume existing groundwater level does not require dewatering using well points.

C.	Installation, maintenance and removal of erosion control is included. All seeding is included in the landscaping allowance.

D.	Pavement shall have adequate slope to maintain positive drainage.

E.

Contractor shall use native material with cement stabilization (under direction from Owner’s geotechnical consultant) for structural material on the building pad and paved areas. No removal of unsuitable soil is included.

2.2	Paving and Surfacing

A.	All paving is included per the site plan. The following paving sections are included:

1.	Heavy Duty Concrete: 7” thick, 3,000 psi unreinforced concrete bearing on cement stabilized native material.

2.	Light Duty Asphalt: 6” thick stone or crushed concrete base with 2” asphalt course on cement stabilized subgrade material.

3.	Heavy Duty Asphalt: 9” thick stone or crushed concrete base with 3” asphalt course on cement stabilized subgrade material

B.	One (1) 14’ x 50’ drive-in ramp is included with bollards and rail.

C.	The pavement shall be striped with one (1) coat of chlorinated rubber paint for car parking spaces as indicated on the site drawing.

D.	All concrete pavement will have dowel baskets at control joints and diamond plates (or equal) at construction joints.

E.	Handicapped striping and signage will be provided as required by code.

F.	Concrete door stoops will be provided at the exit doors which exit at a landscaped area.

G.	Car parking spaces and associated handicap car parking spaces shall be provided as shown on the civil plan.

H.	5’ wide concrete sidewalks are included at the car parking areas. Sidewalks will be 4” thick, unreinforced.

2.3	Curbs

A.	Concrete curb and gutter is included where shown.

B.	Handicapped ramps will be provided as required by code.

A-4

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

2.4	Site Utilities

A.	Roof drainage shall discharge through network of exterior gutters and downspouts (no interior roof drains).

B.

10” fire line will feed the fire pump and a 10” extending around the building or per code and as required for the ESFR fire protection system. Lead-ins to the building fire protection system and underground vault/backflow preventer are included. Fire line piping is included as C900 PVC.

C.	Sanitary sewer line will be extended to the office end of the building.

D.	Domestic water will be extended to the building at one (1) location. Service to be 2” with 1 1/2” meter.

E.

Gas, power, and telephone services shall be installed to the building by the respective utility companies. It is assumed that all utilities are to the property line. The cost for extending offsite utilities is not included.

2.5	Landscaping

A.	An allowance of $195,000 is included for landscaping, irrigation, water service, meter, topsoil placement and permanent seeding.

Division 3 — Concrete

3.1	Mix Design

A.	All concrete shall consist of proper proportions of Portland Cement, coarse aggregates, fine aggregates, and clean water conforming to application of A.S.T.M. Standard Specifications.

B.	Concrete for footings, foundations, and dock leveler pits shall be a minimum of 3,000 p.s.i. strength at twenty-eight (28) days.

C.	Concrete for interior flatwork shall be a minimum of 4,000 p.s.i. strength at twenty-eight (28) days.

D.	Concrete for tilt wall panels shall be a minimum of 4,000 p.s.i. strength, or as recommended by the structural engineer, at twenty-eight (28) days.

E.	Concrete for exterior paving shall be a minimum of 3,000 p.s.i. strength at twenty-eight (28) days.

F.	The allowable time limit for batching of the concrete trucks shall be ninety (90) minutes.

G.	A copy of the mix designs shall be provided to Owner and the testing laboratory.

A-5

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

3.2	Concrete Slabs

A.	All building slabs on grade will be 6” thick unreinforced concrete. Slab will bear on a minimum of 4” of granular structural fill.

B.	10-mil vapor barrier will be provided below the slab on grade throughout. Seams and penetrations will be sealed and taped.

C.	Diamond dowels will be used at the construction joints, sized and spaced per ACI recommendations.

D.	All slabs will be cured with a water-based dissipative curing compound.

E.	Slabs on grade will be pre-treated with termiticide.

F.	The concrete floor slab shall be sawcut a maximum of 17.9’ on center or per PCI recommendations.

G.	The warehouse area floor shall be sealed with one (1) coat of Lapidolith.

H.

The concrete will be placed and finished per ACI 304 and ACI 302.1 utilizing a laser screed. The slab shall be finished with mechanical trowels to produce a smooth, dense, and wear resistant surface. Each slab pour shall have a minimum local tolerance of FF 35 and FL 25 and overall tolerance of FF 45 and FL 30 as measured upon completion in accordance with the ACI/CSA/ASTM F-number System standard with a Face Floor Profileograph or equal. Contractor shall provide evidence, in the form of a surveyors certificate and certificates from an independent materials testing laboratory, that the floor slab has been installed in accordance with this specification. FF/FL testing shall be paid by Owner.

3.3	Footings and Foundations

A.

Interior columns shall be supported by poured concrete footings that are reinforced with steel reinforcing bars. The footings shall be designed and constructed in accordance with the recommendations of the structural engineer and geo-technical engineer.

3.4	Concrete Tilt Wall Panels

A.	Non-Insulated concrete tilt panels shall be supported on continuous concrete footings.

B.	Tilt panels will be site cast on the floor slab and erected by a crane lifting off the top of adjacent panels.

C.	Anticipated panel thickness is +8”

A-6

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

D.	Panels will be load bearing and will be reinforced per the structural engineer’s design.

E.	Panels will be braced to the existing floor slab upon erection. When allowed by the structural engineer, panel braces will be removed and slab holes will be patched with a gray-colored epoxy.

3.5	Miscellaneous Concrete

A.	Eighteen (18) bollards are included.

B.

One (1) fire pump room will be constructed with masonry up to 12’ AFF and have either a gypsum assembly extending from top of masonry to underside of deck or a concrete lid. This room will be constructed to achieve the fire rating required by local building codes.

Division 5 — Metals

5.1	Structural Steel

A.

Structural steel shall be ASTM A36 or A50 fabricated and erected in accordance with latest American Institute of Steel Construction Specifications. All structural steel shall have a shop coat of gray primer to provide protection.

B.	All steel columns will be square tube columns or wide-flange columns.

C.	Anchor bolts shall be Grade A50 steel.

D.	Steel connection bolts shall be A325 high strength bolts.

E.	Lateral bracing will be provided via K-bracing and perimeter shear walls. K-bracing will be 141-0” minimum A.F.F.

F.

Interior mezzanine structure, foundations and elevated deck are not included. Though they will be coordinated with the shell building to avoid conflicts, these components, and their respective cost(s) are considered part of the Tenant Improvement.

5.2	Steel Joists 8 Joist Girders

A.	The roof structure shall be K-series steel joists with joist girders, designed, fabricated and installed per Steel Joist Institute standards.

B.	Minimum clear height in the structure is 32’ at the first column line.

A-7

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

5.3	Roof structure to meet applicable code and have a minimum 10# collateral load.

5.4	Roof Deck

A.	Metal roof deck will be 1 W deep, Type B wide rib decking. Gage to be as determined by the structural engineer.

B.	Roof deck will be shop primed white.

C.	Roof deck will be fastened to the roof structure via welding per the Structural Engineers design.

D.	Decking will be designed, fabricated, and installed per Steel Deck Institute standards.

E.	Roof to slope a minimum 1⁄4” per foot.

5.5	Miscellaneous Steel

A.	6” diameter, schedule 80 concrete filled steel pipe bollards shall be provided to protect drive-in overhead door jambs, fire protection risers, electrical transformers and exposed electrical panels.

B.	One (1) interior roof ladder is included. Cage will be provided.

C.	Exterior downspout guards are included at the dock areas.

D.	Exit stairs are included at the dock areas. Stairs will have metal grating treads and open risers and shall be galvanized.

Division 6 — Carpentry and Millwork

6.1	Blocking

A.	Wood roof blocking shall be fire-rated and/or pressure treated as required by code.

Division 7 — Thermal and Moisture Protection

7.1	Roofing

A.	Roofing shall be 45-mil TPO membrane with a 15-year NDL warranty. The roof system will be designed to meet local wind design requirements. Membrane shall be mechanically attached.

B.	Roof insulation for the warehouse will be polyiso with a base R value of R-20.

C.	All coping, gutters, and downspouts will be standard Kynar prefinished metal, sized and fabricated per SMACNA.

D.

Eight (8) metal canopies are included at dock door locations. Canopies will be 3’¬11” deep and have 24” high bullnose fascia. Color to be selected by tenant from the standard manufacturers color selection chart.

A-8

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

7.2	Caulking and Sealants

A.

Caulking of exterior concrete wall joints is included in the shell costs. Caulking of interior concrete wall joints, if desired, will be incorporated as part of the Tenant Improvement scope. Joints to be caulked using a two (2) part Tremco Dymeric polyurethane. The joints shall also have a backer rod behind the caulk.

B.	Joints in the concrete paving will be caulked with traffic grade urethane.

C.	Exposed warehouse floor joints will be caulked using Versaflex — SL85 (85 shore hardness) or equal at control and construction joints.

Division 8 — Doors and Hardware

8.1	Hollow Metal Doors and Frames

A.	Hollow metal door frames shall be provided. The exterior frames shall be welded type, 14 gauge.

B.	The exterior hollow metal doors shall be 1%” thick seamless flush foam filled doors. The doors shall be constructed of 16 gauge steel.

C.	All materials, construction and installation shall be in accordance with the Steel Door Institute specifications.

8.2	Hardware

A.

All exterior hollow metal doors will include one and one-half (1-1/2) pair ball bearing hinges, closer, lever arms, lock set, weather stripping, threshold, kickplate, wipe strip, drip cap, storm chain, and latch guard.

B.

All hardware shall have a dull chrome finish (626D) and be of Series A commercial quality as manufactured by Schlage or equal. All door handles shall be lever design. All hinges and latches shall be steel with chrome brushed finish and all closers shall be aluminum.

8.3	Overhead Doors

A.	The overhead doors shall be counterbalanced and have a baked on white enamel prime finish.

B.

Eight (8) manually-operated insulated, vertical lift overhead doors, 9’-0” x 10,-0”, shall be provided at the dock doors. Doors will be 24 gauge, vertical sectional track doors with 3” track, weather-stripping, 10,000 cycle springs, and one (1) vision lite on the drivers side.

C.

One (1) electrically-operated insulated, vertical lift overhead doors, 121-0” x 14’-0”, shall be provided at the drive-in ramp. Door will be 24 gauge, vertical sectional track doors with 3” track, weather-stripping, 10,000 cycle springs, and one (1) vision lite on the drivers side.

A-9

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

8.4	Glass & Glazing

A.	Four (4) double entry doors are included.

B.	An allowed quantity of 1,200 SF of storefront glazing is included in the shell building scope. Additional glazing scope above this quantity will be incorporated as part of the Tenant Improvement.

C.	Exterior windows will consist of anodized aluminum framing and 1” thick insulated Low E glass in manufacturer’s standard colors.

D.	Aluminum framing and glass is included as impact rated as required by code.

E.	Clerestory windows are not included.

Division 9 — Finishes

9.1	Paint

A.

The building exterior will be prepared per paint manufacture’s specifications to receive one (1) coat of primer and one (1) coat of exterior textured Tex-cote Xl-70 paint; include four (4) additional accent paint colors per architectural drawings.

B.

Synthetic, Rust-Inhibiting Primer: Quick-drying, rust-inhibiting primer for priming ferrous metal on the exterior under full gloss acrylic coatings and on the interior under interior latex semi gloss paint.

C.	Acrylic Gloss Coating: Water reducible, high-gloss coating for use over primer ferrous metal surfaces.

D.	Interior Latex Semi gloss Enamel: A vinyl acrylic semi-gloss enamel for use over a primer on ferrous metal and over zinc-coated (galvanized) metal surfaces.

E.	The following exterior items will be painted:

•	Exterior tilt panels (medium texture acrylic paint)

•	Hollow metal doors and frames

•	Pipe bollards

•	Downspout guards

•	Ramp handrails, if required

F.	The following interior items will be painted:

•	Hollow metal doors and frames

•	Pipe bollards

•	Fire risers

•	Roof ladder

A-10

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Division 10- Specialties

10.1	Signs

A.	Handicapped parking stall signs will be provided as required by code.

B.	All exterior traffic signage is included.

C.	Building signage to include dock door numbers, electrical room, fire pump room, roof access, electrical disconnect and building address numbers are included.

10.2	Fire Extinguishers

A.

10# ABC fire extinguishers are included for an open shell warehouse in sufficient quantities to meet code based upon bulk storage and are part of the shell cost. Fire extinguishers will be hung from building walls and columns in locations required by the local authority in the warehouse. The cost for the fire extinguishers and cabinets in the office will be part of the Tenant Improvement.

Division 11 — Equipment

A.	Loading dock equipment is not included. Dock packages including levelers, bumpers, seals, z-guards lights/fans shall be selected by Tenant and incorporated via the Tenant Improvement.

Division 15 — Mechanical

15.1	Fire Protection

A.	An ESFR fire protection system using K-17 heads is included throughout open warehouse / storage & distribution areas. The system will include seismic bracing as required by code.

B.	An electric fire pump is included.

C.	Fire risers shall be protected steel bollards.

D.	Knox boxes at fire pump electrical room and at doors adjacent to each fire riser.

E.	Knox stickers on all exterior man doors.

15.2	Plumbing

A.	950 LF of internal domestic water and sanitary sewer extension/ rough-ins are included as part of the shell building scope.

A-11

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

B.

The water service, including backflow preventer, will be extended into the building. The water piping above ground shall be type “M” copper tubing with bronzed joints. Water pipes below ground shall be type “K” copper with soldered joints.

C.	Three (3) exterior hose bibbs are included.

D.	One (1) floor drain will be provided at the fire pump room.

15.3	Heating and Air Conditioning

A.

Twelve (12) gas-fired, ceiling mounted unit heaters with gas piping are included, to maintain 45 degrees in the warehouse while 17 degrees outside. The gas piping will be routed inside the building. Contractor is not providing heaters sized to accommodate the three (3) air changes per hour ventilation during winter months. (If gas is not available onsite, electric heaters will be required).

B.

Roof mounted fans and wall louvers, rated for local wind speed sufficient to accommodate three (3) air changes per hour are included based on an empty warehouse. Air intake shall be via electrically-operated wall louvers to provide 100% make-up air and provide a pressure neutral system.

C.	Fans and louvers shall be rated for local wind speed.

D.	One (1) electric heater, fan and louver will be provided in the fire pump room as required by code.

E.	System start-ups, owner instruction, and one-year material and labor warranty are included.

Division 16—Electrical

16.1	Service

A.	One (1) 1,600 Amp 277/480 Volt, 3-Phase underground electrical service is included from a pad mounted transformer. The transformer will be furnished and installed by the local utility company.

B.	Main service wiring shall be aluminum. All distribution wiring 150 Amp and larger shall be aluminum. Wiring below 150A shall be copper.

C.	Any local electric company costs necessary to provide primary electric service to the building transformer, transformer and the meter are not included.

D.	Two (2) 4” PVC conduits will be provided from the property line to the building for phone service.

A-12

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

16.2	Building Power

A.	Power will be provided to the HVAC equipment.

B.	Extend power from the building to the fire pump.

C.	Extend power from the building to the irrigation pump.

16.3	Site Lighting

A.	Eighteen (18) building mounted 150-watt LED wall packs on the exterior building walls are included at man doors.

B.	Fifteen (15) building mounted 400-watt LED wall packs on the exterior building walls are included.

C.	Wall packs will be controlled via photo cell / time clock.

D.	Remote site lighting poles are not included by Contractor as they are assumed to be provided furnished and installed, by local utility company and leased by Owner/Tenant.

E.	Exterior accent or architectural lighting is not included.

16.5	Building Lighting

A.	Warehouse lighting in storage area shall achieve 20 FC at 36’ AFF based upon bulk storage layout, and shall be T-5 lights controlled by motion sensors.

B.	Exit and emergency lights will be provided as required by code.

16.7	Fire Alarm

A.	Contractor shall provide an addressable fire alarm monitoring system for the fire protection flow and tamper functions per NFPA 72.

B.	Phone line for monitoring the fire alarm system shall be provided by Owner.

C.	System to include individual zone supervision of all sprinkler system risers.

D.	Supervision of fire pump and post indicator valves.

E.	Pull stations as required for shell building construction only.

Division 17—Exclusions and Clarifications

17.1	Items not included in Contractor shell building Scope of Work

A.	Architectural, Structural, Civil, Landscape Design or MEP performance specification

A-13

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

B.	Construction materials testing

C.	Testing for, and remediation of, hazardous materials or handling hazardous materials

D.	Geo-tech investigation

E.	Generator

F.	Permit fees, County review and or development fees, roadway impact fees, tap on fees and or excess utility facility charges

G.	Special fire suppression systems including Halon systems

H.	Special Factory Mutual or IRI insurance requirements

I.	Secondary water source (i.e. water storage tank)

J.	Skylights, smoke vents or draft curtains

K.	Unsuitable, soft, and/or wet surface or subsurface conditions

L.	Wet cure of floor slab

M.	Epoxy floor coating, battery charger power, floor drains and exhaust system for battery charging area.

N.	Wetlands mitigation

O.	Work for offsite drainage and conservation areas

P.	Telephone and communications system

Q.	Battery chargers, stands, and gantry systems

R.	Office furniture, cubicles and equipment

S.	Lightening protection

T.	Low voltage computer wiring and cabling systems

U.	Security systems, closed circuit wiring, cabling, raceways, electrified door hardware, cameras, and or infrastructure to accommodate the same

V.	Roof screens

W.	LEE) certification and or any costs associated with the registration of the building with the USGBC

A-14

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

X.	Flag poles

Y.	Building mounted or ground mounted Tenant logo signage and or branding

Z.

Cost associated with the following are not included in the shell building scope and are anticipated to be incorporated as part of the Tenant Improvement, reconciled against the Tenant Improvement Allowance:

1.	Mezzanine structure, foundations, elevated deck, stairs, elevator(s) and demising wall

2.	Office, cafeteria and restroom build out(s) within the shell building

3.	Warehouse shipping and receiving Quarantine

4.	Encap-powder fill package & milling

5.	WIP & Encap package

6.	Loading dock equipment

7.	Upgrade(s) or increases to base building roof insulation R-value

8.	Additional quantifies of glass and glazing, above allowed quantity included above

9.	Upsizing of base building electrical service

10.	Painting, interior line of sealant and or insulation of interior face of exterior tilt wall panels

11.	Exterior trash enclosure(s)

12.	Exterior concrete pavement, except where shown at 60’ loading dock apron

13.	Painting or protection of exposed interior structural steel columns or painting of roof steel structure

14.	Air conditioning of warehouse space

A-15

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EXHIBIT A-2 TO LEASE EXHIBIT A

PRELIMINARY BUDGET

[***]

A-1

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EXHIBIT A-3 TO LEASE EXHIBIT A

[***]

A-2

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EXHIBIT A-4 TO LEASE EXHIBIT A

TENANT IMPROVEMENTS

[***]

A-3

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EXHIBIT A-5 TO LEASE EXHIBIT A

ACCEPTANCE AGREEMENT

THIS ACCEPTANCE AGREEMENT (this “Agreement”) is made and entered into this ____ day of __________, 20_, by and between THORNE RESEARCH, INC., an Idaho corporation (“Tenant”), and GPT SUMMERVILLE OWNER LLC, a Delaware limited liability company (“Landlord”).

RECITALS

A.

Landlord and Tenant have entered into that certain Lease Agreement dated September ___, 2016 (as amended from time to time, the “Lease”). Capitalized terms used herein and not otherwise defined shall have the meanings respectively ascribed to them in the Lease.

B.	Landlord and Tenant desire to enter into this Agreement to set forth their understanding with respect to the Premises and the Lease.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Tenant acknowledges and agrees that Tenant has completed its walk-through of the Premises. Attached hereto as Exhibit A is a “punch list” of items which Landlord shall cause to be corrected by General Contractor, which punch list items was prepared by Landlord, Tenant and the Architect. Tenant hereby accepts possession of the Premises for purposes of the Lease (subject, however, to the attached punch list items) and without representation or warranty of any kind, express or implied, except as expressly set forth in the Lease.

2. Landlord and Tenant hereby acknowledge the following facts:

a.	The Commencement Date of the Lease is _________________________.

b.	The Additional Rent Commencement Date is ______________________.

c.	The Base Rent Commencement Date is ___________________________.

d.	The Expiration Date of the Lease is ______________________________.

3. As modified hereby, the terms of the Lease are hereby ratified and shall remain in full force and effect.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

A-4

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

LANDLORD:
GPT SUMMERVILLE OWNER LLC, a Delaware limited liability company

By:

Name:

Title:

TENANT:
THORNE RESEARCH, INC., an Idaho corporation

By:

Name: Paul F. Jacobson

Title: Chief Executive Officer

A-5

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EXHIBIT A TO ACCEPTANCE AGREEMENT

PUNCH LIST ITEMS

A-6

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EXHIBIT A-6 TO LEASE EXHIBIT A

GENERAL CONTRACT

Landlord shall cause to be prepared and delivered to Tenant a proposed General Contract for Tenant’s review and comment on or prior to the applicable milestone date in the original Schedule for the delivery of the proposed General Contract, which proposed General Contract shall be prepared in consultation with Tenant and General Contractor. Tenant shall have a period of ten (10) business days of receipt of the General Contract proposed by Landlord to review and provide reasonable comment with respect to such contract; provided, however, that Landlord has not, and will not by virtue of preparing and agreeing upon a General Contract, guarantee that the maximum amount of Total Project Costs set forth in the General Contract will not be equaled or exceeded in connection with the Substantial Completion and Final Completion of the Building Improvements. Tenant’s failure to timely comment on the draft General Contract shall be deemed Tenant’s approval of the proposed General Contract. Landlord shall use reasonable efforts to incorporate Tenant’s comments to the draft General Contract. If Landlord reasonably and in good faith determines that any requested comments or changes are reasonable and appropriate, Landlord shall within five (5) business days of receipt of Tenant’s comments incorporate such changes or comments and submit the revised General Contract to Tenant for its review and comment. Without limitation, Tenant’s review and approval of the General Contract shall not limit or excuse the obligation of Landlord to perform its obligations with respect to the Building Improvements.

A-7

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

LEASE EXHIBIT B

CALCULATION OF BASE RENT

B.1. Determination of Base Rent. Annual Base Rent payable by Tenant to Landlord for the first Lease Year shall be equal to the product of: (A) the aggregate amount of Landlord `s Share of Total Project Costs, and (B) the Required Yield; provided, however, that (x) Tenant’s obligation to pay Base Rent (but not Additional Rent) shall be abated from the Commencement Date through and including the day immediately preceding the Base Rent Commencement Date, and (y) the initial amount of annual Base Rent shall be subject to adjustment on account of Government Incentives in accordance with Section 3.8 of Exhibit A. As soon as reasonably practicable after the Commencement Date, Landlord shall document and disclose to Tenant the actual amount of Total Project Costs paid or incurred by Landlord to design, permit, entitle, develop, construct and Substantially Complete and Finally Complete the Building Improvements and all punch list items and otherwise perform its obligations under Exhibit A (inclusive of the Land Basis and any other element of Total Project Costs) and the Base Rent for the first Lease Year determined pursuant to the preceding sentence, which shall be payable in equal monthly installments from and after the Base Rent Commencement Date. In all events, no later than twenty (20) days after the Base Rent Commencement Date, Landlord shall disclose and document to Tenant so much of the aggregate amount of Total Project Costs as can reasonably be determined at that time together with a calculation of Base Rent pursuant to the penultimate sentence on the basis of such interim amount of Total Project Costs (such determination, the “Interim Base Rent Determination”). Commencing on the first day of the second month after the Base Rent Commencement Date, Tenant shall pay to Landlord (i) Base Monthly Rent for the first month of the initial Lease Year after the Base Rent Commencement Date on the basis of the Interim Base Rent Determination (or the final determination of Base Rent if then available); and (ii) Base Monthly Rent for the second month of the initial Lease Year after the Base Rent Commencement Date on the basis of the Interim Base Rent Determination (or the final determination of Base Rent if then available). Until such time as a final determination of Base Rent is made (the “Final Determination of Base Rent”), Tenant shall continue to pay Landlord Base Monthly Rent calculated on the basis of the Interim Base Rent Determination. If the Final Determination of Base Rent indicates that actual Base Rent exceeds the amount of Base Rent determined on the basis of the Interim Base Rent Determination, Tenant shall pay to Landlord (together with the next installment of Base Rent owing from Tenant to Landlord) the positive difference between the actual Base Monthly Rent that was owing for the period prior to the Final Determination of Base Rent (the “Interim Period”) and the actual amount of Base Monthly Rent paid by Tenant during such Interim Period on the basis of the Interim Base Rent Determination. If the Final Determination of Base Rent reveals that the actual Base Rent for the Interim Period was less than the Base Rent determined on the basis of the Interim Base Rent Determination, Landlord shall credit against the next installment of Base Monthly Rent owing from Tenant the positive difference between the Base Monthly Rent paid during the Interim Period and the actual amount of the Base Monthly Rent owing for such Interim Period. From and after the Final Determination of Base Rent, Tenant shall pay Base Monthly Rent to Landlord on the basis of the actual Base Rent as so determined. Promptly after the Final Determination of Base Rent, Landlord and Tenant shall execute and enter into an amendment to this Lease describing the Base Rent owing from Tenant to Landlord during the Lease Term (inclusive of the escalations described in item B-2 below). For a period of twelve

B-1

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(12) months after the Final Determination of Base Rent, Landlord and Tenant shall have the right to reasonably review and audit Total Project Costs, all such books and records in conjunction therewith and the resulting calculation of Base Rent, and, to the extent it is determined that an error in the amount of the Total Project Costs or such calculation occurred, Base Rent shall be adjusted by amendment to this Lease and previous overpayments or underpayments of Base Rent shall be adjusted.

B-2 Escalations. For each Lease Year after the initial Lease Year of the Term, the annual Base Rent payable by Tenant shall be equal to the annual Base Rent for the immediately preceding Lease Year (determined without regard to any rental abatement), multiplied by one hundred two and 50/100 percent (102.50%).

B-2

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

LEASE EXHIBIT C

MEMORANDUM OF LEASE

After recording return to:

c/o Gramercy Property Trust Inc.

550 Blair Mill Road, Suite 120

Horsham, PA 19044

Attn: Lease Administration

MEMORANDUM OF LEASE

This Memorandum of Lease (this “Memorandum”) is made this ____ day of September, 2016, between GPT SUMMERVILLE OWNER LLC, a Delaware limited liability company (“Landlord”), and THORNE RESEARCH, INC., an Idaho corporation (“Tenant”).

WITNESETH:

Landlord and Tenant have entered into a Lease Agreement (the “Lease”) dated September ___, 2016, whereby Landlord has leased to Tenant that certain premises commonly known as Building Lot 3 in the Omni Industrial Campus, Summerville, South Carolina and located on that certain real property, located in Berkeley County, State of South Carolina (the “Property”), the legal description of which Property is set forth on Exhibit “A” attached hereto. The Lease contains provisions and rights appurtenant to the Property, some of which are as follows:

I.

Term. The initial term of the Lease is for a period of approximately twenty (20) years commencing on the Substantial Completion Date (as defined in the Lease) and expiring on the last day of the calendar month in which occurs the twentieth (20th) anniversary of the Commencement Date (as defined in the Lease). Tenant has the right to renew the initial Term of the Lease for two (2) additional terms of five (5) years each.

II.	Incorporation of Lease. All terms and conditions of the Lease are hereby incorporated herein by reference as if fully set forth herein.

III.

Conflicts with Lease. This Memorandum is solely for notice and recording purposes and shall not be construed to alter, modify, expand, diminish or supplement the provisions of the Lease. In the event of any inconsistency between the provisions of this Memorandum and the provisions of the Lease, the provisions of the Lease shall govern.

C-1

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

IN WITNESS WHEREOF, this Memorandum has been duly executed by the parties hereto as of the day and year first above written.

LANDLORD:

GPT SUMMERVILLE OWNER LLC, a Delaware limited liability company

By:
Witness #1	Name:
Title:

Witness #2

TENANT:

THORNE RESEARCH, INC., an Idaho corporation

By:
Witness #1	Name:	Paul F. Jacobson
	Title:	Chief Executive Officer

Witness #2

C-1

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

STATE OF                          )

             ) SS;

COUNTY OF                      )

The undersigned, a Notary Public, in and for the County and State aforesaid, does hereby certify, that _______________ personally known to me to be the ______________________ of GPT SUMMERVILLE OWNER LLC, a Delaware limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged under oath that, as such _______________________, he signed and delivered the said instrument pursuant to authority duly given to the sole member of said limited liability company.

Given under my hand and seal this ____ day of ______________, 20_.

Notary Public

My Commission Expires: _______________________________

STATE OF                          )

             ) SS;

COUNTY OF                      )

The foregoing was acknowledged before me this _______ day of _____, 2016, by Paul F. Jacobson, the Chief Executive Officer of THORNE RESEARCH, INC., personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that that person executed the same in that person’s authorized capacity, and that, by that person’s signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

Given under my hand and seal this ____ day of ______________, 20_.

Notary Public

My Commission Expires: _______________________________

C-1

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EXHIBIT A TO MEMORANDUM OF LEASE

LEGAL DESCRIPTION OF PROPERTY

All that lot, piece or parcel of land, situate, lying and being on the eastern side of Omni Industrial Blvd. in the County of Berkeley, State of South Carolina, measuring and containing 25.81 acres shown an designated as Tract A-3 on a plat entitled “Final Subdivision Plat of Tract A (218.43+/- Ac.) Omni Industrial Commerce Park to create Tract A-3 (25.81 Ac.) & Tract A (192.62+/- Ac.)” drawn by Thomas & Hutton Engineering Co. dated May 19, 2016 and recorded _________, 2016 in Plat Cabinet ___, Pages ____and ____, in the Register of Deeds Office for Berkeley County, South Carolina.

Formerly known as:

A 25.8 Acre portion of that certain piece, parcel and tract of land, with any improvements located thereon, situate, lying and being in New Hope Community, Berkeley County, South Carolina, being shown and designated as Tract A, 215.462 acres, and Parcel A-1, 5.095 acres, on a survey entitled “A BOUNDARY SURVEY OF TRACT A AND PARCEL A-1 OMNI COMMERCE PARK, OWNED BY EASTWAY PROPERTIES LLC LOCATED IN NEW HOPE COMMUNITY, BERKELEY COUNTY, SOUTH CAROLINA”, prepared by Southeastern Surveying of Charleston, Inc. dated August 15, 2011 and recorded on December 16, 2011, in the Office of the Register of Deeds for Berkeley County, South Carolina in Record Plat Cabinet P at Page 25-P; and such size, shape, dimensions, buttings and boundings as shown on said survey.

Together with appurtenant easement rights for the encroachment of overhangs and for ingress, egress, use and enjoyment of common areas granted in that certain Declaration of Protective Covenants, Conditions and Restrictions for Omni Industrial Campus by MWV-OMNI, LLC dated September 29, 2014 and recorded October 9, 2014 in Book 11010, Page 267 in said ROD Office; as amended by that certain First Amendment to Declaration of Protective Covenants, Conditions and Restrictions for Omni Industrial Campus dated August 30, 2016, and recorded August 31, 2016, in Book 2262, Page 507 in said Register of Deeds Office for Berkeley County, South Carolina.

C-2

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

LEASE EXHIBIT D

SITE PLAN DEPICTING LOCATION AND CONFIGURATION OF BUILDING EXPANSION

Exhibit D
DETENTION POND
GRAVEL FIRE LANE
BUILDING 1
240,800 SF
POTENTIAL 50,000 SF BUILDING EXPANSION
FUTURE EXPANSION LAND - NO GRADING AT THIS TIME
FUTURE CAR / TRAILER PARKING
DETENTION POND
PROJECT DATA:
TOTAL AREA: ±25.8 AC
NET AREA: ± 21.8 AC
BUILDING AREA: 240,800 SF
COVERAGE (F.A.R.)

CLARIUS
PARTNERS

BUILDING 3 SITE
OMNI INDUSTRIAL CAMPUS
SUMMERVILLE, SOUTH CAROLINA

0 60' 240'
30' 120'
north

CONCEPTUAL SITE PLAN
SCHEME 9B - SOUTH SHORE
JUNE 6, 2016

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “Amendment”) is made as of the 31st day of January, 2019, by and between GPT SUMMERVILLE OWNER LLC, a Delaware limited liability company, having an office at c/o Gramercy Property Trust, 220 Commerce Drive, Suite 400, Fort Washington, Pa. 19034, attention: Lease Administration (hereinafter called the “Landlord”), and THORNE RESEARCH, INC., an Idaho corporation, having an address at 25820 Highway 2 West; Sandpoint, Idaho 83864 (hereinafter called the “Tenant”).

WITNESSETH:

WHEREAS, by Lease Agreement (the “Lease”) dated September 29, 2016, Landlord leased to Tenant those certain parcels of land being commonly known as Omni Industrial Campus Lot 3, located in Summerville, South Carolina and more particularly described on Schedule A to the Lease, together with the Building Improvements (as defined in the Lease); and

WHEREAS, pursuant to Item B.1 of Lease Exhibit B, promptly after the Final Determination of Base Rent, Landlord and Tenant are obligated to execute and enter into an amendment to the Lease describing the Base Rent owing from Tenant to Landlord during the Lease Term (inclusive of the escalations described in Item B-2 of Lease Exhibit B); and

WHEREAS, with the Final Determination of Base Rent having occurred, Landlord and Tenant desire to amend the Lease to provide for the Base Rent owing from Tenant to Landlord during the Lease Term (inclusive of the escalations described in Item B-2 of Lease Exhibit B), all as more particularly hereinafter set forth.

NOW, THEREFORE, for and in consideration of good and valuable consideration paid by Tenant to Landlord, the receipt and sufficiency of which are, hereby acknowledged by Landlord, the parties do covenant and agree as follows:

1. Defined Terms. Capitalized terms used herein, but otherwise not defined herein, shall have the meaning ascribed to such terms in the Lease and are hereby incorporated by reference.

2. Rent. During the Lease Term, Tenant shall pay Base. Rent with respect to the Premises to Landlord in the amount set forth on Schedule A attached hereto and made a part hereof, in accordance with the applicable provisions of the Lease. Landlord and Tenant hereby acknowledge and agree that this Amendment constitutes the amendment to the Lease describing the Base Rent owing from Tenant to Landlord during the Lease Term (inclusive of the escalations described in Item B-2 of Lease Exhibit B) referenced in the penultimate sentence in Item B.1 of Lease Exhibit B of the Lease.

3. Brokers. Landlord and Tenant each warrant and represent to the other that they did not deal with any real estate broker in connection with the negotiation, execution and delivery of this Amendment. Each party agrees to indemnify, defend, and save the other harmless from and against any and all liabilities, costs, causes of action, damages and expenses, including, without limitation, attorneys’ fees, with respect to or arising out of any claims made by any real estate broker, agent or finder with respect to this Amendment in breach of the foregoing representation.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

4. Miscellaneous.

(a) The captions preceding the paragraphs of this Amendment are inserted only as a matter of convenience and for reference, and shall in no way be construed to define, limit or describe the scope of this Amendment or the intent of any provision hereof.

(b) Except as herein amended, the Lease is hereby ratified and confirmed and shall continue in full force and effect, and all of the terms, covenants and conditions contained in the Lease shall remain in full force and effect.

(c) All capitalized terms used in this Amendment and not otherwise defined shall have the meaning ascribed to them in the Lease.

(d) Tenant hereby warrants and represents that it has the full and sole right and authority to enter into this Amendment without the prior approval or consent of any party being necessary.

(e) This Amendment shall bind and inure to the benefit of, and maybe enforced by, the parties hereto and their respective heirs, legal representatives, successors and assigns.

(f) The Lease, as hereby modified, contains the entire agreement between the parties and cannot be changed, modified or amended unless such change, modification or amendment is in writing and executed by the party against which the enforcement of the change, modification or amendment is sought.

(g) In the event of any conflict between the terms of the Lease and this Amendment, the terms of this Amendment shall prevail.

[SIGNATURE PAGE FOLLOWS]

2

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

LANDLORD:

GPT SUMMERVILLE OWNER LLC, a Delaware limited liability company

By:	/s/ Brittany Winters

Name:	Brittany Winters
Title:	Managing Director

TENANT:

THORNE RESEARCH, INC. an Idaho corporation

By:	/s/ Thomas McKenna

Name:	Thomas McKenna
Title:	Chief Operating Officer

3

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

SCHEDULE A

BASE RENT

Total Project Cost    $ 29,015,887.70

	Annual Rent	Monthly Rent
10/2/2017-10/31/2018**	$2,321,271.02	$193,439.25
11/1/2018-10/31/2019	$2,379,302.79	$198,275.23
11/1/2019-10/31/2020	$2,438,785.36	$203,232.11
11/1/2020-10/31/2021	$2,499,755.00	$208,312.92
11/1/2021-10/31/2022	$2,562,248.87	$213,520.74
11/1/2022-10/31/2023	$2,626,305.09	$218,858,76
11/1/2023-10/31/2024	$2,691,962.72	$224,330.23
11/1/2024-10/31/2026	$2,759,261.79	$229,938.48
11/1/2025-10/31/2026	$2,828,243.33	$235,686.94
11/1/2026-10/31/2027	$2,898,949.42	$241,579.12
11/112027-10/3112028	$2,971,423.15	$247,618.60
11/1/2028-10/31/2029	$3,045,708.73	$253,809.06
11/1/2029-10/31/2030	$3,121,851.45	$260,154.29
11/1/2030-10/31/2031	$3,199,897.73	$266,658.14
11/1/2031-10/31/2032	$3,279,895.18	$273,324.60
11/1/2032-10/31/2033	$3,361,892.56	$280,157.71
11/1/2033-10/31/2034	$3,445,939.87	$287,161.66
11/1/2034-10/31/2036	$3,532,088.37	$294,340.70
11/1/2035-10/31/2036	$3,620,390.58	$301,699.21
11/1/2036-10/31/2037	$3,710,900.34	$309,241.70

**Per	Section 1.6 of Lease Exhibit A of the Original Lease, the first full 5 calendar months after the Substantial Completion Date base rent are abated (10/2/2018-3/31/2018).

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